    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 3, 2002



                                                      REGISTRATION NO. 333-74838

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4


                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                MEDIMMUNE, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                 2836                    52-1555759
 (State or other jurisdiction                 (Primary Standard          (I.R.S. Employer
              of                                 Industrial            Identification No.)
incorporation or organization)           Classification Code Number)

                           35 WEST WATKINS MILL ROAD
                          GAITHERSBURG, MARYLAND 20878
                           TELEPHONE: (301) 417-0770
   (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                         ------------------------------

                                 DAVID M. MOTT
                   CHIEF EXECUTIVE OFFICER AND VICE CHAIRMAN
                           35 WEST WATKINS MILL ROAD
                          GAITHERSBURG, MARYLAND 20878
                           TELEPHONE: (301) 417-0770
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

      Frederick W. Kanner                       C. Boyd Clarke                        Peter F. Kerman
        Richard D. Pritz            President, Chief Executive Officer and            Latham & Watkins
      Dewey Ballantine LLP                         Chairman                        135 Commonwealth Drive
  1301 Avenue of the Americas                       Aviron                          Menlo Park, CA 94025
       New York, NY 10019                 297 North Bernardo Avenue                    (650) 328-4600
         (212) 259-8000                    Mountain View, CA 94043
                                                (650) 919-6500

    Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement is declared effective and upon completion of the transactions described in the enclosed prospectus.

                         ------------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                [MEDIMMUNE LOGO]

                               OFFER TO EXCHANGE

                          1.075 SHARES OF COMMON STOCK

                                       OF

                                MEDIMMUNE, INC.

                   FOR EACH OUTSTANDING SHARE OF COMMON STOCK

                                       OF

                                     AVIRON

--------------------------------------------------------------------------------
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JANUARY 9, 2002, UNLESS EXTENDED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER, BUT NOT DURING ANY SUBSEQUENT OFFERING PERIOD.
--------------------------------------------------------------------------------

    On December 2, 2001, we entered into an Agreement and Plan of Merger with Aviron. Aviron's board of directors has approved and adopted the merger agreement, determined that the offer is advisable and is fair to and in the best interests of the stockholders of Aviron and recommends that Aviron stockholders accept the offer and tender their shares pursuant to the offer.

    Through a wholly-owned subsidiary, we are offering to exchange 1.075 shares of MedImmune, Inc. common stock for each outstanding share of Aviron common stock.

    Our obligation to exchange MedImmune common stock for Aviron common stock is subject to the conditions listed under "The Offer--Conditions of Our Offer." MedImmune common stock is listed on the Nasdaq National Market under the symbol "MEDI" and Aviron common stock is listed on the Nasdaq National Market under the symbol "AVIR." You are urged to obtain current market quotations for the shares of MedImmune common stock and Aviron common stock.

    SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DISCUSSION OF FACTORS THAT YOU SHOULD CONSIDER IN DETERMINING WHETHER TO TENDER YOUR SHARES OF AVIRON.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS PRELIMINARY PROSPECTUS OR DETERMINED IF THIS PRELIMINARY PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    We are not asking you for a proxy and you are requested not to send us a proxy. Any solicitation of proxies will be made only pursuant to separate proxy solicitation materials complying with the requirements of Section 14(a) of the Securities Exchange Act of 1934.

                            ------------------------

                      The Dealer Manager for Our Offer is:

                              MERRILL LYNCH & CO.
                                ---------------


           The date of this preliminary prospectus is January 3, 2002

                               TABLE OF CONTENTS


                                            PAGE
                                          --------
QUESTIONS AND ANSWERS ABOUT THE PROPOSED
  ACQUISITION...........................      1
SUMMARY.................................      4
  Information About MedImmune and
    Aviron..............................      4
  The Transaction.......................      4
  Reasons for the Offer.................      5
  The Offer.............................      5
  Vote Required for the Merger..........      6
  No Appraisal or Dissenters' Rights....      7
  MedImmune Will Account for the Offer
    and the Merger Using the Purchase
    Method..............................      7
  MedImmune Will Be Entitled to Majority
    Representation on the Aviron Board
    of Directors under the Terms of the
    Merger Agreement....................      7
  Market Prices and Dividend
    Information.........................      8
  Comparative Per Share Information.....      9

MEDIMMUNE SELECTED CONSOLIDATED
  HISTORICAL FINANCIAL DATA.............     10

AVIRON SELECTED CONSOLIDATED HISTORICAL
  FINANCIAL DATA........................     11

SELECTED UNAUDITED PRO FORMA CONDENSED
  COMBINED FINANCIAL DATA...............     12

RISK FACTORS............................     13
  Risk Factors Relating to the Offer and
    the Merger..........................     13
  Risk Factors Relating to MedImmune....     13

CAUTIONARY STATEMENT CONCERNING
  FORWARD-LOOKING STATEMENTS............     19

BACKGROUND OF THE OFFER.................     20

REASONS FOR THE OFFER...................     21
  MedImmune's Reasons for the Offer.....     21
  Reasons for the Recommendation of
    Aviron's Board of Directors.........     21

THE OFFER...............................     22
  Timing of Our Offer...................     22
  Extension, Termination and Amendment..     22
  Procedure for Tendering...............     23
  Withdrawal Rights.....................     25
  Exchange of Aviron shares; Delivery of
    MedImmune Common Stock..............     26
  Cash Instead of Fractional Shares of
    MedImmune Common Stock..............     27
  Material United States Federal Income
    Tax Consequences....................     27



                                            PAGE
                                          --------
  Purpose of Our Offer; The Merger;
    Appraisal Rights....................     29
  Conditions of Our Offer...............     30
  State Takeover Laws and Regulatory
    Approvals...........................     32
  Certain Effects of the Offer..........     34
  Relationships Between Aviron and
    MedImmune...........................     35
  Accounting Treatment..................     35
  Fees and Expenses.....................     36
  Stock Exchange Listing................     36

THE MERGER AGREEMENT....................     36
  The Offer.............................     36
  The Merger............................     37
  Treatment of Aviron Stock Options,
    Warrants and Convertible
    Securities..........................     38
  Representations and Warranties........     38
  Covenants.............................     38
  Additional Agreements.................     41
  Conditions of the Offer...............     41
  Conditions to the Merger..............     41
  Termination of the Merger Agreement...     42
  Termination Fees......................     43
  Amendments, Extension and Waiver......     43
  The Confidentiality Agreement.........     43

INTERESTS OF CERTAIN PERSONS............     43

UNAUDITED PRO FORMA CONDENSED COMBINED
  FINANCIAL DATA........................     44
  Unaudited Pro Forma Combined Statement
    of Operations.......................     45
  Unaudited Pro Forma Combined Balance
    Sheet...............................     47
INFORMATION ABOUT MEDIMMUNE.............     51
INFORMATION ABOUT AVIRON................     52
COMPARISON OF RIGHTS OF COMMON
  STOCKHOLDERS OF MEDIMMUNE AND
  AVIRON................................     52
LEGAL MATTERS...........................     56
EXPERTS.................................     56
WHERE YOU CAN FIND MORE INFORMATION.....     56
ANNEX A--DIRECTORS AND EXECUTIVE
  OFFICERS OF MEDIMMUNE, INC............    A-1
ANNEX B--AGREEMENT AND PLAN OF MERGER
  DATED AS OF DECEMBER 2, 2001 AMONG
  MEDIMMUNE, INC., APPLE MERGER CORP.
  AND AVIRON............................    B-1

                             ADDITIONAL INFORMATION

    THIS DOCUMENT INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT MEDIMMUNE, INC. AND AVIRON FROM DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION THAT HAVE NOT BEEN INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. THIS INFORMATION IS AVAILABLE AT THE INTERNET WEB SITE WHICH THE SECURITIES AND EXCHANGE COMMISSION MAINTAINS AT HTTP://WWW.SEC.GOV, AS WELL AS FROM OTHER SOURCES. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 56.

    YOU ALSO MAY REQUEST COPIES OF THESE DOCUMENTS FROM US, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST TO OUR INFORMATION AGENT, MACKENZIE PARTNERS, INC., 156 FIFTH AVENUE, NEW YORK, NEW YORK 10010, COLLECT AT (212) 929-5500 OR TOLL-FREE AT (800) 322-2885. IN ORDER TO RECEIVE TIMELY DELIVERY OF THE DOCUMENTS, YOU MUST MAKE YOUR REQUESTS NO LATER THAN DECEMBER 28, 2001 (FIVE BUSINESS DAYS BEFORE THE SCHEDULED EXPIRATION OF THE OFFER).

              QUESTIONS AND ANSWERS ABOUT THE PROPOSED ACQUISITION

Q: WHAT ARE MEDIMMUNE AND AVIRON PROPOSING?

A: We have entered into a merger agreement with Aviron pursuant to which we are offering, through a wholly-owned subsidiary, to exchange 1.075 shares of MedImmune common stock for each outstanding share of Aviron common stock. We intend, promptly after the offer is completed, to have our subsidiary merge with Aviron. As a result of the offer and the merger, Aviron will be owned by MedImmune. In the merger, each Aviron share not tendered in the offer will be converted into 1.075 MedImmune shares, the same exchange ratio as in the offer.

Q: WHAT WILL I RECEIVE IN EXCHANGE FOR MY AVIRON SHARES?

A: We are offering to exchange 1.075 MedImmune shares for each of your Aviron shares that you validly tender in the offer. You will not receive any fractional shares of MedImmune common stock in the offer. Instead, you will receive cash in an amount equal to the market value of any fractional shares you would otherwise have been entitled to receive.

Q: WILL I RECEIVE DIVIDENDS ON MY SHARES OF MEDIMMUNE COMMON STOCK AFTER THE OFFER?

A: MedImmune has never declared or paid any cash dividends on its common stock and does not anticipate paying any cash dividends in the foreseeable future. MedImmune currently intends to retain any earnings to fund future growth, product development and operations. For a further discussion of dividends, see "Summary--Market Prices and Dividend Information" on page 8.

Q: HOW LONG WILL IT TAKE TO COMPLETE THE OFFER AND THE MERGER?

A: We hope to complete the offer by January 9, 2002, the initial scheduled expiration date. We hope to complete the merger promptly after we complete the offer.

Q: WILL I HAVE TO PAY ANY FEES OR COMMISSIONS?

A: If you are the record owner of your shares, in which case you hold one or more physical certificates, and you tender your shares directly to the exchange agent, you will not have to pay brokerage fees or incur similar expenses. If you own your shares through a broker or other nominee, and your broker tenders the shares on your behalf, your broker may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply.

Q: DOES AVIRON SUPPORT THE OFFER AND THE MERGER?


A: Yes. Aviron's board of directors has determined that the offer is advisable and is fair to, and in the best interests of, Aviron stockholders and recommends that Aviron stockholders accept the offer and tender their shares pursuant to the offer. Aviron's board of directors has approved and adopted the merger agreement, the offer and the merger. Information about the recommendation of Aviron's board of directors is more fully set forth in Aviron's Solicitation/Recommendation Statement on Schedule 14D-9, which is being mailed to Aviron stockholders with this preliminary prospectus.


Q: WHAT PERCENTAGE OF MEDIMMUNE COMMON STOCK WILL AVIRON STOCKHOLDERS OWN AFTER THE OFFER AND THE MERGER?


A: After the merger, former stockholders of Aviron would own approximately 14% of the outstanding shares of MedImmune common stock, based upon the number of shares of MedImmune common stock and Aviron common stock outstanding on December 31, 2001.

Q: WHAT ARE THE CONDITIONS TO THE OFFER?

A: The offer is subject to several conditions, including:

    - the tender of a majority of the fully diluted shares of Aviron common stock;

    - the expiration of the waiting period under applicable antitrust law, the effectiveness of MedImmune's registration statement on Form S-4 for the offer, the listing of the MedImmune shares to be issued in the transaction on Nasdaq and the absence of an injunction or a governmental challenge to the offer;

    - the absence of an Aviron material adverse effect;

    - the Aviron Board not having withdrawn or adversely modified its recommendation of the offer and the merger or having recommended another offer;

    - the accuracy of Aviron's representations and Aviron's performance of its covenants; and

    - the receipt of opinions of tax counsel to the effect that the offer and the merger, together, will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

These conditions and other conditions to the offer are discussed in this preliminary prospectus under "The Offer--Conditions of Our Offer" beginning on page 30.

Q: HOW DO I PARTICIPATE IN YOUR OFFER?

A: To tender your shares, you should do the following:

    - if you hold shares in your own name, complete and sign the enclosed letter of transmittal and return it with your physical share certificates to American Stock Transfer & Trust Company, the exchange agent for the offer, at the appropriate address specified on the back cover page of this preliminary prospectus before the expiration date of the offer; or

    - if you hold your shares in "street name" through a broker, instruct your broker to tender your shares before the expiration date.

For more information on the timing of the offer, extensions of the offer period and your rights to withdraw your shares from the offer before the expiration date, please refer to "The Offer" beginning on page 22.

Q: WHEN AND HOW CAN I WITHDRAW TENDERED SHARES?

A: Your tender of Aviron shares pursuant to the offer is irrevocable, except that Aviron shares tendered pursuant to the offer may be withdrawn at any time prior to the expiration date.

Q: DO THE STATEMENTS ON THE COVER PAGE REGARDING THIS PRELIMINARY PROSPECTUS BEING SUBJECT TO CHANGE AND THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION NOT YET BEING EFFECTIVE MEAN THAT THE OFFER HAS NOT COMMENCED?


A: No. Completion of this preliminary prospectus and effectiveness of the registration statement are not necessary for the offer to commence. We cannot, however, accept for exchange any shares tendered in the offer until the registration statement is declared effective by the Securities and Exchange Commission and the other conditions to our offer have been satisfied or waived. The offer commenced on December 10, 2001.

Q: IS MEDIMMUNE'S FINANCIAL CONDITION RELEVANT TO MY DECISION TO TENDER MY SHARES IN THE OFFER?

A: Yes. Your Aviron shares accepted in the offer will be exchanged for shares of MedImmune common stock and so you should consider our financial condition before you decide to become one of our stockholders through the offer. In considering MedImmune's financial condition, you should review the documents incorporated by reference in this preliminary prospectus because they contain detailed business, financial and other information about us.

Q: WILL I BE TAXED ON THE MEDIMMUNE COMMON STOCK THAT I RECEIVE?

A: It is expected that an Aviron stockholder's receipt of MedImmune common shares in the offer or the merger generally will be tax-free for United States federal income tax purposes (except for taxes resulting from the receipt of cash instead of any fraction of a MedImmune common share). You are urged to carefully read the discussion under "The Offer--Material United States Federal Income Tax Consequences" beginning on page 27, and to consult your tax advisor on the consequences of participation in the offer or the merger.

Q: WHERE CAN I FIND OUT MORE INFORMATION ABOUT MEDIMMUNE AND AVIRON?

A: You can find out information about MedImmune and Aviron from various sources described under "Additional Information" on the page preceding the table of contents and "Where You Can Find More Information" on page 56.

Q: WHO CAN I CALL WITH QUESTIONS ABOUT THE OFFER?

A: You can contact our information agent, MacKenzie Partners, Inc., collect at
(212) 929-5500 or toll-free at (800) 322-2885. You can also contact our dealer manager, Merrill Lynch & Co., collect at (609) 274-3066.

                                    SUMMARY

    THIS BRIEF SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT AND THE DOCUMENTS WHICH WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH WE OFTEN REFER TO AS THE "SEC" IN THIS PRELIMINARY PROSPECTUS. FOR INFORMATION ON HOW TO OBTAIN THE DOCUMENTS THAT WE HAVE FILED WITH THE SEC, SEE "ADDITIONAL INFORMATION" ON THE PAGE PRECEDING THE TABLE OF CONTENTS AND "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 56.

INFORMATION ABOUT MEDIMMUNE AND AVIRON (See page 51)

MedImmune, Inc.
35 West Watkins Mill Road
Gaithersburg, Maryland 20878
(301) 417-0770

    MedImmune, Inc. is a fully integrated biotechnology company focused on developing and marketing products that address medical needs in areas such as infectious disease, immune regulation and cancer. MedImmune markets five products, including: Synagis-Registered Trademark- (palivizumab), which is marketed for the prevention of serious lower respiratory tract disease caused by respiratory syncytial virus (RSV) in pediatric patients at high risk of RSV disease; Ethyol-Registered Trademark- (amfostine), which is marketed for the reduction of both cumulative renal toxicity associated with repeated administration of cisplatin in patients with advanced ovarian cancer or non-small cell lung cancer, and the incidence of moderate to severe xerostomia in patients undergoing post-operative radiation treatment for head and neck cancer, where the radiation port includes a substantial portion of the parotid glands; and CytoGam-Registered Trademark- (cytomegalovirus immune globulin intravenous (human)) (CMV-IGIV), which is marketed for the prophylaxis against cytomegalovirus disease associated with transplantation of the kidney, lung, liver, pancreas and heart. MedImmune also has six products in various stages of clinical testing for a number of diseases and several more product candidates in preclinical testing. Headquartered in Gaithersburg, Maryland, MedImmune has manufacturing facilities in Frederick, Maryland and Nijmegen, the Netherlands.

Aviron
297 North Bernardo Ave.
Mountain View, CA 94043
(650) 919-6500

    Aviron is a biopharmaceutical company focused on developing and commercializing innovative vaccine technologies to prevent infectious disease and improve quality of life in the general population. Aviron currently is focusing its efforts on its lead product candidate, FluMist-TM-, an investigational live attenuated vaccine delivered as a nasal mist for the prevention of influenza. Aviron's goal is to become a leader in the discovery, development, manufacture and marketing of innovative vaccines that are safe, effective and suitable for widespread use. Aviron's vaccine development programs are based on proprietary, genetic engineering technologies and novel, convenient delivery systems.

THE TRANSACTION (See page 20)

    We are proposing an acquisition of Aviron under which we will acquire all outstanding shares of Aviron common stock. We are offering to exchange 1.075 shares of MedImmune common stock for each share of Aviron common stock validly tendered on or prior to the expiration of the offer. The expiration date is currently January 9, 2002 but we may extend the offer as described in "The Offer--Extension, Termination and Amendment" on page 22.

    We intend, promptly after completion of the offer, to merge Apple Merger Corp., our wholly-owned subsidiary and the purchaser in the offer, with and into Aviron. In the merger, each Aviron share not tendered in the offer will be converted into 1.075 MedImmune shares, the same exchange ratio as in the offer. We are seeking to acquire ownership of 100% of the Aviron shares through the offer and the merger.

REASONS FOR THE OFFER (See page 21)

    We believe that our acquisition of Aviron represents a compelling opportunity to enhance value for both Aviron and MedImmune stockholders. The MedImmune and Aviron boards of directors have separately approved the offer, the merger and the merger agreement after careful consideration. Please see "Reasons for the Offer."

THE OFFER (See page 22)

  CONDITIONS OF OUR OFFER


    Our obligation to exchange our common shares for Aviron common shares pursuant to the offer is subject to several conditions referred to under "The Offer--Conditions of Our Offer," including conditions that would require a minimum number of Aviron shares to be tendered, receipt of all required regulatory approvals and satisfaction of other conditions. As of December 31, 2001, there were 31,422,092 Aviron shares outstanding and 9,920,276 shares issuable upon exercise or conversion of outstanding options, warrants and convertible securities.


  TIMING OF THE OFFER

    Our offer is currently scheduled to expire on January 9, 2002; however, we intend to extend our offer from time to time as necessary until all the conditions to the offer have been satisfied or waived. See "The
Offer--Extension, Termination and Amendment."

  EXTENSION, TERMINATION AND AMENDMENT

    We expressly reserve the right, in our sole discretion (subject to the provisions of the merger agreement), at any time or from time to time, to extend the period of time during which our offer remains open, and we can do so by giving oral or written notice of such extension to the exchange agent. If we decide to extend our offer, we will make a public announcement to that effect no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During any such extension, all Aviron shares previously tendered and not properly withdrawn will remain subject to the offer and subject to your right to withdraw your Aviron shares.

    Subject to the SEC's applicable rules and regulations and the terms of our merger agreement, we also reserve the right, in our sole discretion, at any time or from time to time, (a) to delay our acceptance for exchange or our exchange of any Aviron shares pursuant to our offer, regardless of whether we previously accepted Aviron shares for exchange, or (b) to terminate our offer and not accept for exchange or exchange any Aviron shares not previously accepted for exchange or exchanged, upon the failure of any of the conditions of the offer to be satisfied and (c) to waive any condition or otherwise to amend the offer in any respect, by giving oral or written notice of such delay, termination or amendment to the exchange agent and by making a public announcement. We will follow any extension, termination, amendment or delay, as promptly as practicable, with a public announcement. In the case of an extension, any such announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Subject to applicable law (including Rules 14d-4(d) and 14d-6(c) under the Securities Exchange Act of 1934, which require that any material change in the information published, sent or given to the stockholders in connection with the offer be promptly sent to stockholders in a manner reasonably designed to inform stockholders of such change) and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the Dow Jones News Service.

  EXCHANGE OF SHARES; DELIVERY OF MEDIMMUNE COMMON STOCK

    Upon the terms and subject to the conditions of our offer (including, if the offer is extended or amended, the terms and conditions of any extension or amendment), we will accept for exchange, and will exchange, shares validly tendered and not properly withdrawn promptly after the expiration date and promptly after they are tendered during any subsequent offering period. The exchange agent will deliver, or cause to be delivered, shares of MedImmune common stock in exchange for shares of Aviron common stock pursuant to the offer and cash in lieu of fractional shares of MedImmune common stock as soon as practicable after it receives notice of our acceptance of the validly tendered Aviron shares.

  WITHDRAWAL RIGHTS

    Your tender of Aviron shares pursuant to the offer is irrevocable, except that Aviron shares tendered pursuant to the offer may be withdrawn at any time prior to the expiration date.

  SUBSEQUENT OFFERING PERIOD

    We may elect to provide a subsequent offering period of three to twenty business days after the acceptance of Aviron shares pursuant to the offer if the requirements under Rule 14d-11 of the Exchange Act have been met. In contrast to your rights during the offering period prior to the initial acceptance of Aviron shares, you will not have the right to withdraw Aviron shares that you tender during the subsequent offering period, if any.

  PROCEDURE FOR TENDERING SHARES

    For you to validly tender your Aviron shares pursuant to our offer, (a) a properly completed and duly executed letter of transmittal (or manually executed facsimile of that document), along with any required signature guarantees, or an agent's message, which is explained below, in connection with a book-entry transfer, and any other required documents, must be transmitted to and received by the exchange agent at one of its addresses set forth on the back cover of this preliminary prospectus, and certificates for tendered Aviron shares must be received by the exchange agent at such address, or those Aviron shares must be tendered pursuant to the procedures for book-entry tender set forth in "The Offer" (and a confirmation of receipt of such tender received), in each case before the expiration date, or (b) you must comply with the guaranteed delivery procedures set forth in "The Offer--Procedure for Tendering--Guaranteed Delivery." Any Aviron shares properly withdrawn prior to completion of the offer will not be considered validly tendered.

VOTE REQUIRED FOR THE MERGER (See page 30)

    The merger requires the affirmative vote of at least a majority of the Aviron shares outstanding on the record date for the meeting to approve the merger, unless we have acquired 90% or more of these outstanding shares in which case the merger can be accomplished without a vote under the short-form merger provisions of Delaware law.

    If the minimum tender condition and other conditions are satisfied and we exchange the tendered Aviron shares, we will own a majority of the Aviron common stock and approval of the merger by Aviron stockholders will be assured, subject to the other conditions to the merger, which are described in "The Merger Agreement--Conditions to the Merger."

NO APPRAISAL OR DISSENTERS' RIGHTS (See page 29)

    The offer does not entitle you to dissenters' rights with respect to your Aviron shares.

    If at the end of the offer, we have received between a majority and 90% of the outstanding Aviron shares, we will effect a long form merger as permitted under Delaware law, which would require notice to and approval by Aviron stockholders. Aviron stockholders who did not tender their Aviron shares during the offer would not have appraisal rights in connection with a long form merger.

    If at the end of the offer, however, we have received 90% or more of the outstanding Aviron shares, we will effect a short form merger as permitted under Delaware law. In the event of a short form merger, stockholders who did not tender their Aviron shares would have the right under Delaware law to dissent and demand appraisal rights with respect to their Aviron shares, but only if they comply with certain statutory requirements. Dissenting stockholders who comply with the applicable statutory procedures will be entitled to receive a judicial determination of the fair value of their Aviron shares (exclusive of any element of value arising from the accomplishment or expectation of the merger) and to receive payment of this fair value in cash, together with a fair rate of interest, if any. In the event of a short form merger, information regarding these requirements will be provided to Aviron stockholders who have not tendered their Aviron shares.

MEDIMMUNE WILL ACCOUNT FOR THE OFFER AND THE MERGER USING THE PURCHASE METHOD (See page 44)

    MedImmune will account for the offer and the merger as a purchase for financial reporting purposes.

MEDIMMUNE WILL BE ENTITLED TO MAJORITY REPRESENTATION ON THE AVIRON BOARD OF DIRECTORS UNDER THE TERMS OF THE MERGER AGREEMENT (See page 37)

    Because MedImmune will not purchase any Aviron shares unless a majority of Aviron's outstanding shares are tendered, after acceptance for exchange of shares in the offer, MedImmune will be entitled to majority representation on the Aviron board of directors under the terms of the merger agreement.

    For a more detailed discussion of appraisal rights see "The Offer--Purpose of Our Offer: The Merger; Appraisal Rights" on page 29.

MARKET PRICES AND DIVIDEND INFORMATION

    MedImmune common stock is listed on the Nasdaq National Market under the symbol "MEDI" and Aviron common stock is listed on Nasdaq National Market under the symbol "AVIR." The following table sets forth, for the periods indicated, the high and low sales prices per share of MedImmune common stock and of Aviron common stock as reported in published financial sources. Neither MedImmune nor Aviron has ever declared or paid any cash dividends on its common stock and neither anticipates paying any cash dividends in the foreseeable future.


                                                                 MEDIMMUNE(1)             AVIRON
                                                              -------------------   -------------------
                                                                HIGH       LOW        HIGH       LOW
                                                              --------   --------   --------   --------
1999:
  First quarter.............................................   $22.00     $14.33     $26.75     $17.50
  Second quarter............................................    24.67      15.00      28.75      17.13
  Third quarter.............................................    40.21      22.96      34.06      21.00
  Fourth quarter............................................    58.60      29.67      28.75      14.81

2000:
  First quarter.............................................    76.25      43.00      54.38      15.00
  Second quarter............................................    80.69      42.00      35.00      21.00
  Third quarter.............................................    86.13      57.75      59.00      27.56
  Fourth quarter............................................    72.63      44.63      70.61      46.00

2001:
  First quarter.............................................    54.56      27.63      67.81      26.75
  Second quarter............................................    48.05      29.19      64.36      34.75
  Third quarter.............................................    48.08      29.51      56.33      18.95
  Fourth quarter............................................    48.95      33.47      52.34      23.71

2002:
  First quarter (through January 2).........................    46.25      44.78      49.69      48.00


------------------------

(1) The MedImmune high and low stock price up to and including the second quarter of 2000 is adjusted to reflect a 3-for-1 stock split in June 2000.

    STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE MERGER.


    The following table presents closing prices for MedImmune and Aviron common shares on November 30, 2001, the last full trading day prior to the public announcement of the proposed merger, and on January 2, 2002, the last practicable trading day prior to the date of this preliminary prospectus. The table also presents equivalent price per Aviron share, based on the exchange ratio of 1.075 MedImmune shares per Aviron share.



                                                           MEDIMMUNE        AVIRON        AVIRON
DATE                                                      COMMON STOCK   COMMON STOCK   EQUIVALENT
----                                                      ------------   ------------   ----------
November 30, 2001.......................................     $44.10         $37.05        $47.41
January 2, 2002.........................................      46.14          49.40         49.60

COMPARATIVE PER SHARE INFORMATION

    The following table shows historical per share data of MedImmune and Aviron and also shows similar information reflecting the combination of the two companies, which is referred to as "pro forma" information. The Aviron equivalent per share amounts were calculated by multiplying the pro forma combined amounts by 1.075, the exchange ratio for the offer.

    The comparative per share data is derived from, and should be read with, the historical financial statements of MedImmune and Aviron that are included in the documents described under "Where You Can Find More Information" on page 56 and the pro forma financial information included in this preliminary prospectus. See "Unaudited Pro Forma Condensed Combined Financial Data" on page 44.

                                                                              PRO FORMA     AVIRON
                                                       MEDIMMUNE    AVIRON    COMBINED    EQUIVALENT
                                                       ---------   --------   ---------   ----------
INCOME (LOSS) FROM CONTINUING OPERATIONS
  PER COMMON SHARE -- BASIC
    For the nine months ended September 30, 2001.....    $0.24      $(2.97)    $(0.05)      $(0.05)
    For the year ended December 31, 2000.............     0.69       (3.74)      0.29         0.31
  PER COMMON SHARE -- DILUTED
    For the nine months ended September 30, 2001.....     0.23       (2.97)     (0.05)       (0.05)
    For the year ended December 31, 2000.............     0.66       (3.74)      0.27         0.29

CONSOLIDATED BOOK VALUE PER SHARE
  At September 30, 2001..............................     4.39        9.19       5.61         6.03

           MEDIMMUNE SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

    The following selected financial data for each of the five years in the period ended December 31, 2000 have been derived from MedImmune's audited consolidated financial statements. MedImmune's consolidated financial statements as of December 31, 2000 and 1999 and for the three years ended December 31, 2000 and PricewaterhouseCoopers LLP's audit report with respect thereto have been incorporated by reference into this preliminary prospectus. The PricewaterhouseCoopers audit report on the financial statements for the year ended December 31, 1998 is based, in part, on the report of other auditors. The report of the other auditors has also been incorporated herein. The financial data as of September 30, 2001 and 2000, and for each of the nine-month periods then ended, have been derived from MedImmune's unaudited consolidated financial statements which include, in management's opinion, all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of the results for the interim periods. This data should be read in conjunction with the respective audited and unaudited consolidated financial statements of MedImmune, including the notes to the financial statements and the "Risk Factors" beginning on page 13.

(in thousands, except per share data)

                                         NINE MONTHS ENDED
                                           SEPTEMBER 30,                             YEARS ENDED DECEMBER 31,
                                       ---------------------      ---------------------------------------------------------------
                                          2001        2000           2000           1999          1998          1997       1996
                                       ----------   --------      ----------      --------      --------      --------   --------
                                             UNAUDITED
STATEMENT OF INCOME DATA:
  Total revenues.....................  $  325,976   $302,323      $  540,495      $383,375      $227,221      $105,748   $ 45,565
  Gross profit.......................     227,238    195,593         368,483       266,622       107,988        39,315     23,933
  Net earnings (loss)................      50,454     31,714(4)      111,156(4)     93,371(2)     47,187(1)    (44,804)   (32,358)
  Earnings/(loss) per share (3)
    Basic............................        0.24       0.15(5)         0.53(5)       0.49          0.28         (0.30)     (0.24)
    Diluted..........................        0.23       0.14(5)         0.50(5)       0.44          0.24         (0.30)     (0.24)
BALANCE SHEET DATA (AT END OF
  PERIOD):
  Cash and marketable securities.....     655,251    453,663         526,254       270,394       176,860       101,246     74,716
  Total assets.......................   1,053,516    859,690       1,006,575       648,424       405,777       232,717    106,443
  Long term debt.....................       9,738     10,528          10,302        11,856        87,910        90,276      3,829
  Shareholders' equity...............     938,622    785,512         843,582       537,079       248,566        87,560     80,673

NOTES:

(1) Includes deferred income tax benefit of $47,428 related to the reversal of a valuation allowance.

(2) Includes deferred income tax benefit of $40,973 related to the reversal of a valuation allowance.

(3) Per share data prior to 2000 has been restated to give effect for the three-for-one stock split on June 2, 2000.

(4) Includes charge for cumulative effect of change in accounting principle, net of tax, of $33,821. Net income from continuing operations for the year ended December 31, 2000 and for the nine months ended September 30, 2000 was $144,977 and $65,535, respectively.

(5) Includes a charge of $0.16 per share for the cumulative effect of a change in accounting principle. Net income per share from continuing operations for the year ended December 31, 2000 and for the nine months ended
    September 30, 2000 was $0.69 and $0.31 basic, and $0.66 and $0.30 diluted, respectively.

             AVIRON SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

    The following selected financial data as of and for each of the five years in the period ended December 31, 2000 have been derived from Aviron's audited consolidated financial statements. Aviron's consolidated financial statements as of December 1, 2000 and 1999 and for the three years ended December 31, 2000, and the audit report of Ernst & Young LLP with respect thereto, have been incorporated by reference in this preliminary prospectus. The financial data as of September 30, 2001 and 2000, and for the nine-month periods then ended, have been derived from Aviron's unaudited consolidated financial statements which include, in management's opinion, all adjustments, consisting of normal recurring adjustments, necessary to present fairly the results of operations and financial position of Aviron for the periods and dates presented. This data should be read in conjunction with the respective audited and unaudited consolidated financial statements of Aviron, including the notes to the financial statements, incorporated by reference into this document, and the "Risk Factors" beginning on page 13.

(in thousands, except per share data)

                                         NINE MONTHS ENDED
                                           SEPTEMBER 30,                             YEARS ENDED DECEMBER 31,
                                       ---------------------      ---------------------------------------------------------------
                                          2001        2000           2000           1999          1998          1997       1996
                                       ----------   --------      ----------      --------      --------      --------   --------
                                             UNAUDITED
STATEMENT OF OPERATIONS DATA:
  Total revenues.....................  $   11,665   $ 10,154      $   32,242      $ 22,232      $    745      $  1,477   $  1,625
  Research and development
    expenses.........................      91,470     54,036(1)       80,521(1)     68,212        46,583        24,254     14,997
  Net loss...........................     (89,169)   (78,686)(2)     (90,261)(2)   (61,870)      (54,802)      (26,502)   (17,501)
  Basic and diluted net loss per
    share............................       (2.97)     (3.95)(4)       (4.36)(3)     (3.90)        (3.49)        (1.94)     (7.27)
BALANCE SHEET DATA (AT END OF
  PERIOD):
  Cash, cash equivalents and short
    term investments.................     409,333    121,089         132,313        52,316        88,856        62,524     17,872
  Total assets.......................     555,589    162,470         248,739        91,694       120,985        85,325     21,592
  Long-term debt, excluding current
    portion..........................     227,681    110,424          89,947       112,666       100,000            --         --
  Accumulated deficit................    (362,536)  (251,367)       (273,401)     (183,279)     (121,254)      (66,411)   (39,935)
  Shareholders' equity (deficit).....     286,325     30,930         120,586       (39,619)        8,966        75,742     17,947

NOTES:

(1) Does not include $10,904, which represents the value of a warrant for 340 shares of Aviron common stock granted to the University of Michigan.

(2) Includes charge for cumulative effect of change in accounting principle of $12,750. Net loss before cumulative effect of change in accounting principle for the year ended December 31, 2000 and for the nine months ended
    September 30, 2000 was $77,511 and $65,936, respectively.

(3) Includes a charge of $0.62 per share for the cumulative effect of a change in accounting principle.

(4) Includes a charge of $0.64 per share for the cumulative effect of a change in accounting principle.

         SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

    The following selected unaudited pro forma condensed combined financial data present the effect of the pending acquisition of Aviron by MedImmune, which is to be accounted for as a purchase. The unaudited pro forma condensed combined balance sheet presents the combined financial position of MedImmune and Aviron as of September 30, 2001 assuming that the acquisition had occurred as of that date. The unaudited combined statements of operations for the year ended December 31, 2000 and nine month period ended September 30, 2001 give effect to the acquisition of Aviron by MedImmune as if it had occurred on January 1, 2000. Such pro forma information is based upon the historical consolidated financial information of MedImmune and Aviron.

    The unaudited pro forma condensed combined financial data are based on the estimates and assumptions set forth in the notes to such statements, which are preliminary and have been made solely for the purposes of developing such pro forma information. The unaudited pro forma combined financial data are not necessarily an indication of the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future.

    These selected unaudited pro forma condensed combined financial data should be read in conjunction with the unaudited pro forma condensed combined financial data included herein and the historical consolidated financial statements and notes thereto of MedImmune and Aviron and other financial information pertaining to MedImmune and Aviron including "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated herein by reference. See "Unaudited Pro Forma Condensed Combined Financial Data" on page 44.

                              MEDIMMUNE AND AVIRON
         SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                              NINE MONTHS ENDED    YEAR ENDED
                                                                SEPTEMBER 31,     DECEMBER 31,
                                                                    2001              2000
                                                              -----------------   ------------
SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF
OPERATIONS:
Total revenues..............................................       $339,966         $558,012
Gross profit................................................        227,238          368,483
Earnings (loss) before cumulative effect of a change in
  accounting principle......................................        (11,739)          69,384
Earnings (loss) before cumulative effect of a change in
  accounting principle per common share:
    Basic...................................................         $(0.05)           $0.29
    Diluted.................................................         $(0.05)           $0.27
Weighted-average common shares outstanding:
    Basic...................................................        246,854          242,880
    Diluted.................................................        246,854          256,062



                                                                     AS OF
                                                              SEPTEMBER 30, 2001
                                                              -------------------
SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE
SHEET DATA:
Cash, cash equivalents and marketable securities............      $1,102,427
Total assets................................................       1,825,678
Long-term debt and obligations..............................         246,678
Shareholders' equity........................................       1,389,535

                                  RISK FACTORS

    In addition to the other information included in this preliminary prospectus (including the matters addressed in "Cautionary Statement Concerning Forward-Looking Statements" on page 19), you should consider the following in determining whether to tender your Aviron shares:

RISK FACTORS RELATING TO THE OFFER AND THE MERGER

    THE NUMBER OF MEDIMMUNE SHARES THAT YOU WILL RECEIVE IN THE OFFER AND THE SUBSEQUENT MERGER WILL BE BASED UPON A FIXED EXCHANGE RATIO. THE VALUE OF THE MEDIMMUNE SHARES AT THE TIME YOU RECEIVE THEM COULD BE LESS THAN THEIR VALUE AT THE TIME YOU TENDER YOUR AVIRON SHARES:

    In the offer and subsequent merger, each Aviron share will be exchanged for
1.075 MedImmune shares. This is a fixed exchange ratio. We will not adjust the exchange ratio as a result of any decrease in the market price of the MedImmune common stock between the date of this prospectus and the date you receive MedImmune shares in exchange for Aviron shares. The market price of the MedImmune common stock will likely be different on the date you receive MedImmune shares than it is today because of changes in the business, operations or prospects of MedImmune, market reactions to our offer, general market and economic conditions and other factors. You are urged to obtain current market quotations for the MedImmune common stock and the Aviron common stock. See "Comparative Per Share Information" on page 9.

    THE PRICE OF MEDIMMUNE COMMON STOCK MAY BE AFFECTED BY FACTORS DIFFERENT FROM THOSE AFFECTING THE PRICE OF AVIRON COMMON STOCK:

    Upon completion of the merger, holders of Aviron common stock will become holders of MedImmune common stock. MedImmune's business differs from that of Aviron and MedImmune's results of operations, as well as the price of MedImmune common stock, may be affected by factors different from those affecting Aviron's results of operations and the price of Aviron common stock. For a discussion of MedImmune's and Aviron's businesses and certain factors to consider in connection with such businesses, see the documents which are incorporated by reference in this prospectus. See "Where You Can Find More Information."

    INTEGRATION OF AVIRON INTO MEDIMMUNE MAY BE DIFFICULT AND EXPENSIVE TO
ACHIEVE:

    The merger involves the integration of companies that have previously operated independently. No assurance can be given that MedImmune will integrate the operations of MedImmune and Aviron without encountering difficulties, including possible unanticipated costs, failure to retain key Aviron employees or the diversion of management attention and resources away from other MedImmune business matters. In addition, following the merger, the combined company may not realize the results that MedImmune expects to achieve or that would justify the investment made.

    THE ANTICIPATED BENEFITS OF THE TRANSACTION ARE PREMISED ON THE COMMERCIALIZATION OF FLUMIST:

    If FluMist is not approved by the FDA and successfully marketed, the anticipated benefits of the acquisition of Aviron will not be realized.

RISK FACTORS RELATING TO MEDIMMUNE

    PRODUCT SALES MAY VARY:

    The amount we receive from sales of our products may vary from period to period for several reasons, including:

    - seasonal demand for our principal product;

    - general market demand for our products, which may fluctuate;

    - availability of other competitive products in the market;

    - availability of third-party reimbursement for the cost of treatment with our products;

    - effectiveness and safety of our products;

    - rate of adoption and use of our products for approved indications and possible additional indications; and

    - the likelihood and timing of FDA and other regulatory approvals.

    OUR BUSINESS IS SEASONAL:

    Our principal product, Synagis, accounted for approximately 80% of our total revenues for the nine months ended September 30, 2001 and for the year 2000. Synagis is used to protect high-risk infants from serious lower respiratory tract disease caused by RSV. Because RSV occurs primarily during the winter months, the major portion of Synagis sales occur during the first and fourth quarters of the calendar year. If we acquire Aviron and FluMist is subsequently approved by regulatory authorities for marketing, the seasonal nature of our business would increase further since most sales of flu vaccine occur during the fourth quarter of the calendar year. This high concentration of product sales in a portion of the year can create additional risks, such as exaggerated adverse consequences of any manufacturing or supply delays or of any unsuccessful sales or marketing strategies and has the effect of causing quarter-to-quarter sales results to vary widely.

    INCREASED WORK FORCE COULD RESULT IN SUBSTANTIAL COSTS AND TIME DELAYS:

    Recent increases in the size of our work force and scope of operations could be harmful to us. In connection with our increased marketing efforts for Synagis and Ethyol, for manufacturing in our Frederick facility and the acquisition of U.S. Bioscience, Inc., we have substantially increased the size of our work force. The acquisition of Aviron would further increase the size of our work force. This rapid growth and increased scope of operations present risks we have not previously encountered and could result in substantial unanticipated costs and time delays which could materially and adversely affect our business.

    SIGNIFICANT COSTS COULD RESULT FROM OUR MANUFACTURING FACILITY:

    Our Frederick manufacturing facility could result in significant costs to us. We received approval from the FDA in 1999 for an amendment to our Biologics License Application for the production of Synagis at the Frederick manufacturing facility. Additionally, we received approval from the FDA in December 2000 for an amendment to the license held by the University of Massachusetts, Massachusetts Biologics Laboratories (the "State Lab") to allow us to perform a portion of the CytoGam production process in our Frederick manufacturing facility. Currently, we have excess capacity in the plasma production portion of the Frederick facility. We will continue to incur substantial fixed costs associated with the facility that may not be offset by product revenues.

    WE HAVE LIMITED EXPERIENCE IN COMMERCIAL MANUFACTURING:

    We may encounter many new risks associated with commercial manufacturing, such as:

    - costs of operating and maintaining the production facility may be in excess of our expectations;

    - product defects may result;

    - contamination of product or product loss could occur;

    - our production process may result in environmental problems; and

    - we may not be able to manufacture products at a cost that is competitive with third party manufacturing operations.

    If we were to experience any one or more of these problems, there could be a material adverse effect on our business, financial condition or results of operations.

    WE ARE DEPENDENT ON THIRD PARTY MANUFACTURERS AND SUPPLIERS:

    We are currently, and for the foreseeable future expect to be, dependent on a limited number of contract manufacturers for some or all of the manufacture of our current and future products (if any). We depend on Boehringer Ingleheim Pharma KG ("BI") to produce some of the Synagis we sell. BI's facility is subject to inspection and approval by both United States and foreign regulatory authorities in order to maintain its license to manufacture our products. Should BI be unable to supply Synagis to us for any reason, there can be no assurance that we would be able to secure an alternate manufacturer on a timely basis, without increased cost or at all.

    We depend on the State Lab for a portion of the production of our plasma derived products. The State Lab holds the sole product and establishment licenses from the FDA for the manufacture of CytoGam and RespiGam. We rely on the State Lab to manufacture all of the bulk product for CytoGam that we sell and to produce all of the RespiGam that we sell. We also rely on Aventis Pasteur to package and fill all of our plasma derived products. Our manufacturing arrangements with the State Lab are renegotiated annually. We cannot guarantee that any new arrangements will be made on terms favorable to us. In addition, we rely on a limited number of suppliers to obtain substantially all of the plasma used as raw material for the production of CytoGam and RespiGam. We also depend on third parties to manufacture the drug substance for Ethyol. There can be no assurance that third party manufacturers will give our orders highest priority, or that we would be able to readily find substitute manufacturers without significant delays or increased costs.

    OUR RESEARCH AND DEVELOPMENT ACTIVITIES ARE COSTLY AND MAY NOT BE
     SUCCESSFUL:

    A considerable portion of our annual operating budget is spent on research, development and clinical activities. We are currently developing numerous products that may never reach clinical trials, achieve success in the clinic, be submitted to the appropriate regulatory authorities for approval, or be approved for marketing or manufacturing by the appropriate regulatory authorities.

    Further, we rely on numerous third parties to assist in various stages of the development process. Third-party contract costs are typically substantial. In addition, the third party contractors we use may be unable to complete their work in a timely fashion or in a manner that is satisfactory to us. Should they be unable to meet our needs, we may have to incur substantial additional costs, which could have a material adverse effect on our business, financial condition or results of operation.

    WE ARE DEPENDENT ON STRATEGIC ALLIANCES:

    We depend on strategic alliances with our corporate partners to accomplish many of our goals. If those corporate partners fail to devote sufficient effort and attention to achieving those goals, we would be adversely affected.

    PATENT PROTECTION FOR OUR PRODUCTS MAY BE INADEQUATE OR COSTLY TO ENFORCE:

    We may not be able to obtain effective patent protection for products we develop. We are currently developing, or considering developing, products in the biotechnology industry, an industry in which there are extensive patent filings. The patent position of biotechnology firms generally is highly uncertain and involves complex legal and factual questions. To date, no consistent policy has emerged regarding the breadth of claims allowed in biotechnology patents. Accordingly, there can be no assurance that our patent applications will result in patents being issued or that, if issued, such patents will afford protection against competitors with similar technology. Litigation could be necessary from time to time in order to enforce our intellectual property rights. There has been substantial litigation regarding patent and other intellectual property rights in the biotechnology industry. If we were required to litigate, there could be substantial cost involved and significant diversion of our business efforts.

    WE MAY BE REQUIRED TO SEEK PATENT LICENSES FROM THIRD PARTIES:

    We believe that there are patents issued to third parties and/or patent applications filed by third parties which could apply to each of our products and product candidates. These patents and/or applications could limit our ability to manufacture, use or sell our products. In such a case, we may be required to obtain a patent license in order to avoid infringing a third party's intellectual property rights. If such a license were necessary, there can be no assurance that it would be available on terms acceptable to us or at all, which could have a material adverse effect on our business, financial condition or results of operations.

    TECHNOLOGICAL DEVELOPMENTS BY OUR COMPETITORS MAY RENDER OUR PRODUCTS
     OBSOLETE:

    If our competitors were to develop superior products or technologies, our products or technologies could be rendered noncompetitive or obsolete. Biotechnology and pharmaceuticals are evolving fields in which developments are expected to continue at a rapid pace. Our success depends upon achieving and maintaining a competitive position in the development of products and technologies. Competition from other biotechnology and pharmaceutical companies is intense. Many of our competitors have substantially greater research and development capabilities, marketing, financial and managerial resources and experience in the industry. Were a competitor to develop a better product or technology, our products or technologies could be rendered obsolete, decreasing our product sales and resulting in a material adverse effect on our business, financial condition or results of operations.

    COMPLIANCE WITH GOVERNMENT REGULATIONS IS COSTLY AND TIME-CONSUMING:

    Substantially all of our products require costly and time-consuming regulatory approval by governmental agencies. In particular, human therapeutic and vaccine products are subject to rigorous preclinical and clinical testing for safety and efficacy and approval processes by the FDA in the United States, as well as regulatory authorities in foreign countries. There can be no assurance that required approvals will be obtained. If we were unable to obtain these approvals on a timely basis or at all, our ability to successfully market products directly and through our collaborators, and to generate revenues from sales or royalties, would be impaired.

    All approved products are subject to continuing regulation. If we were to fail to comply with applicable requirements, we could be subject to:

    - fines, recall or seizure of products;

    - total or partial suspension of production;

    - refusal by the government to approve our product license applications;

    - restrictions on our ability to enter into supply contracts; and

    - criminal prosecution.

    The FDA also has the authority to revoke product licenses and establishment licenses previously granted to us. Currently, we are marketing Ethyol for the treatment of patients with NSCLC. This indication was approved under the FDA's Accelerated Approval Regulations. These regulations require that we conduct clinical studies to verify and describe the clinical benefit of the approved indication.

We have completed trials which we anticipate will be sufficient to meet the FDA's requirements. If the FDA is not satisfied that we have met the requirements, it may withdraw its approval of Ethyol in the NSCLC indication. Should the FDA revoke any product or establishment licenses granted to us, it could have a material adverse effect on our business, financial condition or results of operations.

    PRODUCT LIABILITY CLAIMS MAY RESULT FROM SALES OF OUR PRODUCTS AND PRODUCT RECALLS MAY BE NECESSARY:

    As a developer, tester, manufacturer, marketer and seller of healthcare products, we are potentially subject to product liability claims. Our blood products, such as CytoGam and RespiGam, involve heightened risks of claims, including the risk of claims resulting from the transmission of blood-borne diseases. Defending a product liability claim could be costly and divert our focus from business operations. There can be no assurance that we will be able to maintain our current product liability insurance at a reasonable cost, or at all. If a claim were successful, there is no guarantee that the amount of the claim would not exceed the limit of our insurance coverage. Further, a successful claim could result in the recall of some or all of our products. Any of these occurrences could have a material adverse effect on our business, financial condition or results of operations. Additionally, blood products like CytoGam and RespiGam are occasionally recalled from the market because of risks of contamination from infectious agents or for other reasons which are often beyond our control. Any such recall of our blood products would adversely affect our sales.

    WE DEPEND ON KEY PERSONNEL:

    Our success depends upon the continued contributions of its executive officers and scientific and technical personnel. Many key responsibilities have been assigned to a relatively small number of individuals. The competition for qualified personnel is intense, and the loss of services or certain key personnel could adversely affect our business. We do not maintain or intend to purchase "key man" life insurance on any of our personnel.

    THE PRICE OF OUR COMMON STOCK COULD FLUCTUATE SIGNIFICANTLY OVER TIME:

    The market price of our common stock has fluctuated significantly over time, and it is likely that the price will fluctuate in the future. Investors and analysts have been, and will continue to be, interested in our reported earnings, as well as how we perform compared to their expectations. Announcements by us or others regarding operating results, existing and future collaborations, results of clinical trials, scientific discoveries, commercial products, patents or proprietary rights or regulatory actions may have a significant effect on the market price of our common stock. In addition, the stock market has experienced extreme price and volume fluctuations that have particularly affected the market price for many biotechnology companies and that have often been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of our common stock.

    CHANGES IN FOREIGN CURRENCY EXCHANGE RATES OR INTEREST RATES COULD RESULT IN
LOSSES:

    We have entered into foreign exchange forward contracts which could result in losses. Because we have contracts for the future purchase of inventory which are denominated in foreign currencies, there is a chance that foreign currency exchange rate or interest rate changes could result in increases or decreases in the actual cost of our purchases. To reduce the risk of unpredictable changes in the cost of our purchases, we may enter into forward foreign exchange contracts, which allow us to purchase, for a fixed price on a specific date in the future, the amount of foreign currency necessary to pay for our contractual purchase of inventory. Fluctuations in the anticipated payment date for the inventory could require us to adjust the date of the contract, which could result in a change in the foreign currency exchange rate of the contracts, which in turn could have an adverse effect on our financial results. Additionally, certain of our distribution agreements outside the United States provide for us to be paid based upon sales in local currency. Changes in foreign currency exchange rates could adversely affect the amount we expect to collect.

    THE SUCCESS OF OUR PRODUCTS MAY BE LIMITED BY GOVERNMENT AND THIRD-PARTY
PAYORS:

    The continuing efforts of government and third-party payors to contain or reduce the costs of health care through various means may negatively affect sales of our products. In many foreign markets, pricing and profitability of pharmaceutical products is subject to governmental control. In the United States there have been, and we expect there will continue to be, various federal and state proposals to implement similar government controls over pricing and profitability. The adoption by the federal government or state governments of any such proposals could limit the commercial success of our existing or any future products.

    Both in the United States and elsewhere, sales of pharmaceutical products depend on the availability of reimbursement to the consumer from third-party payors, such as government and private insurance plans. Third-party payors are increasingly challenging the prices charged for products, and are limiting reimbursement levels offered to consumers for these products. To the extent that third-party payors focus their efforts on our products, sales of such products could be negatively affected.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS


    This preliminary prospectus contains forward-looking statements. All statements that are not historical facts, including without limitation those relating to the future business prospects, revenues and income of MedImmune or Aviron, wherever they occur in this preliminary prospectus, are necessarily estimates reflecting and involving a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this preliminary prospectus. The safe harbor provided by the Private Securities Litigation Reform Act of 1995 does not apply to statements made in connection with this exchange offer. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:


    - the failure of the offer and the merger to be consummated

    - the ability of the companies to successfully integrate

    - challenges inherent in new product development and marketing

    - failure to get approval for or successfully commercialize potential products

    - governmental laws and regulations, including possible healthcare reform

    - the availability of favorable tax and accounting treatment for the merger

    - competitive factors, including technological advances achieved and patents attained by competitors and generic competition as patents on MedImmune's and Aviron's products expire

    - government laws and regulations affecting domestic and foreign operations, including those relating to trade, monetary and fiscal policies, taxes, price controls, regulatory approval of new products and licensing

    - those factors listed in the companies' reports and filings with the U.S. Securities and Exchange Commission.

    Words such as "estimate," "project," "plan," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this preliminary prospectus and the other documents incorporated by reference, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2000 of MedImmune, including any amendments, and the Annual Report on Form 10-K for the year ended December 31, 2000 of Aviron, including any amendments. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Neither MedImmune nor Aviron undertakes any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this preliminary prospectus or to reflect the occurrence of unanticipated events.

    The foregoing list sets forth some, but not all, of the factors that could affect MedImmune's and Aviron's ability to achieve results described in any forward-looking statements. Investors are cautioned not to place undue reliance on such statements that speak only as of the date made. Investors also should understand that it is not possible to predict or identify all such factors and that this list should not be considered a complete statement of all potential risks and uncertainties. Investors should also realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from MedImmune's and Aviron's projections. MedImmune and Aviron undertake no obligation to update any forward-looking statements as a result of future events or developments.

                            BACKGROUND OF THE OFFER

    From time to time, MedImmune evaluates strategic acquisition opportunities to accelerate growth of its business and product lines. In furtherance of that goal, on October 1, David Mott, chief executive officer of MedImmune, called Boyd Clarke, Aviron's chief executive officer, to indicate that MedImmune would be interested in investigating a strategic transaction between the two companies. Mr. Clarke responded that he would consider Mr. Mott's proposal.

    Barbara Franklin and Wayne Hockmeyer, who are directors of both Aviron and MedImmune, were informed of the potential transaction. Due to their position as directors of both companies, they each determined to recuse themselves from all discussions by either board of directors concerning any potential transaction between the two companies.

    Following the October 1 call between Mr. Mott and Mr. Clarke, the two had several discussions concerning a potential transaction and the timing and nature of any due diligence process that would be possible should they decide to pursue a potential transaction. Mr. Clarke emphasized that any process should not intrude into Aviron's operational efforts to file a reply to the Complete Response Letter the FDA had issued regarding Aviron's Biologics License Application for FluMist. On October 10, MedImmune and Aviron entered into a confidentiality and standstill agreement. Shortly thereafter, Aviron began providing MedImmune with confidential background materials which MedImmune analyzed.

    On October 14, representatives of Aviron and MedImmune met in Bethesda, Maryland to review the businesses and operations of the two companies.

    On November 6, MedImmune held a meeting of its board of directors. At the meeting, the senior management provided a briefing on the potential transaction and the evaluation process that was underway. The board authorized management to continue the process.

    Over the next several weeks, MedImmune and Aviron continued due diligence on each other and discussed the benefits and risks of a potential combination. During this period, initial discussions with respect to valuation of Aviron and an exchange ratio occurred between Mr. Mott and Mr. Clarke.

    On November 27, 2001, management updated the MedImmune board of directors regarding the proposed transaction.

    Also on that date, MedImmune's counsel, Dewey Ballantine LLP, provided a draft merger agreement to Aviron. On November 29, Aviron provided MedImmune with its comments to the merger agreement. Later that day, Aviron, MedImmune and their representatives discussed the terms and conditions of the offer and merger. On November 30, representatives of Aviron and Latham & Watkins, Aviron's counsel, met at MedImmune's offices to conduct further due diligence on MedImmune and further negotiations of the merger agreement and the exchange ratio occurred.

    Negotiations continued on the merger agreements and on the exchange ratio. By the morning of December 2, the terms and conditions of the merger agreement, including the exchange ratio, were substantially final.

    On December 2, 2001, the board of directors of each of MedImmune and Aviron held separate meetings to consider the proposed transaction, and each board of directors approved the proposed transaction.

    Later on December 2, 2001 Aviron and MedImmune executed the merger agreement and on the morning of December 3, publicly announced the transaction.

                             REASONS FOR THE OFFER

MEDIMMUNE'S REASONS FOR THE OFFER

    We believe that our acquisition of Aviron represents a compelling opportunity to enhance value for both Aviron and MedImmune stockholders, for reasons that include the following:

    - Our acquisition of Aviron represents an excellent strategic fit, combining the infectious disease, respiratory disease, vaccine and pediatric capabilities of two biotech leaders, and an opportunity to generate substantial growth in the near and long-term.

    - We believe that adding FluMist to our existing lead product, Synagis-Registered Trademark- (palivizumab), could enable MedImmune to join the elite group of biotechnology companies that have more than one product with greater than $1 billion in annual sales potential.

    - Given our strengths in research and development, manufacturing, marketing and regulatory affairs, we are well suited to analyze the FluMist opportunity and enhance Aviron's current efforts to gain final regulatory approval for the product.

    - Our success in launching and marketing Synagis and our strengths in manufacturing and regulatory affairs position us to maximize the long-term value of FluMist, if and when approved for manufacturing by the FDA.

    - Our objective, consistent with Aviron's previously stated goal, is to launch FluMist in 2002, which would diversify and expand our revenue base and have the potential to significantly accelerate our revenue and earnings growth rates from 2003 through 2006.

    Achieving these objectives depends on a number of contingencies, including those relating to regulatory approval, to integrating companies that have previously operated independently and on other uncertainties described under "Risk Factors" on page 13.

REASONS FOR THE RECOMMENDATION OF AVIRON'S BOARD OF DIRECTORS

    At a meeting held on December 2, 2001, the Aviron board, by the unanimous vote of the directors present, approved the merger agreement and the transactions contemplated thereby, including the offer and the merger, and determined that the transactions contemplated by the merger agreement, including the offer and the merger, were fair to and in the best interests of Aviron and its stockholders. The Aviron board, by unanimous vote of the directors present, recommended that Aviron's stockholders accept the offer and tender their shares pursuant to the offer.

    Information about the recommendation of Aviron's board of directors is more fully set forth in Aviron's Solicitation/Recommendation Statement on
Schedule 14D-9, which is being mailed to Aviron stockholders together with this prospectus.

    To Aviron's knowledge, after reasonable inquiry, all of its executive officers, directors and their affiliates currently intend to tender all Aviron shares that are held of record or are beneficially owned by them pursuant to the offer, other than the Aviron shares, if any, held by such persons that, if tendered, could cause them to incur liability under Section 16(b) of the Exchange Act.

                                   THE OFFER

    We are offering to exchange 1.075 MedImmune shares for each outstanding Aviron share validly tendered.

    You will not receive any fractional shares of MedImmune common stock. Instead, you will receive cash in an amount equal to the market value of any fractional shares you would otherwise have been entitled to receive.

    If you are the record owner of your shares, in which case you would currently hold physical certificates, and you tender your shares directly to the exchange agent, you will not be obligated to pay any charges or expenses of the exchange agent or any brokerage commissions. If you own your shares through a broker or other nominee and your broker or nominee tenders the shares on your behalf, your broker or nominee may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply.

    We are making this offer in order to acquire all of the outstanding Aviron shares. We intend, promptly after completion of the offer, to have Apple Merger Corp., our wholly owned subsidiary which is making the offer, merge with Aviron. The purpose of the merger is to acquire all Aviron shares not tendered and exchanged pursuant to the offer. In the merger, each remaining Aviron share would be converted into the right to receive 1.075 MedImmune shares, without interest.

    Our obligation to exchange shares of MedImmune common stock for Aviron shares pursuant to the offer is subject to several conditions referred to below under "--Conditions of Our Offer," including the minimum tender condition, the regulatory approvals condition and other conditions that are discussed below.

TIMING OF OUR OFFER


    Our offer is scheduled to expire at 12:00 midnight, New York City time on January 9, 2002, the "expiration date," unless we extend the period of time for which the offer is open, in which case the term "expiration date" means the latest time and date on which the offer, as so extended, expires. For more information, you should read the discussion under the caption "--Extension, Termination and Amendment."


EXTENSION, TERMINATION AND AMENDMENT

    We expressly reserve the right, in our sole discretion (subject to the provisions of the merger agreement), at any time or from time to time, to extend the period of time during which our offer remains open, and we can do so by giving oral or written notice of the extension to the exchange agent. If we decide to so extend our offer, we will make an announcement to that effect no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Subject to the provisions of the merger agreement, we are not making any assurance that we will exercise our right to extend our offer, although we currently intend to do so until all conditions have been satisfied or waived. During any such extension, all Aviron shares previously tendered and not properly withdrawn will remain subject to the offer, subject to your right to withdraw your Aviron shares. You should read the discussion under the caption "--Withdrawal Rights" for more details.

    Subject to the SEC's applicable rules and regulations, we also reserve the right, in our sole discretion (subject to the provisions of the merger agreement), at any time or from time to time:

    - to delay our acceptance for exchange or exchange of any Aviron shares pursuant to our offer or to terminate our offer and not accept for exchange or exchange any Aviron shares not previously accepted for exchange, or exchanged, upon the failure of any of the conditions of the offer to be satisfied; and

    - to waive any condition or otherwise amend the offer in any respect, by giving oral or written notice of such delay, termination or amendment to the exchange agent and by making a public announcement.

    We will follow any extension, termination, amendment or delay, as promptly as practicable, with a public announcement. In the case of an extension, any announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Subject to applicable law (including Rules 14d-4(d) and 14d-6(c) under the Exchange Act, which require that any material change in the information published, sent or given to stockholders in connection with the offer be promptly sent to stockholders in a manner reasonably designed to inform stockholders of the change) and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the Dow Jones News Service.

    We confirm to you that if we make a material change in the terms of our offer or the information concerning the offer, or if we waive a material condition of the offer, we will extend the offer to the extent required under the Exchange Act. If, prior to the expiration date, we change the percentage of Aviron shares being sought or the consideration offered to you, that change will apply to all holders whose Aviron shares are accepted for exchange pursuant to our offer. If at the time notice of that change is first published, sent or given to you, the offer is scheduled to expire at any time earlier than the tenth business day from and including the date that the notice is first so published, sent or given, we will extend the offer until the expiration of that ten business-day period. For purposes of our offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

    We may, although we do not currently intend to, elect to provide a subsequent offering period of three to 20 business days after the acceptance of Aviron shares in the offer if the requirements under Exchange Act Rule 14d-11 have been met. You will not have the right to withdraw your Aviron shares that you tender in the subsequent offering period, if any.

PROCEDURE FOR TENDERING

    For you to validly tender Aviron shares pursuant to the offer:

    - a properly completed and duly executed letter of transmittal (or manually executed facsimile of that document), along with any required signature guarantees, or an agent's message in connection with a book-entry transfer, and any other required documents, must be transmitted to and received by the exchange agent at one of its addresses set forth on the back cover of this preliminary prospectus, and certificates for tendered Aviron shares must be received by the exchange agent at such address or those Aviron shares must be tendered pursuant to the procedures for book-entry tender set forth below (and a confirmation of receipt of such tender received (we refer to this confirmation below as a "book-entry confirmation")), in each case before the expiration date; or

    - you must comply with the guaranteed delivery procedures set forth below.

    An Aviron share which is properly withdrawn pursuant to the offer will not be considered validly tendered, unless and until it is tendered again pursuant to the procedures set forth herein.

    BOOK-ENTRY TRANSFER. The exchange agent will establish accounts with respect to the Aviron shares at The Depository Trust Company (which we refer to as the "Book-Entry Transfer Facility") for purposes of the offer within two business days after the date of this preliminary prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility may make book-entry delivery of the Aviron shares by causing the Book-Entry Transfer Facility to transfer such Aviron shares into the exchange agent's account in accordance with the Book-Entry Transfer Facility's procedure for the transfer. However, although delivery of Aviron shares may be effected through book-entry at the Book-Entry Transfer Facility, the letter of transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an agent's message in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the exchange agent at one or more of its addresses set forth on the back cover of this preliminary prospectus prior to the expiration date, or the guaranteed delivery procedures described below must be followed.

    The term "agent's message" means a message, transmitted by the Book-Entry Transfer Facility to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering the Aviron shares which are the subject of the book-entry confirmation, that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce that agreement against the participant.

    SIGNATURE GUARANTEES. Signatures on all letters of transmittal must be guaranteed by an eligible institution, except in cases in which Aviron shares are tendered either by a registered holder of Aviron shares who has not completed the box entitled "Special Issuance Instructions" on the letter of transmittal or for the account of an eligible institution.

    If the certificates for Aviron shares are registered in the name of a person other than the person who signs the letter of transmittal, or if certificates for unexchanged Aviron shares are to be issued to a person other than the registered holder(s), the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificates, with the signature(s) on the certificates or stock powers guaranteed in the manner we have described above.

    GUARANTEED DELIVERY. If you wish to tender Aviron shares pursuant to our offer and your certificates are not immediately available or you cannot deliver the certificates and all other required documents to the exchange agent prior to the expiration date or cannot complete the procedure for book-entry transfer on a timely basis, your Aviron shares may nevertheless be tendered, so long as all of the following conditions are satisfied:

    - you make your tender by or through an eligible institution;

    - a properly completed and duly executed notice of guaranteed delivery, substantially in the form made available by us, is received by the exchange agent as provided below on or prior to the expiration date; and

    - the certificates for all tendered Aviron shares (or a confirmation of a book-entry transfer of such securities into the exchange agent's account at the Book-Entry Transfer Facility as described above), in proper form for transfer, together with a properly completed and duly executed letter of transmittal (or a manually signed facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer, an agent's message) and all other documents required by the letter of transmittal are received by the exchange agent within three NASDAQ trading days after the date of execution of such notice of guaranteed delivery.

    You may deliver the notice of guaranteed delivery by hand or transmit it by facsimile transmission or mail to the exchange agent and you must include a guarantee by an eligible institution in the form set forth in that notice.

    The method of delivery of Aviron share certificates and all other required documents, including delivery through the Book-Entry Transfer Facility, is at your option and risk, and the delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured. In all cases, you should allow sufficient time to ensure timely delivery.

    EXCHANGE FOR SHARES TENDERED. In all cases, we will exchange Aviron shares tendered and accepted for exchange pursuant to our offer only after timely receipt by the exchange agent of certificates for Aviron shares (or timely confirmation of a book-entry transfer of such securities into the exchange agent's account at the Book-Entry Transfer Facility as described above), properly completed and duly executed letter(s) of transmittal (or a manually signed facsimile(s) thereof), or an agent's message in connection with a book-entry transfer, and any other required documents.

    APPOINTMENT. By executing a letter of transmittal as set forth above, you irrevocably appoint our designees as your attorneys-in-fact and proxies, each with full power of substitution, to the full extent of your rights with respect to your Aviron shares tendered and accepted for exchange by us and with respect to any and all other Aviron shares and other securities issued or issuable in respect of the Aviron shares on or after December 2, 2001. That appointment is effective, and voting rights will be affected, when and only to the extent that we accept the Aviron shares that you have tendered with the exchange agent. All such proxies will be considered coupled with an interest in the tendered Aviron shares and therefore will not be revocable. Upon the effectiveness of such appointment, all prior proxies that you have given will be revoked, and you may not give any subsequent proxies (and, if given, they will not be deemed effective). Our designees will, with respect to the Aviron shares for which the appointment is effective, be empowered, among other things, to exercise all of your voting and other rights as they, in their sole discretion, deem proper at any annual, special or adjourned meeting of Aviron's stockholders or otherwise. We reserve the right to require that, in order for Aviron shares to be deemed validly tendered, immediately upon our exchange of those Aviron shares, we must be able to exercise full voting rights with respect to such Aviron shares.

    DETERMINATION OF VALIDITY. We will decide questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Aviron shares, in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any and all tenders of Aviron shares that we determine are not in proper form or the acceptance of or exchange for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the tender of any Aviron shares. No tender of Aviron shares will be deemed to have been validly made until all defects and irregularities in tenders of Aviron shares have been cured or waived.

    Neither we, the exchange agent, the information agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any Aviron shares or will incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of our offer (including the letter of transmittal and instructions thereto) will be final and binding.

    BINDING AGREEMENT. The tender of Aviron shares pursuant to any of the procedures described above will constitute a binding agreement between us and you upon the terms and subject to the conditions of the offer.

WITHDRAWAL RIGHTS

    Your tender of Aviron shares pursuant to the offer is irrevocable, except that, other than during a subsequent offering period, Aviron shares tendered pursuant to the offer may be withdrawn at any time prior to the expiration date, and, unless we previously accepted them pursuant to the offer, may also be withdrawn at any time after February 7, 2002. If we elect to provide a subsequent offering period under Exchange Act Rule 14d-11, you will not have the right to withdraw Aviron shares that you tender during the subsequent offering period.

    For your withdrawal to be effective, the exchange agent must receive from you a written telex or facsimile transmission notice of withdrawal at one of its addresses set forth on the back cover of this preliminary prospectus, and your notice must include your name, address, social security number, the certificate number(s) and the number of Aviron shares to be withdrawn as well as the name of the registered holder, if it is different from that of the person who tendered those Aviron shares.

    A financial institution must guarantee all signatures on the notice of withdrawal. Most banks, savings and loan associations and brokerage houses are able to effect these signature guarantees for you. The financial institution must be a participant in the Securities Transfer Agents Medallion Program, an "eligible institution," unless those Aviron shares have been tendered for the account of any eligible institution. If Aviron shares have been tendered pursuant to the procedures for book-entry tender discussed under the caption entitled "--Procedure for Tendering," any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Aviron shares and must otherwise comply with the Book-Entry Transfer Facility's procedures. If certificates have been delivered or otherwise identified to the exchange agent, the name of the registered holder and the serial numbers of the particular certificates evidencing the Aviron shares withdrawn must also be furnished to the exchange agent, as stated above, prior to the physical release of the certificates.

    We will decide all questions as to the form and validity (including time of receipt) of any notice of withdrawal, in our sole discretion, and our decision will be final and binding. Neither we, the exchange agent, the information agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any notification. Aviron shares properly withdrawn will be deemed not to have been validly tendered for purposes of our offer.

EXCHANGE OF AVIRON SHARES; DELIVERY OF MEDIMMUNE COMMON STOCK

    Upon the terms and subject to the conditions of our offer (including, if the offer is extended or amended, the terms and conditions of the extension or amendment), we will accept for exchange, and will exchange, Aviron shares validly tendered and not properly withdrawn promptly after the expiration date. In addition, subject to applicable rules of the SEC, we expressly reserve the right to delay acceptance for exchange or the exchange of Aviron shares in order to comply with any applicable law. In all cases, exchange of Aviron shares tendered and accepted for exchange pursuant to the offer will be made only after timely receipt by the exchange agent of:

    - certificates for those Aviron shares (or a confirmation of a book-entry transfer of those Aviron shares in the exchange agent's account at the Book-Entry Transfer Facility); and

    - any other required documents.

    For purposes of the offer, we will be deemed to have accepted for exchange Aviron shares validly tendered and not properly withdrawn as, if and when we notify the exchange agent of our acceptance of the tenders of those Aviron shares pursuant to the offer. The exchange agent will deliver MedImmune common stock in exchange for Aviron shares pursuant to the offer and cash instead of fractional shares of MedImmune common stock as soon as practicable after receipt of our notice. The exchange agent will act as agent for tendering stockholders for the purpose of receiving cash to be paid instead of fractional shares of MedImmune common stock from us and transmitting such cash to you and causing the shares of MedImmune common stock to be delivered to you. You will not receive any interest on any cash that we pay you, even if there is a delay in making the exchange.

    If we do not accept any tendered Aviron shares for exchange pursuant to the terms and conditions of the offer for any reason, or if certificates are submitted for more Aviron shares than are tendered, we will return certificates for such unexchanged Aviron shares without expense to the tendering stockholder or, in the case of Aviron shares tendered by book-entry transfer of such Aviron shares into the exchange agent's account at the Book-Entry Transfer Facility pursuant to the procedures set forth above under the caption entitled "--Procedure for Tendering," those Aviron shares will be credited to an account maintained within the Book-Entry Transfer Facility, as soon as practicable following expiration or termination of the offer.

CASH INSTEAD OF FRACTIONAL SHARES OF MEDIMMUNE COMMON STOCK

    We will not issue certificates representing fractional shares of our common stock pursuant to the offer. Instead, each tendering stockholder who would otherwise be entitled to a fractional share of our common stock will receive cash in an amount equal to that fraction multiplied by the closing price for a share of MedImmune common stock, as reported in the New York City edition of THE WALL STREET JOURNAL, on the date that we accept those Aviron shares for exchange.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following discussion summarizes the anticipated material U.S. federal income tax consequences of the offer and the merger to Aviron stockholders who exchange their Aviron shares for MedImmune shares pursuant to the offer or the merger. This discussion does not purport to be a complete analysis or discussion of all potential tax effects relevant to the offer and the merger. Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to Aviron stockholders in light of their particular circumstances, nor does the discussion address the U.S. federal income tax consequences that may be applicable to Aviron stockholders subject to special tax treatment under the Internal Revenue Code of 1986, as amended (which we refer to as the Code), including but not limited to stockholders:

    - who are dealers in securities, traders that mark to market, foreign individuals (I.E., individuals who are not citizens or residents of the United States), foreign corporations, foreign partnerships or other foreign entities, mutual funds, financial institutions, insurance companies or tax-exempt entities;

    - who acquired their shares through the exercise of stock options, through stock purchase plans, in other compensatory transactions, or through a tax-qualified retirement plan;

    - whose shares are qualified small business stock for purposes of
      Section 1202 of the Code;

    - who hold their shares as part of an integrated investment such as a hedge, straddle, or other risk reduction strategy or as part of a constructive sale or conversion transaction;

    - who do not hold their shares as capital assets; or

    - whose functional currency is not the U.S. dollar.

In addition, the following discussion does not address the tax consequences, if any, of the offer or the merger under state, local, foreign, and other tax laws.

    MedImmune and Aviron have been advised by Dewey Ballantine LLP and Latham & Watkins, respectively, that subject to the assumptions, exceptions, limitations and qualifications set forth in this discussion and in their respective opinions, it is their opinion, as of the date of this prospectus, that for U.S. federal income tax purposes the offer and the merger, together, will qualify as a reorganization within the meaning of Section 368(a) of the Code. These tax opinions are attached as Exhibits 8.1 and 8.2, respectively, to the registration statement on the Form S-4 filed with the Securities and Exchange Commission, which includes this prospectus. It is a condition to the acceptance of the shares tendered in the offer that the parties receive such opinions dated both as of the date of the preliminary prospectus included in the Form S-4 and as of the date of the expiration of the offer. The tax opinions referred to above and the consequences summarized below are conditioned upon, among other things, all of the following factual assumptions (which we refer to as the supporting conditions):

    - the offer and the merger are completed under the current terms of the merger agreement;

    - the minimum tender condition for the offer is satisfied; and

    - the merger is completed promptly after the offer.

    In addition to these supporting conditions, the opinions of Dewey Ballantine LLP and Latham & Watkins have relied and will rely upon, and the consequences summarized below are based upon, representations and covenants made by MedImmune, Apple Merger Corp. and Aviron, including those contained in tax representation letters of MedImmune, Apple Merger Corp. and Aviron, and certain assumptions including, but not limited to, the absence of changes in facts or in law between the date of this prospectus and the effective time of the merger. If any of those representations, covenants or assumptions is inaccurate or if any of the supporting conditions is not satisfied, the tax opinions of Dewey Ballantine LLP and Latham & Watkins described above cannot be relied upon. In addition, the ability to satisfy the supporting conditions, and therefore the U.S. federal income tax consequences of the offer and the merger, depend in part on facts that will not be available before the completion of the merger. There can be no assurance that the offer and the merger will be completed, or that the supporting conditions will be satisfied.

    The tax opinions referred to above and this discussion are based upon the provisions of the Code, applicable Treasury regulations, judicial decisions and Internal Revenue Service (which we refer to as the IRS) rulings, in each case, as in effect as of the date of this document. The tax opinions involve legal judgments, some of which relate to matters that are not directly addressed by court decisions or other authorities. No rulings have been or will be sought from the IRS concerning the tax consequences of the offer and the merger and the tax opinions do not bind the IRS or the courts. Accordingly, no assurance can be given that the conclusions reached in the tax opinions will not be contested by the IRS or, if contested, will be sustained by a court. Furthermore, there can be no assurance that future legislative, judicial or administrative changes or interpretations, which changes or interpretations could apply retroactively, will not affect the accuracy of the statements or conclusions set forth in the tax opinions or in this discussion.

    If the offer and/or the merger does not qualify as a reorganization, then among other things, a holder of Aviron shares would be required to recognize any gain (but may not be able to recognize any loss) realized upon exchange of the holder's Aviron shares for the MedImmune shares in the offer and/or the merger, as applicable, measured by the difference between the fair market value of the MedImmune shares and the amount of any cash instead of a fraction of a MedImmune share received by such holder and such holder's tax basis in the Aviron shares surrendered.

    Assuming that the offer and the merger, together, qualify as a reorganization, and subject to the assumptions, exceptions, limitations and qualifications described above, for U.S. federal income tax purposes:

    - A holder of Aviron shares will not recognize any gain or loss upon exchange of the holder's Aviron shares for MedImmune shares in the offer or the merger, except for gain or loss resulting from cash that the holder receives instead of a fractional share of MedImmune common stock.

    - A holder of Aviron shares who receives cash in lieu of a fractional share of MedImmune common stock will be treated as receiving such cash in exchange for such fractional share interest, and generally will recognize gain or loss for U.S. federal income tax purposes, measured by the difference between the amount of cash received and the portion of the tax basis of the Aviron shares allocable to the fractional share interest. Such gain or loss will be capital gain or loss and generally will be long term capital gain or loss if the Aviron shares have been held for more than one year.

    - A holder of Aviron shares will have an aggregate tax basis in the MedImmune shares received in the offer or the merger equal to (1) the aggregate tax basis in the Aviron shares surrendered by that holder in the offer or merger, reduced by (2) any tax basis in such Aviron shares that is allocable to a fraction of a MedImmune common share for which cash is received.

    - The holding period for MedImmune shares received in exchange for Aviron shares in the offer or the merger will include the holding period for Aviron shares surrendered for them in the offer or the merger.

    - Under specified circumstances, holders of Aviron shares may be entitled to appraisal rights in connection with the merger. If appraisal rights are available, and a holder of Aviron shares receives cash pursuant to the exercise of appraisal rights, such holder generally will recognize gain or loss, measured by the difference between the amount received (other than any amount relating to interest, if any, which will be taxable as ordinary income) and such holder's tax basis in such Aviron shares. A holder of Aviron shares who exercises appraisal rights is urged to consult his or her own tax advisor.

    FEDERAL INCOME TAX CONSEQUENCES IF THE MERGER IS NOT CONSUMMATED. In addition to the limitations, assumptions, exceptions and qualifications described above, this discussion does not address, and no opinion has been given concerning, any tax consequences of the offer if the merger is not consummated. If the merger is not consummated, the federal income tax consequences of the exchange of Aviron shares in the offer will depend on facts and circumstances that are not yet known. Such facts and circumstances include, among other things, the percentage of Aviron shares tendered in the offer. You are urged to consult your tax advisor regarding the tax consequences to you of your participation in the offer if the merger is not consummated.

    BACKUP WITHHOLDING. Under the Code, a holder of Aviron shares may be subject to backup withholding with respect to the amount of cash, if any, received unless the holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules are not an additional tax and may be refunded or credited against the holder's U.S. federal income tax liability, provided the required information is furnished to the IRS.

    THE DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS INTENDED TO PROVIDE ONLY A GENERAL SUMMARY AND IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OFFER AND THE MERGER. IN ADDITION, THE DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES THAT MAY VARY WITH, OR ARE CONTINGENT ON, INDIVIDUAL CIRCUMSTANCES. MOREOVER, THE DISCUSSION DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE, LOCAL OR OTHER TAX CONSEQUENCES OF THE OFFER OR THE MERGER AND DOES NOT ADDRESS THE TAX CONSEQUENCES OF ANY TRANSACTION OTHER THAN THE OFFER AND THE MERGER. ACCORDINGLY, EACH AVIRON STOCKHOLDER IS STRONGLY URGED TO CONSULT WITH A TAX ADVISOR TO DETERMINE THE PARTICULAR FEDERAL, STATE, LOCAL OR FOREIGN INCOME, REPORTING OR OTHER TAX CONSEQUENCES OF THE OFFER AND THE MERGER TO SUCH STOCKHOLDER.

PURPOSE OF OUR OFFER; THE MERGER; APPRAISAL RIGHTS

    PURPOSE. We are making the offer in order to acquire all of the outstanding Aviron shares. We intend, promptly after completion of the offer, to have our wholly owned subsidiary merge with and into Aviron. The purpose of the merger is to acquire all Aviron shares not tendered and exchanged pursuant to the offer.

    PLANS FOR AVIRON. It is expected that following the merger, MedImmune will continue to evaluate the business and operations of Aviron and MedImmune intends to seek additional information about Aviron during this period. Thereafter, MedImmune intends to review such information as part of a comprehensive review of Aviron's business, operations, capitalization and management with a view to optimizing Aviron's potential in conjunction with MedImmune's businesses.

    APPROVAL OF THE MERGER. Under Delaware law, the approval of the board of directors of a company and the affirmative vote of the holders of a majority of its outstanding shares are required to approve and adopt a merger and a merger agreement. The Aviron board of directors has previously approved the merger. Accordingly, if we complete the offer (and the minimum tender condition is satisfied), we would have a sufficient number of Aviron shares to approve the merger without the affirmative vote of any other holder of Aviron shares. Therefore, unless the merger is consummated in accordance with the short-form merger provisions described below (in which case, no action by the stockholders of Aviron, other than MedImmune, will be required to consummate the merger), the only remaining corporate action of Aviron will be the approval and adoption of the merger agreement by the affirmative vote of a majority of the outstanding Aviron shares.

    POSSIBLE SHORT-FORM MERGER. The short-form merger provisions of Delaware would permit the merger to occur without a vote of Aviron's stockholders if MedImmune were to acquire at least 90% of the outstanding Aviron shares in the offer or otherwise (including as a result of purchases by MedImmune during any subsequent offering period). If, however, MedImmune does not acquire at least 90% of the then outstanding Aviron shares pursuant to the offer or otherwise, and a vote of Aviron's stockholders is required under Delaware law, a longer period of time will be required to effect the merger.

    APPRAISAL RIGHTS. Aviron stockholders do not have appraisal rights in connection with the offer.

    If more than a majority but less than 90% of the outstanding Aviron shares are validly tendered and not properly withdrawn in the offer, we will effect a long-form merger (as described above) as permitted under Section 251 of the DGCL. Aviron stockholders who have not exchanged their Aviron shares in the offer will not have appraisal rights in connection with a long-form merger.

    However, if at least 90% of the outstanding Aviron shares are validly tendered and not properly withdrawn in the offer, we will effect a short-form merger (as described above). Aviron stockholders at the time of a short-form merger will have the right to dissent and demand appraisal of their Aviron shares. Under Section262 of the DGCL, dissenting stockholders who comply with the applicable statutory procedures will be entitled to receive a judicial determination of the fair value of their Aviron shares (exclusive of any element of value arising from the accomplishment or expectation of the merger) and to receive payment of such fair value in cash, together with a fair rate of interest, if any. In CEDE & CO. and CINERAMA, INC. V. TECHNICOLOR, INC., the Supreme Court of the State of Delaware construed the relevant provisions of Delaware law and held that the "accomplishment or expectation" exclusion from the calculation of fair value set forth in the preceding sentence is narrow and is designed to eliminate use of pro forma data and projections of a speculative variety relating to the completion of a merger. The court held that it is appropriate to include in the calculation of fair value any known elements of value. We cannot assure you as to the methodology a court would use to determine fair value or how a court would select which of the elements of value are to be included in such a determination.

CONDITIONS OF OUR OFFER

    Notwithstanding any other term of the offer, subject to the terms of the merger agreement, we shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to our obligation to pay for or return tendered shares after the termination or withdrawal of the offer), to pay for any shares tendered pursuant to the offer if immediately prior to the expiration of the offer:


    MINIMUM TENDER CONDITION. There must be validly tendered and not properly withdrawn prior to the expiration of the offer a number of Aviron shares which will constitute a majority of the total number of outstanding Aviron shares (assuming the exercise or conversion of all outstanding options, warrants, rights and convertible securities which are exercisable or convertible prior to the merger) as of the date that we accept the Aviron shares pursuant to our offer. Based on information supplied by Aviron, the number of Aviron shares needed to satisfy the minimum tender condition would have been 20,671,184 as of December 31, 2001. As of December 31, 2001, there were 31,422,092 Aviron shares outstanding and 9,920,276 shares issuable upon exercise or conversion of outstanding options, warrants or convertible securities.


    ANTITRUST CONDITION. Any applicable waiting period under the Hart-Scott Rodino Act and any other applicable antitrust law shall not have expired or been terminated.

    REGISTRATION STATEMENT EFFECTIVENESS CONDITION. The Form S-4 shall not have become effective under the Securities Act or shall be the subject of any stop order or proceedings seeking a stop order.

    NASDAQ LISTING CONDITION. The MedImmune shares to be issued in the offer shall not have been approved for listing on the Nasdaq, subject to official notice of issuance.

    OTHER CONDITIONS OF THE OFFER. At any time on or after the date of the merger agreement and prior to the expiration date, any of the following conditions exists:

    - there shall be entered, threatened, instituted, pending or issued by any governmental entity any suit, action, proceeding, judgment or decree:

     - challenging the acquisition by MedImmune or Apple Merger Corp. of any shares under the offer, seeking to restrain or prohibit the making or consummation of the offer or the merger or seeking to obtain from Aviron, MedImmune or Apple Merger Corp. any damages that are material in relation to Aviron and its subsidiaries taken as a whole,

     - seeking to prohibit or materially limit the ownership or operation by Aviron, MedImmune or any of their respective subsidiaries of a material portion of the business or assets of Aviron and its subsidiaries, taken as a whole, or MedImmune and its subsidiaries, taken as a whole, or to compel Aviron and its subsidiaries, taken as a whole or MedImmune to dispose of or hold separate any material portion of the business or assets of Aviron or MedImmune and its subsidiaries, taken as a whole, in each case as a result of the offer or any of the other transactions contemplated by the merger agreement,

     - seeking to impose material limitations on the ability of MedImmune or Apple Merger Corp. to acquire or hold, or exercise full rights of ownership of, any shares to be accepted for payment pursuant to the offer including, without limitation, the right to vote such shares on all matters properly presented to the stockholders of Aviron,

     - seeking to prohibit MedImmune or any of its subsidiaries from effectively controlling in any material respect any material portion of the business or operations of Aviron or its subsidiaries, or

     - which otherwise is reasonably likely to have a material adverse effect on Aviron;

    - there shall be any statute, law, ordinance, rule, regulation, judgment, order or decree enacted, entered, enforced, promulgated or deemed applicable to the offer or the merger, by any governmental entity, other than the routine application to the offer or the merger of applicable waiting periods under the Hart-Scott Rodino Act, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in the preceding paragraph;

    - there shall have occurred any material adverse effect with respect to Aviron (see "The Merger Agreement--Representations and Warranties" for a definition of "material adverse effect");

    - the board of directors of Aviron or any committee thereof shall have
      (1) withdrawn or modified in a manner adverse to MedImmune or Apple Merger Corp. its approval or recommendation of the offer or the merger or its adoption of the merger agreement, (2) approved or recommended or taken a neutral position with respect to any takeover proposal or (3) failed to reaffirm its recommendation of the offer or the merger or its adoption of the merger agreement, in all cases within ten business days of being requested by MedImmune to do so or the board of directors of Aviron or any committee thereof shall have resolved to take any of the foregoing actions;

    - any of the representations and warranties of Aviron set forth in the merger agreement shall not be true and correct in all respects (without regard for any material adverse effect, materiality or similar qualifiers), except where the failures to be true and correct would not, in the aggregate, have a material adverse effect on Aviron, or the representations and warranties set forth in section 4.23 of the merger agreement with respect to FluMist shall not be true and correct in all respects, in each case at the date of the merger agreement and as of the expiration of the offer (as though made as of such date, except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date);

    - Aviron shall have failed to perform or comply, in all material respects, with any agreement, obligation or covenant to be performed or complied with by it under the merger agreement;

    - the merger agreement shall have been terminated in accordance with its terms or MedImmune and Aviron shall have agreed that Apple Merger Corp. terminate the offer or postpone the acceptance for payment of shares thereunder; or

    - either MedImmune or Aviron shall have failed to receive, as of the date of the preliminary prospectus included in the Form S-4, the tax opinion which such party is to obtain as of such date as described in the merger agreement, or, as of the date of the expiration of the offer, the opinion which such party is to obtain as of such date as described in the merger agreement, both opinions to the effect that the offer and the merger, together, will qualify as a reorganization within the meaning of section 368(a) of the Code.


    Except for the tax opinion condition and certain other conditions set forth in the merger agreement, none of which shall be waived without the prior written consent of Aviron, the foregoing conditions are for the sole benefit of MedImmune and Apple Merger Corp. and may, subject to the last sentence of this paragraph and the terms of the merger agreement, be waived by MedImmune and Apple Merger Corp. in whole or in part at any time and from time to time in their reasonable discretion. The failure by MedImmune or Apple Merger Corp. at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted, subject to the last sentence of this paragraph, at any time and from time to time. All conditions to the offer, other than those dependent upon the receipt of necessary governmental approvals, will be asserted, satisfied or waived on or before the expiration of the offer.


STATE TAKEOVER LAWS AND REGULATORY APPROVALS

    Except as set forth herein, we are not aware of any licenses or regulatory permits that appear to be material to the business of Aviron and its subsidiaries, taken as a whole, and that might be adversely affected by our acquisition of Aviron shares in the offer. In addition, except as set forth herein, we are not aware of any filings, approvals or other actions by or with any governmental authority or administrative or regulatory agency that would be required for our acquisition or ownership of the Aviron shares. Should any such approval or other action be required, we expect to seek such approval or action, except as described under "State Takeover Laws." Should any such approval or other action be required, we cannot be certain that we would be able to obtain any such approval or action without substantial conditions or that adverse consequences might not result to Aviron's or its subsidiaries' businesses, or that certain parts of Aviron's, MedImmune's or any of their respective subsidiaries' businesses might not have to be disposed of or held separate in order to obtain such approval or action. In that event, we may not be required to purchase any Aviron shares in the offer.

  STATE TAKEOVER LAWS.

    A number of states have adopted takeover laws and regulations that purport to be applicable to attempts to acquire securities of corporations that are incorporated in those states or that have substantial assets, stockholders, principal executive offices or principal places of business in those states. To the extent that these state takeover statutes purport to apply to the offer or the merger, we believe that those laws conflict with United States federal law and are an unconstitutional burden on interstate commerce. In 1982, the Supreme Court of the United States, in EDGAR V. MITE CORP., invalidated on constitutional grounds the Illinois Business Takeovers Statute, which, as a matter of state securities law, made takeovers of corporations meeting certain requirements more difficult. The reasoning in that decision is likely to apply to certain other state takeover statutes. In 1987, however, in CTS CORP. V. DYNAMICS CORP. of America, the Supreme Court of the United States held that the State of Indiana could as a matter of corporate law and, in particular, those aspects of corporate law concerning corporate governance, constitutionally disqualify a potential acquiror from voting on the affairs of a target corporation without the prior approval of the remaining stockholders, as long as those laws were applicable only under certain conditions. Subsequently, in TLX ACQUISITION CORP. V. TELEX CORP., a federal district court in Oklahoma ruled that the Oklahoma statutes were unconstitutional insofar as they apply to corporations incorporated outside Oklahoma, because they would subject those corporations to inconsistent regulations. Similarly, in TYSON FOODS, INC. V. MCREYNOLDS, a federal district court in Tennessee ruled that four Tennessee takeover statutes were unconstitutional as applied to corporations incorporated outside Tennessee. This decision was affirmed by the United States Court of Appeals for the Sixth Circuit. In 1988, a federal district court in Florida held, in GRAND METROPOLITAN PLC V. BUTTERWORTH, that the provisions of the Florida Affiliated Transactions Act and Florida Control Share Acquisition Act were unconstitutional as applied to corporations incorporated outside of Florida.

    We reserve the right to challenge the validity or applicability of any state law allegedly applicable to the offer or the merger, and nothing herein nor any action that we take in connection with the offer is intended as a waiver of that right. In the event that it is asserted that one or more takeover statutes apply to the offer or the merger, and it is not determined by an appropriate court that the statutes in question do not apply or are invalid as applied to the offer or the merger, as applicable, we may be required to file certain documents with, or receive approvals from, the relevant state authorities, and we might be unable to accept for exchange or exchange Aviron shares tendered in the offer or be delayed in continuing or consummating the offer. In that case, we may not be obligated to accept for exchange, or exchange for, any Aviron shares tendered.

    ANTITRUST. Under the HSR Act and the rules that have been promulgated thereunder by the Federal Trade Commission (the "FTC"), certain acquisition transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the FTC and certain waiting period requirements have been satisfied. The exchange of Aviron shares pursuant to the offer is subject to these requirements.

    Pursuant to the requirements of the HSR Act, we filed a Notification and Report Form with respect to the offer with the Antitrust Division and the FTC on December 4, 2001. The offer cannot be completed until a required waiting period of 30 days from the date of our filing has expired or been terminated earlier by the FTC or the Antitrust Division. The FTC or the Antitrust Division can also request additional information and materials from MedImmune in connection with their review of the offer. Should there be an additional request, MedImmune and Aviron cannot complete the offer until 30 days after MedImmune has substantially complied with the request for additional information, unless the 30-day waiting period is terminated early. If either agency believes that the offer would violate the federal antitrust laws by substantially lessening competition in any line of commerce affecting United States consumers, they have the authority to seek to enjoin the transactions.

    We can give no assurance that a challenge to the offer will not be made or, if such a challenge is made, that it would be unsuccessful. Expiration or termination of the HSR Act waiting period is a condition to the offer.

    Private parties (including individual states) may also bring legal actions under the antitrust laws. We do not believe that the consummation of the offer will result in a violation of any applicable antitrust laws. However, there can be no assurance that a challenge to the offer on antitrust grounds will not be made, or what the result will be if such a challenge is made. For a description of certain conditions to the offer, including conditions with respect to litigation and certain governmental actions and for certain termination rights in connection with antitrust suits, see "--Conditions of Our Offer."

CERTAIN EFFECTS OF THE OFFER

    MARKET FOR THE SHARES. The tender of Aviron shares pursuant to the offer will reduce the number of Aviron shares that might otherwise trade publicly and will reduce the number of holders of Aviron shares and could adversely affect the liquidity and market value of the remaining Aviron shares held by the public.

    NASDAQ NATIONAL MARKET LISTING. Depending upon the number of Aviron shares purchased pursuant to the offer, the Aviron shares may no longer meet the requirements of the National Association of Securities Dealers for continued inclusion on the Nasdaq National Market, which requires that an issuer either:

    - have at least 750,000 publicly held shares, held by at least 400 round lot stockholders, with a market value of at least $5,000,000, have at least two market makers, have net tangible assets of at least $4 million, and have a minimum bid price of $1; or

    - have at least 1,100,000 publicly held shares, held by at least 400 round lot stockholders, with a market value of at least $15,000,000, have a minimum bid price of $5, have at least 4 market makers and have either
      (1) a market capitalization of at least $50,000,000 or (2) a total of at least $50,000,000 in assets and revenues, respectively.

    If the Nasdaq National Market ceased publishing quotations for the Aviron shares, it is possible that the Aviron shares would continue to trade in the over-the-counter market and that price or other quotations would be reported by other sources. The extent of the public market for such Aviron shares and the availability of such quotations would depend, however, upon such factors as the number of stockholders and/or the aggregate market value of such securities remaining at such time, the interest in maintaining a market in the Aviron shares on the part of securities firms, the possible termination of registration under the Exchange Act as described below, and other factors. We cannot predict whether the reduction in the number of Aviron shares that might otherwise trade publicly would have an adverse or beneficial effect on the market price for, or marketability of, the Aviron shares or whether it would cause future market prices to be greater or lesser than the price we are presently offering.

    REGISTRATION UNDER THE EXCHANGE ACT. Aviron shares are currently registered under the Exchange Act. Aviron can terminate that registration upon application to the SEC if the outstanding shares are not listed on a national securities exchange and if there are fewer than 300 holders of record of Aviron shares. Termination of registration of the Aviron shares under the Exchange Act would reduce the information that Aviron must furnish to its stockholders and to the SEC and would make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirement of furnishing a proxy statement in connection with stockholders meetings pursuant to Section 14(a) and the related requirement of furnishing an annual report to stockholders, no longer applicable with respect to Aviron shares. In addition, if Aviron shares are no longer registered under the Exchange Act, the requirements of Rule 13e-3 under the Exchange Act with respect to "going-private" transactions would no longer be applicable to Aviron. Furthermore, the ability of "affiliates" of Aviron and persons holding "restricted securities" of Aviron to dispose of such securities pursuant to Rule 144 under the Securities Act may be impaired or eliminated. If registration of the shares under the Exchange Act were terminated, they would no longer be eligible for Nasdaq National Market listing or for continued inclusion on the Federal Reserve Board's list of "margin securities."

    STATUS AS "MARGIN SECURITIES." The Aviron shares are presently "margin securities" under the regulations of the Federal Reserve Board, which has the effect, among other things, of allowing brokers to extend credit on the collateral of Aviron shares. Depending on the factors similar to those described above with respect to listing and market quotations, following consummation of the offer, the Aviron shares may no longer constitute "margin securities" for the purposes of the Federal Reserve Board's margin regulations, in which event the Aviron shares would be ineligible as collateral for margin loans made by brokers.

RELATIONSHIPS BETWEEN AVIRON AND MEDIMMUNE

    Except as set forth herein, neither we nor, to the best of our knowledge, any of our directors, executive officers or other affiliates has any contract, arrangement, understanding or relationship with any other person with respect to any securities of Aviron, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies. Except as described herein, there have been no contacts, negotiations or transactions since December 31, 1999, between us or, to the best of our knowledge, any of our directors, executive officers or other affiliates on the one hand, and Aviron or its affiliates, on the other hand, concerning a merger, consolidation or acquisition, a tender offer or other acquisition of securities, an election of directors, or a sale or other transfer of a material amount of assets. Except as described herein, neither we, nor, to the best of our knowledge, any of our directors, executive officers or other affiliates has, since December 31, 1999, had any transaction with Aviron or any of its executive officers, directors or affiliates that would require disclosure under the rules and regulations of the SEC applicable to the offer. Two of our directors, Wayne Hockmeyer and Barbara Franklin, are also directors of Aviron. Prior to joining Aviron, Boyd Clarke was an employee of MedImmune. His employment arose in connection with the merger between MedImmune and U.S. Bioscience, Inc. in November, 1999.

ACCOUNTING TREATMENT

    The merger will be accounted for as a purchase transaction for financial reporting purposes, in accordance with generally accepted accounting principles in the United States of America. Accordingly, a determination of the fair value of Aviron's assets and liabilities will be made in order to allocate the purchase price to the assets acquired and the liabilities assumed. In connection with the merger, MedImmune anticipates that it will incur a one-time charge consisting of a write-off of the value of purchased in-process research and development estimated to be approximately $1,145 million. The purchase price allocation, including the one-time charge for write-off of the value of purchased in-process research and development, is subject to revision when additional information concerning asset and liability valuations is obtained.

FEES AND EXPENSES

    We have retained Merrill Lynch & Co. to act as the dealer manager in connection with our offer and to provide various financial advisory services to us in connection with our offer and the merger. Merrill Lynch will receive reasonable and customary compensation for these services and will be reimbursed for out-of-pocket expenses, including reasonable expenses of counsel and other advisors. We have agreed to indemnify Merrill Lynch and related persons against various liabilities and expenses in connection with its services as the dealer manager and financial advisor, including various liabilities and expenses under the U.S. federal securities laws. From time to time, Merrill Lynch and its affiliates may actively trade the debt and equity securities of MedImmune and Aviron for their own account or for the accounts of customers and, accordingly, may hold a long or short position in those securities. Merrill Lynch has in the past performed various investment banking and financial advisory services for us for which they have received customary compensation.

    We have retained MacKenzie Partners, Inc. as information agent in connection with the offer. The information agent may contact holders of Aviron shares by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominee stockholders to forward material relating to the offer to beneficial owners of Aviron shares. We will pay the information agent reasonable and customary compensation for these services in addition to reimbursing the information agent for its reasonable out-of-pocket expenses. We have agreed to indemnify the information agent against certain liabilities and expenses in connection with the offer, including certain liabilities under the United States federal securities laws.

    We have retained American Stock Transfer & Trust Company as the exchange agent. The exchange agent will be paid reasonable and customary compensation for its services in connection with the offer and will be reimbursed for its reasonable out-of-pocket expenses and will be indemnified against certain liabilities and expenses, including certain liabilities under the United States federal securities laws.

    Except as set forth above, we will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Aviron shares pursuant to the offer. We will reimburse brokers, dealers, commercial banks and trust companies and other nominees, upon request, for customary clerical and mailing expenses incurred by them in forwarding offering materials to their customers.

STOCK EXCHANGE LISTING

    Our common stock is listed on the Nasdaq National Market under the symbol "MEDI."

                              THE MERGER AGREEMENT

    The following description of the merger agreement describes the material terms of the merger agreement but does not purport to describe all the terms of the agreement. The merger agreement is attached hereto as Annex B. All Aviron stockholders are urged to read the merger agreement in its entirety because it is the legal document that governs the offer and the merger.

THE OFFER

    TERMS OF THE OFFER. The merger agreement provides for the commencement of our offer to exchange 1.075 shares of MedImmune common stock, together with the associated share purchase rights, for each outstanding share of Aviron common stock, together with any associated share purchase rights.

    EXTENSIONS OF THE OFFER. The initial expiration date of the offer will be the twentieth business day after the commencement of the offer. We may, without the consent of Aviron, (1) and are obligated, at the request of Aviron, to extend the offer, for one or more successive periods beyond the initial expiration date of ten or fewer business days so long as the merger agreement is in effect, if any of the conditions to the offer have not been satisfied or waived, (2) extend the offer for any period required by any rule, regulation, interpretation or position of the SEC applicable to the offer or any period required by applicable law, and
(3) extend the offer for 10 business days after the latest permissible expiration date if less than 90% of the Aviron shares have been tendered and MedImmune irrevocably waives specified conditions precedent to completion of the offer. In addition, MedImmune may elect to provide a subsequent offering period for no more than 20 business days after the acceptance of Aviron shares, pursuant to Rule 14d-11 promulgated under the Exchange Act in order to meet the objective (which is not a condition to the offer) that there be validly tendered at least 90% of the then outstanding Aviron shares.

    PROMPT PAYMENT FOR AVIRON SHARES AFTER THE CLOSING OF THE OFFER. Subject to the conditions of the offer, promptly after the expiration of the offer, we will accept for exchange and exchange for all Aviron shares validly tendered and not properly withdrawn.

THE MERGER

    THE MERGER. The merger agreement provides that a wholly owned MedImmune subsidiary will be merged with and into Aviron, and Aviron will be the surviving corporation. In the merger, each remaining Aviron share outstanding following the offer, other than those owned by MedImmune and its subsidiaries or Aviron, will be converted into 1.075 MedImmune shares, provided that no fractional MedImmune shares will be issued and subject to any applicable appraisal rights, as described below. Our wholly owned subsidiary is Apple Merger Corp..

    EFFECTIVE TIME OF THE MERGER. The merger will become effective upon the filing of a certificate of merger or a certificate of ownership and merger with the Secretary of State of Delaware or such later time as is agreed by Aviron and MedImmune and specified in the certificate of merger. The filing of the certificate of merger will take place as soon as practicable on or after the satisfaction of the conditions to the merger.

    CERTIFICATE OF INCORPORATION; BYLAWS; DIRECTORS AND OFFICERS. At the effective time of the merger, the certificate of incorporation of Apple Merger Corp. as in effect immediately prior to the merger will become the Certificate of Incorporation of Aviron and the bylaws of Apple Merger Corp. as in effect immediately prior to the merger will become the bylaws of Aviron, in each case until amended.

    At the effective time of the merger, the directors of Apple Merger Corp. shall become the directors of Aviron and the officers of Aviron shall continue as the officers of Aviron, in each case until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

    AVIRON BOARD OF DIRECTORS. Upon the acceptance for exchange of tendered Aviron shares pursuant to the offer, MedImmune will be able to designate such number of directors to the Aviron board of directors as is proportionate to the percentage of Aviron shares outstanding that are beneficially owned by MedImmune. If requested by MedImmune, after acceptance for exchange of the shares, Aviron and its board of directors will immediately increase the size of its board of directors or secure the resignations of or remove such number of incumbent directors, to the extent permitted by applicable law, as is necessary to enable MedImmune's designees to be appointed to the Aviron board of directors, and will cause MedImmune's designees to be appointed. Aviron will also, if requested by MedImmune, appoint MedImmune's designated directors to each committee of Aviron's board of directors in an amount that is at least proportionate to such designees' representation on the full board of directors.

    However, until the effective time of the merger, at least two members of Aviron's board of directors who are directors of Aviron prior to consummation of the offer and are not also directors of MedImmune will remain on the board of directors. Following the appointment of MedImmune's designees prior to the effective time of the merger, the concurrence of a majority of such continuing directors of Aviron will be required to:

    - amend or terminate the merger agreement;

    - extend or waive the time for the performance of any of the obligations or other acts of MedImmune or Apple Merger Corp. under the merger agreement; or


    - waive any of Aviron's rights under the merger agreement.



TREATMENT OF AVIRON STOCK OPTIONS, WARRANTS AND CONVERTIBLE SECURITIES



    Each Aviron stock option granted to a current or former employee, officer, or consultant of Aviron will become exercisable into the number of MedImmune shares equal to the number of Aviron shares subject to such option multiplied by the exchange ratio of 1.075. The exercise price for each option will equal the aggregate exercise price for the Aviron shares otherwise purchaseable under such stock option, divided by the aggregate number of MedImmune shares deemed purchaseable under such stock option pursuant to the exchange ratio. Stock options granted by Aviron will otherwise be subject to the same terms and conditions, including provisions regarding vesting, as in effect at the time the merger becomes effective. Each Aviron stock option granted to a non-employee director will be cancelled prior to closing of the offer and the merger after the director is given a chance to exercise such option with respect to all vested and non-vested shares.



    Aviron has issued a number of warrants which are exercisable for Aviron shares and $200 million principal amount of convertible notes which are convertible into Aviron shares. A number of the warrants will expire on the closing date of the merger. In connection with the merger, the remaining warrants and the convertible notes will become exercisable for or convertible into MedImmune shares, at an exercise or conversion price that has been adjusted in accordance with the terms of the warrants or convertible notes, as the case may be, as a result of the merger.


REPRESENTATIONS AND WARRANTIES

    The merger agreement contains various customary representations and warranties made by each party to the other. The representations and warranties contained in the merger agreement do not survive the effective time of the merger.

    A number of the representations and warranties are qualified by a material adverse effect or material adverse change standard. A material adverse effect or material adverse change with respect to Aviron or MedImmune means any change, effect, event, occurrence or state of facts, individually or together with all other changes, effects, events, occurrences or states of fact, that is or is reasonably likely to be materially adverse to the business, financial condition or results of operations of Aviron or MedImmune, as the case may be, and its subsidiaries, taken as a whole, other than any change or condition relating to the economy or securities markets in general or the industry in which Aviron or MedImmune, as the case may be, operates.

    Aviron has made several representations concerning FluMist, including that except as otherwise disclosed to MedImmune, neither Aviron nor any of its subsidiaries is in violation of or in default under any material contract related to the development, commercialization, production, marketing or sale of FluMist, and that Aviron possesses all material intellectual property rights and licenses necessary for commercialization.

COVENANTS

    MedImmune and Aviron have each undertaken certain covenants in the merger agreement. The following summarizes the more significant of these covenants.

    INTERIM OPERATIONS OF AVIRON. Aviron has agreed to operate its business in the ordinary course and, consistent with past practice from the date of the merger agreement to the effective time of the merger. The merger agreement contains a number of specific restrictions on Aviron and its subsidiaries.

    NO SOLICITATION. Aviron agrees not to solicit or encourage any third party takeover proposals or participate in negotiations and discussions regarding, provide information for or otherwise facilitate a takeover proposal (generally defined as the acquisition of 15% or more of Aviron or its shares).

    However, the Aviron board of directors may furnish information or participate in negotiations regarding a takeover proposal in response to an unsolicited superior proposal which did not result from a breach of the merger agreement, if it determines that failure to do so will be reasonably likely to result in a breach of its fiduciary duties. Aviron must provide MedImmune with one day advance notice before doing so to comply with the provisions described below.

    If there is third party contact regarding a takeover proposal, Aviron must provide MedImmune with the identity of the third party, the terms of the proposal and written materials related thereto, and keep MedImmune informed on a current basis.

    Prior to furnishing information Aviron and the third party must enter into a confidentiality agreement no less favorable to Aviron than the existing confidentiality agreement between Aviron and MedImmune.

    A takeover proposal means, other than the transactions contemplated by the merger agreement, any inquiry, proposal or offer from any person relating to:

    - any direct or indirect acquisition or purchase of a business or assets that constitutes 15% or more of the net revenues, net income or the assets of Aviron or its subsidiaries, taken as a whole, or

    - 15% or more of any class of equity securities of Aviron or its subsidiaries, or

    - any tender offer, exchange offer or other transaction that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of Aviron or any of its subsidiaries, or

    - any merger, consolidation, business combination, recapitalization, liquidation or dissolution or any similar transaction involving Aviron or any of its subsidiaries.

    A superior proposal means any bona fide proposal made by a third party:

    - to acquire more than 50% of the combined voting power of the outstanding Aviron shares (assuming the exercise or conversion of all outstanding options, warrants, rights and convertible securities) or all or substantially all the assets of Aviron and its subsidiaries taken as a whole;

    - that is on terms which the Board of Directors of Aviron determines in its good faith judgment (after receiving advice from a financial advisor of nationally recognized reputation) to be more favorable to Aviron and its stockholders from a financial point of view than the offer and the merger after taking into account the terms of the merger agreement (including any amendment that may be proposed by MedImmune);

    - which is reasonably capable of being consummated; and

    - for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of Aviron, is reasonably capable of being obtained on a prompt basis by such third party.

    RECOMMENDATION. Aviron has represented and warranted that its board of directors by unanimous vote of the directors present (1) determined that the offer and the merger are advisable and are fair to and in the best interests of Aviron stockholders, (2) approved the offer and the merger, and (3) resolved to recommend that the Aviron stockholders accept the offer, tender their Aviron shares to MedImmune and approve and adopt the merger agreement and the merger. Aviron may not withdraw, modify or amend these recommendations unless the Aviron board of directors determines that failure to do so would violate its fiduciary duties.


    STOCKHOLDER RIGHTS AGREEMENT. Aviron maintains a stockholder rights agreement under which Aviron stockholders are granted the right to receive shares of Aviron preferred stock upon the occurrence of certain events. Aviron has amended this rights agreement in order to provide that the rights will not be triggered by either the offer or the merger.


    COVENANT TO CALL STOCKHOLDER MEETING AND PREPARE AND MAIL PROXY
STATEMENT. If approval of Aviron's stockholders is required by applicable law in order to consummate the merger, Aviron has agreed to call a meeting of its stockholders for the purpose of approving and adopting the merger agreement and the merger. If required by applicable law, as soon as practicable after the acceptance for exchange of the Aviron shares pursuant to the offer, Aviron has agreed to prepare and file with the SEC a proxy statement for the purposes of soliciting proxies to approve and adopt the merger agreement and the merger. Aviron will take the actions necessary or advisable to secure the vote or consent of stockholders as may be required by Delaware law to complete the merger and, subject to applicable fiduciary requirements, will recommend adoption and approval of the merger agreement and the merger. Aviron has agreed to use its reasonable best efforts to mail the proxy statement to its stockholders promptly after the registration statement containing the proxy statement has been declared effective by the SEC.

    USE OF REASONABLE BEST EFFORTS. MedImmune and Aviron have agreed to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the offer, the merger, and the other transactions contemplated by the merger agreement, including:

    - the taking of all reasonable acts necessary to cause the conditions to the offer and the merger to be satisfied;

    - the obtaining of all other necessary actions or nonactions, waivers, consents and approvals from governmental authorities and the making of all other necessary registrations and filings;

    - the obtaining of all necessary consents, approvals or waivers from third parties;

    - using their reasonable best efforts to secure opinions from their counsel to the effect that the transaction will qualify as a reorganization within the meaning of Section 368(a) of the Code;

    - the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging the merger agreement or the offer or merger, including seeking to have any stay or temporary restraining order entered by any court or other governmental authority vacated or reversed; and

    - the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, the merger agreement.

    Notwithstanding the foregoing, MedImmune will not be required to divest any assets or any portion of any business of it or Aviron or any of their respective subsidiaries or to agree to any restrictions on the operation of its or its subsidiaries' business.

    INDEMNIFICATION AND INSURANCE. Upon completion of the merger, MedImmune will assume all rights of current or former Aviron directors and officers to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the merger, as provided in Aviron's current certificate of incorporation, bylaws and any indemnification agreement between such directors or officers and Aviron in effect as of the date of the merger agreement.

    For six years after the merger, MedImmune will cause the surviving corporation to maintain in effect Aviron's current officers' and directors' liability insurance in respect of acts or omissions occurring at or prior to the effective time of the merger, covering each person currently covered by Aviron's officers' and directors' liability insurance policy. Such insurance will contain terms with respect to coverage and amount that are no less favorable to the terms currently in effect, provided that MedImmune may substitute such insurance with policies of MedImmune containing terms with respect to coverage and amount that are no less favorable to such directors and officers. In satisfying this obligation, MedImmune will not be required to pay premiums in excess of 150% of the amount per annum paid by Aviron in its last full fiscal year, provided that if MedImmune is not able to obtain such coverage for such 150% amount, MedImmune will nevertheless be obligated to provide such coverage as may be obtained for such 150% amount. In lieu thereof, either party may obtain a single premium insurance policy covering matters prior to the merger, so long as the cost is less than $2,000,000.

ADDITIONAL AGREEMENTS

    TAX TREATMENT. MedImmune and Aviron have agreed to use their reasonable best efforts to cause the transaction to qualify, and not to take or fail to take, or cause or permit to be taken or fail to be taken, any action which could reasonably be expected to prevent the transaction from qualifying, as a reorganization within the meaning of Section 368(a) of the Code. MedImmune and Aviron have also agreed to use their reasonable best efforts to secure opinions from their counsel to the effect that the transaction will qualify as a reorganization within the meaning of Section 368(a) of the Code.

    FEES AND EXPENSES. Except for the termination fee discussed below, each party shall bear its own expenses in connection with the merger, provided that Aviron and MedImmune will each pay one-half of the costs and expenses incurred in connection with the HSR filing fees and the filing, printing and mailing the proxy statement and the related registration statement.

CONDITIONS OF THE OFFER

    See "The Offer--Conditions of Our Offer" on page 30.

CONDITIONS TO THE MERGER

    The obligations of MedImmune and Aviron to consummate the merger are subject to the satisfaction of the following conditions:

    - STOCKHOLDER APPROVAL. If required under Delaware law, the affirmative vote of a majority of the outstanding shares of Aviron to adopt the merger agreement.

    - NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other judgment, action or order issued by any court of competent jurisdiction or governmental agency or other statute, law, rule, legal restraint or prohibition shall be in effect preventing the consummation of the merger.

    - EXCHANGE OF SHARES. MedImmune or any of its affiliates shall have purchased shares pursuant to the offer.

    - EFFECTIVENESS OF S-4. If stockholder approval is required, MedImmune's post-effective amendment to the S-4 relating to Aviron stockholder approval shall have been declared effective.

    - NASDAQ LISTING. The MedImmune shares to be issued in the merger shall have been approved for listing on the Nasdaq National Market System, subject to official notice of issuance.

TERMINATION OF THE MERGER AGREEMENT

    The merger agreement may be terminated at any time prior to the acceptance of Aviron shares for payment pursuant to the offer:

    - by mutual written consent of MedImmune and Aviron.

    - by either MedImmune or Aviron if:

       - the offer has expired without the acceptance for payment of the Aviron shares;

       - Apple Merger Corp. has not accepted for payment any Aviron shares before May 31, 2002; provided, however, that this right to terminate the merger agreement is not available to any party whose failure to perform any of its obligations under the merger agreement results in the failure of any such condition, or if the failure of such condition results from facts or circumstances that constitute a breach of a representation or warranty; or

       - any temporary restraining order, injunction or other judgment, action or order applicable to the offer, the merger or the other transactions contemplated by the merger agreement has become final and nonappealable.

    - by MedImmune if (i) the board of directors of Aviron or any committee thereof shall have (x) withdrawn or modified in a manner adverse to MedImmune or Apple Merger Corp. its approval or recommendation of the offer or the merger or the adoption of the merger agreement, (y) approved or recommended or taken a neutral position with respect to any takeover proposal, (z) failed to reaffirm its recommendation of the offer or the merger or its adoption of this Agreement within ten business days of being requested by MedImmune to do so or (ii) the board of directors of Aviron or any committee thereof shall have resolved to take any of the foregoing actions;

    - by MedImmune prior to the purchase of Aviron shares pursuant to the offer if Avrion shall have breached or failed to perform in any material respect any representation, warranty, covenant or other agreement contained in this Agreement that (1) would give rise to the failure of a condition to the offer relating to representations or covenants and (2) cannot be or has not been cured within 10 business days after the giving of written notice to Aviron;

    - by Aviron prior to the purchase of Aviron shares pursuant to the offer if there is a MedImmune breach analogous to the Aviron breaches described in the provision immediately above; or

    - by Aviron prior to the acceptance for exchange of Aviron shares pursuant to the offer, in response to a superior proposal which was unsolicited and which did not otherwise follow a breach of the merger agreement, in order to concurrently enter into a definitive acquisition agreement with respect to such superior proposal (the determination of whether a proposal is a superior proposal is to be made only after consideration of any modification proposed by MedImmune), but only:

       - at a time that is after the third business day following MedImmune's receipt of written notice advising MedImmune that the Aviron board of directors is prepared to accept such superior proposal, specifying the material terms and conditions of such superior proposal (including a copy of any proposed agreement) and identifying the person making such superior proposal (any revised proposal shall constitute a new proposal and shall require an additional three business days notice and compliance with the other matters set forth herein),

       - if requested by MedImmune, Aviron shall have cooperated in good faith with MedImmune to revise the terms of the merger agreement such that the proposal is no longer a superior proposal, and

       - after MedImmune shall have received the termination fee described below.

TERMINATION FEES

    Aviron shall pay MedImmune a fee of $51 million if:

    - following the public announcement of a third party takeover proposal,
      (1) the merger agreement is terminated under the termination provision relating to the expiration of the offer without the acceptance for exchange of shares or the provision relating to no acceptance for exchange of share by May 31, 2002 and (2) within twelve months of termination Aviron enters into an acquisition agreement with respect to a takeover proposal or a takeover proposal is consummated;

    - following the public announcement of a third party takeover proposal,
      (1) the merger agreement is terminated under the termination provision relating to a breach by Aviron due to a willful and material breach by Aviron and (2) within six months of termination Aviron enters into an acquisition agreement with respect to a takeover proposal or a takeover proposal is consummated;

    - MedImmune terminates the merger agreement under the termination provision relating to a change in recommendation by Aviron; or

    - Aviron terminates the merger agreement under the provision relating to the acceptance of a superior proposal.

    See "The Offer--Conditions of Our Offer" on page 30.

AMENDMENTS, EXTENSION AND WAIVER

    AMENDMENT. The merger agreement may be amended before or after obtaining Aviron stockholder approval. However, after the exchange of shares pursuant to the offer is completed, no amendment which changes the merger agreement or the merger consideration is permitted, if such change would adversely affect Aviron stockholders. After approval by Aviron stockholders, no amendment may be made which by law requires further approval by such stockholders without first obtaining such approval.

    EXTENSION AND WAIVER. Subject to the amendment provisions discussed above and the terms of the offer described in "The Merger Agreement--The Offer--Extension, Termination and Amendment", prior to completion of the merger, Aviron and MedImmune may (1) extend the time for the performance of any of the obligations of the other, (2) waive any inaccuracies in the representations and warranties contained in the merger agreement or (3) waive compliance with any of the agreements or conditions to the merger agreement.

    Following the appointment of any directors selected by MedImmune and prior to the effective time of the merger, any amendment of the merger agreement, any termination of the merger agreement by Aviron, any extension or waiver by Aviron of the time for the performance of any of the obligations or other acts of MedImmune or waiver of any of Aviron's rights under the merger agreement will require the concurrence of a majority of the Aviron directors then in office who were directors of Aviron prior to the consummation of the offer.

THE CONFIDENTIALITY AGREEMENT

    MedImmune and Aviron entered into a customary confidentiality agreement dated as of October 10, 2001 which contains customary standstill and confidentiality provisions.

                          INTERESTS OF CERTAIN PERSONS

    Some directors and executive officers of Aviron may have interests in the offer and the merger that are different from or in addition to your interests. Information about these interests is more fully set forth in Aviron's Solicitation/Recommendation Statement on Schedule 14D-9, including the Information Statement attached as Schedule I to the Schedule 14D-9, which is being mailed to Aviron stockholders with this preliminary prospectus.

    In addition, see the "Merger Agreement--Covenants--Indemnification and Insurance."

             UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

    The following unaudited pro forma condensed combined financial data present the effect of the pending acquisition of Aviron by MedImmune, which is to be accounted for as a purchase. The unaudited pro forma condensed combined balance sheet presents the combined financial position of MedImmune and Aviron as of September 30, 2001 assuming that the acquisition had occurred as of that date. Such pro forma information is based upon the historical consolidated balance sheet data of MedImmune and Aviron as of September 30, 2001. The unaudited pro forma combined statements of operations for the year ended December 31, 2000 and nine month period ended September 30, 2001 give effect to the acquisition of Aviron by MedImmune as if such acquisition had occurred on January 1, 2000.

    The unaudited pro forma condensed combined financial data are based on the estimates and assumptions set forth in the notes to such statements, which are preliminary and have been made solely for purposes of developing such pro forma information. The unaudited pro forma condensed combined financial data are not necessarily an indication of the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2000
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                         HISTORICAL   HISTORICAL   ACQUISITION              PRO FORMA
                                         MEDIMMUNE      AVIRON     ADJUSTMENTS              COMBINED
                                         ----------   ----------   -----------              ---------
Revenues:
  Product sales........................   $495,803     $     --      $     --               $495,803
  Other revenue........................     44,692       32,242       (14,725)(a)             62,209
                                          --------     --------      --------               --------
Total revenues.........................    540,495       32,242       (14,725)               558,012

Costs and Expenses:
  Cost of sales........................    127,320           --            --                127,320
  Research and development.............     66,296       80,521       (46,290)(b),(c)        100,527
  Acquisition of in-process research
    and development....................         --       10,904            --                 10,904
  Selling, general and
    administrative.....................    157,330       13,849         2,858 (b),(c)        174,037
  Other operating expenses.............      9,231           --        65,563 (b),(c),(d)     74,794
                                          --------     --------      --------               --------
Total expenses.........................    360,177      105,274        22,131                487,582
                                          --------     --------      --------               --------
Operating income (loss)................    180,318      (73,032)      (36,856)                70,430
Interest income........................     29,569        6,541            --                 36,110
Interest expense.......................       (474)     (11,020)           --                (11,494)
                                          --------     --------      --------               --------
Earnings (loss) before income taxes and
  cumulative effect of a change in
  accounting principle.................    209,413      (77,511)      (36,856)                95,046
Provision (benefit) for income tax.....     64,436           --       (38,774)(e)             25,662
                                          --------     --------      --------               --------
Earnings (loss) before cumulative
  effect of a change in accounting
  principle............................   $144,977     $(77,511)     $  1,918               $ 69,384
                                          ========     ========      ========               ========

Basic earnings per share:
Earnings (loss) before cumulative
  effect of a change in accounting
  principle............................   $   0.69                                          $   0.29
Shares used in calculation of basic
  earnings per share...................    209,101                                           242,880

Diluted earnings per share:
Earnings (loss) before cumulative
  effect of a change in accounting
  principle............................   $   0.66                                          $   0.27
Shares used in calculation of diluted
  earnings per share...................    220,428                                           256,062

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2001
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                         HISTORICAL   HISTORICAL   ACQUISITION              PRO FORMA
                                         MEDIMMUNE      AVIRON     ADJUSTMENTS              COMBINED
                                         ----------   ----------   -----------              ---------
Revenues:
  Product sales........................   $303,508     $     --      $     --               $303,508
  Other revenue........................     22,468       11,665         2,325 (a)             36,458
                                          --------     --------      --------               --------
Total revenues.........................    325,976       11,665         2,325                339,966

Costs and Expenses:
  Cost of sales........................     76,270           --            --                 76,270
  Research and development.............     61,616       91,470       (64,066)(b),(c)         89,020
  Selling, general and
    administrative.....................    128,170       14,227         1,390 (b),(c)        143,787
  Other operating expenses.............      7,669           --        73,707 (b),(c),(d)     81,376
                                          --------     --------      --------               --------
Total expenses.........................    273,725      105,697        11,031                390,453
                                          --------     --------      --------               --------
Operating income (loss)................     52,251      (94,032)       (8,706)               (50,487)
  Interest income......................     28,418       16,123            --                 44,541
  Interest expense.....................       (447)     (12,346)           --                (12,793)
  Gain on investment...................         --        1,086            --                  1,086
                                          --------     --------      --------               --------
Earnings (loss) before income taxes and
  cumulative effect of a change in
  accounting principle.................     80,222      (89,169)       (8,706)               (17,653)
Provision (benefit) for income tax.....     29,768           --       (35,682)(e)             (5,914)
                                          --------     --------      --------               --------
Earnings (loss) before cumulative
  effect of a change in accounting
  principle............................   $ 50,454     $(89,169)     $ 26,976               $(11,739)
                                          ========     ========      ========               ========

Basic earnings per share:
Earnings (loss) before cumulative
  effect of a change in accounting
  principle............................   $   0.24                                          $  (0.05)
Shares used in calculation of basic
  earnings per share...................    213,075                                           246,854

Diluted earnings per share:
Earnings (loss) before cumulative
  effect of a change in accounting
  principle............................   $   0.23                                          $  (0.05)
Shares used in calculation of diluted
  earnings per share...................    219,864                                           246,854

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2001
                                 (IN THOUSANDS)

                                           HISTORICAL   HISTORICAL   ACQUISITION          PRO FORMA
                                            MEDIMMUE      AVIRON     ADJUSTMENTS           COMBINED
                                           ----------   ----------   -----------          ----------
ASSETS:
  Cash, cash equivalents and marketable
    securities...........................  $  283,215    $409,333     $      --           $  692,548
  Other current assets...................     106,489      16,363            --              122,852
                                           ----------    --------     ---------           ----------
Total current assets.....................     389,704     425,696            --              815,400
Property and equipment, net..............      89,572      38,205        (8,237)(a)          119,540
Deferred tax assets, net.................     198,117          --       104,810 (b)          302,927
Marketable securities....................     372,036      37,843            --              409,879
Intangible assets, net...................          --      43,284       100,000 (c)          143,284
Goodwill.................................          --          --        20,000 (c)           20,000
Other assets.............................       4,087      10,561            --               14,648
                                           ----------    --------     ---------           ----------
Total assets.............................  $1,053,516    $555,589     $ 216,573           $1,825,678
                                           ==========    ========     =========           ==========

LIABILITIES AND SHAREHOLDERS' EQUITY:
  Current liabilities....................  $  104,085    $ 32,252     $  49,485 (d),(e)   $  185,822
  Long-term debt.........................       8,997          --       204,000 (g)          212,997
  Long-term obligations..................          --     227,681      (194,000)(g)           33,681
  Other liabilities......................       1,812       9,331        (7,500)(f)            3,643
                                           ----------    --------     ---------           ----------
Total liabilities........................     114,894     269,264        51,985              436,143

SHAREHOLDERS' EQUITY:
Common stock and paid-in-capital.........     884,450     647,327       999,293 (h)        2,531,070
Unearned compensation....................          --          --       (51,184)(i)          (51,184)
Accumulated earnings (deficit)...........      43,369    (362,536)     (781,987)(h),(j)   (1,101,154)
Accumulated other comprehensive income...      10,803       1,534        (1,534)(h)           10,803
                                           ----------    --------     ---------           ----------
Total shareholders' equity...............     938,622     286,325       164,588            1,389,535
                                           ----------    --------     ---------           ----------
Total liabilities and shareholders'
  equity.................................  $1,053,516    $555,589     $ 216,573           $1,825,678
                                           ==========    ========     =========           ==========

         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

NOTE 1--BASIS OF PRESENTATION


    On December 2, 2001, MedImmune and Aviron entered into the merger agreement under which MedImmune is to acquire Aviron in this offer and the second-step merger. The acquisition of Aviron is to be accounted for as a purchase. As of December 31, 2001, there were 31,422,092 Aviron shares outstanding and 6,720,276 shares issuable upon exercise of outstanding options and warrants. Based on this and the exchange ratio of 1.075 MedImmune shares for each Aviron share, Aviron's stockholders, will receive a total of 33,778,748 shares of MedImmune common stock and holders of Aviron options and warrants will have the right to receive 7,224,296 MedImmune shares. In addition, holders of Aviron's $200 million of convertible notes will be able to convert the notes into a total of
3.44 million MedImmune shares. The purchase price of the Aviron acquisition is approximately $1.6 billion including the value of the MedImmune shares to be issued for Aviron shares and the estimated value of these options and warrants and estimated transaction costs. These estimates are preliminary and the actual number of MedImmune shares issued will depend on the actual number of Aviron shares outstanding as of the date of consummation of the merger.


    The value of the MedImmune shares used in determining the purchase price was $44.10 per share based on the closing price of MedImmune's common stock on November 30, 2001, the last business day prior to the signing of the merger agreement.

    The purchase consideration is estimated as follows (in millions):


Common stock................................................  $1,490
Assumption of Aviron's options and warrants, less intrinsic
  value of unvested options.................................     105
Estimated transaction expenses..............................      21
                                                              ------
                                                              $1,616
                                                              ======


    The allocation of the purchase price as of September 30, 2001 is summarized below (in millions):

Assets:
Cash and marketable securities..............................  $  447
Other current assets........................................      16
Other long-term assets......................................      40
Deferred tax assets.........................................     105
Intangible assets...........................................     143
In-process research and development.........................   1,145
Goodwill....................................................      20
                                                              ------
Total assets:...............................................   1,916
                                                              ------

Liabilities:
Current liabilities.........................................      32
Restructuring liability.....................................      28
Long-term debt..............................................     204
Long-term obligations.......................................      34
Other liabilities...........................................       2
                                                              ------
Total liabilities...........................................     300
                                                              ------
Net assets acquired:........................................  $1,616
                                                              ======

    The above purchase price allocation is preliminary. The final determination of the allocation of purchase price will be determined based on the fair value of assets acquired, including the fair value of in-process research and development and other intangibles, and the fair value of liabilities assumed as of the date that the acquisition is consummated. The purchase price allocation will remain preliminary until MedImmune is able to (i) complete a third party valuation of significant intangible assets acquired including in-process research and development, (ii) evaluate restructuring plans to be undertaken following the consummation of the merger, (iii) conduct a detailed review of the value of deferred tax assets and liabilities of Aviron, and (iv) evaluate the fair value of other assets and liabilities acquired. The final determination of the purchase price is expected to be completed shortly after the consummation of the merger. The actual amounts allocated to assets and liabilities could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial data.

    The amount allocated to in-process research and development represents an estimate of the fair value of purchased in-process technology for projects that, as of the date of the acquisition, had not yet reached technological feasibility and had no alternative future use. The value of these projects will be determined by estimating the resulting net cash flows from the sale of the products resulting from the completion of the projects. The resulting cash flows will then be discounted back to their present value at appropriate discount rates. For purposes of the pro forma balance sheet as of September 30, 2001 $1,145 million of the total purchase price has been allocated to in-process research and development--primarily the estimated value of Aviron's lead product candidate, FluMist(TM). FluMist(TM) has not been approved by the FDA and remains in the development stage. The amounts allocated to in-process research and development will be charged to the statement of operations in the period the acquisition is consummated.

NOTE 2--PRO FORMA ADJUSTMENTS:

                  PRO FORMA CONDENSED STATEMENTS OF OPERATIONS

    The following adjustments are reflected in the pro forma condensed statements of operations to reflect the estimated impact of the merger on the historical combined results of MedImmune and Aviron.

(a) To adjust Aviron's accounting policy for revenue recognition on milestone payments received from collaborative partners to conform to MedImmune's historical accounting policy.

(b) To reclassify certain of Aviron's expenses to conform to MedImmune's historical presentation.

                                             NINE MONTHS ENDED       YEAR ENDED
                                             SEPTEMBER 30, 2001   DECEMBER 31, 2000
                                             ------------------   -----------------
Research and development...................        $(65,446)          $(49,743)
Selling, general and administrative........             504                568
Other operating expenses...................          64,942             49,175

(c) To reflect stock compensation expense for unvested stock options assumed in conjunction with the merger in accordance with FIN 44, "Accounting for Certain Transactions Involving Stock Compensation--an interpretation of APB 25" in the amount of $15,464 and $6,031 for the pro forma year ended December 31, 2000 and nine month period ended
    September 30, 2001, respectively.

                                             NINE MONTHS ENDED       YEAR ENDED
                                             SEPTEMBER 30, 2001   DECEMBER 31, 2000
                                             ------------------   -----------------
Research and development...................         $1,380             $ 3,453
Selling, general and administrative........            886               2,290
Other operating expenses...................          3,765               9,721
                                                    ------             -------
                                                    $6,031             $15,464
                                                    ======             =======

(d) To adjust amortization of certain intangible assets to be acquired from Aviron and existing intangible assets based on their estimated fair market value and estimated lives in the amount of $6,667 and $5,000 for the pro forma year ended December 31, 2000 and nine month period ended
    September 30, 2001, respectively.

(e) To adjust historical income tax expense for the impact of losses incurred by Aviron and for the impact of certain pro-forma adjustments.

    Pro Forma basic and diluted net loss per share are computed by dividing the pro forma net income (loss) attributable to common shareholders by the pro forma weighted average number of common shares outstanding. Potentially dilutive securities are not taken into account when their effects would be anti-dilutive. A reconciliation of shares used to compute historical basic and diluted net income (loss) per share to shares used to compute pro forma basic and diluted net income (loss) per share is as follows:


                                             NINE MONTHS ENDED       YEAR ENDED
                                             SEPTEMBER 30, 2001   DECEMBER 31, 2000
                                             ------------------   -----------------
Shares used to compute MedImmune historical
  basic net income per share...............       213,075              209,101
Shares issued in acquisition...............        33,779               33,779
                                                  -------              -------
Shares used to compute pro forma basic net
  income (loss) per share..................       246,854              242,880
                                                  =======              =======



                                             NINE MONTHS ENDED       YEAR ENDED
                                             SEPTEMBER 30, 2001   DECEMBER 31, 2000
                                             ------------------   -----------------
Shares used to compute MedImmune historical
  diluted net income per share.............       219,864              220,428
Shares issued in acquisition...............        33,779               33,779
Adjustment to eliminate the dilutive impact
  of MedImmune securities..................        (6,789)                  --
Dilutive impact of Aviron securities.......            --                1,855
                                                  -------              -------
Shares used to compute pro forma diluted
  net income (loss) per share..............       246,854              256,062
                                                  =======              =======

                       PRO FORMA CONDENSED BALANCE SHEET

    The following adjustments reflected in the pro forma condensed balance sheet reflect the estimated impact of events that are directly attributable to the merger of MedImmune and Aviron.

(a) To adjust certain tangible assets to their estimated fair market value.

(b) To reflect the estimated value, based on the currently effective tax rate, of deferred tax assets to be acquired from Aviron, principally related to net operating loss carryforwards.

(c) To record intangible assets and goodwill arising from the transaction.

(d) To record the liability for estimated transaction costs of $21 million.

(e) To adjust liabilities for estimated costs of $28 million under a restructuring plan to be completed following the consummation of the merger.

(f) To adjust the recorded amount of Aviron deferred revenue to its estimated fair market value.

(g) To adjust the recorded amount of Aviron convertible subordinated borrowings to its estimated market value based on the market price of the publicly traded debt securities.

(h) To record the issuance of MedImmune common stock, and the assumption of options and warrants as part of the purchase price and record the elimination of Aviron's equity prior to the transaction.

(i) To reflect the intrinsic value of unvested MedImmune stock options granted to employees of Aviron for the portion related to future service, including $22 million of unearned compensation related to a restructuring plan.

(j) To reflect the estimated value of in-process research and development to be acquired from Aviron in the amount of $1,145 million. Such amount will be recorded as an expense in the period that the merger is consummated. Because this expense is directly attributable to the merger and will not have a continuing impact, this expense is not reflected in the pro forma condensed combined statement of operations.

                          INFORMATION ABOUT MEDIMMUNE

    MedImmune was founded in 1988 and is a biotechnology company headquartered in Gaithersburg, Maryland with five products on the market and a diverse product portfolio. MedImmune is focused on using advances in immunology and other biological sciences to develop important new products that address significantly unmet medical needs in areas of infectious disease and immune regulation. MedImmune also focuses on oncology through its wholly-owned subsidiary, MedImmune Oncology, Inc. (formerly U.S. Bioscience, Inc.), acquired in
November 1999.

    In 1998, MedImmune launched Synagis-Registered Trademark- (palivizumab) in the United States for preventing respiratory syncytial virus (RSV) in high-risk pediatric patients. Synagis is the first and only monoclonal antibody approved for an infectious disease and has become an important new pediatric product for the prevention of RSV, the leading cause of viral pneumonia and bronchiolitis in infants and children.

    MedImmune also markets CytoGam-Registered Trademark- (cytomegalovirus immune globulin intravenous (human)), (CMV-IGIV) and RespiGam-Registered Trademark- (respiratory syncytial virus immune globulin intravenous (human)), (RSV-IGIV) and has several product candidates undergoing clinical trials. Through MedImmune Oncology's sales and marketing group, MedImmune also markets Ethyol (amifostine) and NeuTrexin (trimetrexate glucuronate for injection). MedImmune has three manufacturing facilities: a manufacturing facility in Frederick, Maryland; a fill and finish facility in Nijmegen, the Netherlands, and a pilot manufacturing facility at its headquarters in Gaithersburg, Maryland.

                            INFORMATION ABOUT AVIRON

    Aviron is a biopharmaceutical company focused on developing and commercializing innovative vaccine technologies to prevent infectious disease and improve quality of life in the general population. Aviron currently is focusing its efforts on its lead product candidate, FluMist-TM-, an investigational live attenuated vaccine delivered as a nasal mist for the prevention of influenza. Aviron's goal is to become a leader in the discovery, development, manufacture and marketing of innovative vaccines that are safe, effective and suitable for widespread use. Aviron's vaccine development programs are based on proprietary-genetic engineering technologies and novel, convenient delivery systems.

                  COMPARISON OF RIGHTS OF COMMON STOCKHOLDERS
                            OF MEDIMMUNE AND AVIRON

    Set forth on the following pages is a summary comparison of material differences between the rights of a MedImmune stockholder under our current certificate of incorporation and bylaws (right column) and the rights of an Aviron stockholder under the current Aviron certificate of incorporation and bylaws (left column). Copies of these documents will be sent to holders of Aviron shares upon request. A summary by its nature is not complete. We encourage you to refer to our certificate of incorporation and bylaws which are incorporated in this document by reference, the Aviron certificate of incorporation and bylaws, and the relevant provisions of Delaware law.

 SUMMARY OF MATERIAL DIFFERENCES BETWEEN THE RIGHTS OF AVIRON STOCKHOLDERS AND
                                      THE
                        RIGHTS OF MEDIMMUNE STOCKHOLDERS


                                 AVIRON STOCKHOLDER RIGHTS    MEDIMMUNE STOCKHOLDER RIGHTS
                               -----------------------------  -----------------------------
Authorized Capital Stock       The Aviron Restated            The MedImmune Restated
                               Certificate of Incorporation   Certificate of Incorporation
                               as amended authorizes the      as amended authorizes the
                               issuance of up to 100,000,000  issuance of up to 320,000,000
                               shares of common stock, par    shares of common stock, par
                               value $0.001 per share and     value $0.01 per share and
                               5,000,000 shares of preferred  5,524,525 shares of preferred
                               stock, par value $0.001 per    stock, par value $0.01 per
                               share. As of December 31,      share. As of December 31,
                               2001, 31,422,092 shares of     2001, 214,478,807 shares of
                               common stock and no shares of  common stock and no shares of
                               preferred stock were issued    preferred stock were issued
                               and outstanding.               and outstanding.

Special Stockholders'          Aviron's bylaws provide that   MedImmune's bylaws provide
Meetings                       special meetings may be        that special meetings may be
                               called by the Chairman of the  called by the Board, the
                               Board of Directors, the Chief  Chairman, the President or
                               Executive Officer, the Board   the Secretary, or
                               of Directors pursuant to a     recordholders of a majority
                               resolution adopted by a        of the shares of common stock
                               majority of the total number   issued and outstanding.
                               of authorized directors, or
                               by the holders of at least
                               10% of the shares entitled to
                               vote.

                                 AVIRON STOCKHOLDER RIGHTS    MEDIMMUNE STOCKHOLDER RIGHTS
                               -----------------------------  -----------------------------
Organization of                Aviron's bylaws provide that   MedImmune's bylaws provide
Stockholders' Meetings         in the absence of the          that in the absence of the
                               Chairman of the Board, the     Chairman of the Board, the
                               Chief Executive Officer (CEO)  President shall preside over
                               shall preside over meetings.   the meeting. In the absence
                               If the CEO is absent, any      of the President, any other
                               other person chosen by a       officer designated by the
                               majority of the stockholders   Board of Directors shall
                               entitled to vote present in    preside, and in the absence
                               person or by proxy shall       of such person, a stockholder
                               preside over the meeting.      of record chosen by a
                                                              majority in voting interest
                                                              of the stockholders present
                                                              in person or by proxy will
                                                              preside.

Classification of Board of     The Board is divided into      The Board is not divided into
Directors                      three classes.                 classes.

Size of Board                  Aviron's certificate of        MedImmune's Board of
                               incorporation authorizes the   Directors currently consists
                               Board to fix the number of     of nine directors, but the
                               directors solely by            bylaws authorize the whole
                               resolution. The board          board to change this number
                               currently consists of eight    from time to time. The "whole
                               directors divided into three   board" refers to the number
                               classes with each class        of directors from time to
                               serving for a term of three    time authorized to be on the
                               years.                         Board regardless of the
                                                              number of directors then in
                                                              office.

Board Annual Meetings          Aviron's bylaws provide that   MedImmune's bylaws provide
                               the annual meeting of the      that the annual meeting of
                               Board of Directors is to be    the Board of Directors shall
                               held immediately before or     occur as soon as practicable
                               after the annual meeting of    after each annual election of
                               stockholders. Notice of the    directors unless the Board
                               annual meeting is not          has transacted all business
                               required.                      by written consent. Notice of
                                                              the annual meeting must be
                                                              given to each director except
                                                              those who shall attend the
                                                              meeting.

Board Special Meetings         According to Aviron's bylaws,  According to MedImmune's
                               special meetings may be        bylaws, special meetings may
                               called by the Chairman of the  be called by the Board, the
                               Board, the CEO, or any two     Chairman, or the President.
                               directors.

                                 AVIRON STOCKHOLDER RIGHTS    MEDIMMUNE STOCKHOLDER RIGHTS
                               -----------------------------  -----------------------------
Removal of Directors           Aviron's certificate of        MedImmune's bylaws provide
                               incorporation provides that    that MedImmune directors or
                               the entire Board of Directors  the entire Board may be
                               or any individual director     removed with or without
                               may be removed from office     cause, at any time by the
                               with cause by a majority of    vote of the holders of two
                               the outstanding shares         thirds of the shares then
                               entitled to vote and without   entitled to vote or by
                               cause by two thirds of the     written consent of the
                               voting shares entitled to      stockholders.
                               vote.

Board Vacancies                Aviron's certificate of        MedImmune's bylaws provide
                               incorporation provides that    that the vacancies on
                               any vacancies on the Board     MedImmune's Board may be
                               and newly created              filled by vote of
                               directorship resulting from    stockholders or by their
                               any increase in the            written consent or by vote of
                               authorized number of           the Board of Directors or by
                               directors elected, shall,      the directors' written
                               unless the Board of Directors  consent. If the number of
                               determines by resolution that  directors then in office is
                               any such vacancies or newly    less than a quorum, the
                               created directorship shall be  vacancies may be filled by a
                               filled by stockholders, be     vote of a majority of the
                               filled only by a vote of the   directors then in office.
                               majority of directors then in
                               office, even though less than
                               a quorum of the Board of
                               Directors.

Board Quorum Requirements      According to Aviron's bylaws,  According to MedImmune's
                               a quorum of the Board of       bylaws, a quorum of the Board
                               Directors consists of a        of Directors consists of one
                               majority of the exact number   third of the total number of
                               of directors fixed from time   directors then in office (but
                               to time by the Board of        not less than two if the
                               Directors.                     number of directors is
                                                              greater than one).

Removal of Officers            According to Aviron's bylaws,  According to MedImmune's
                               officers may be removed by a   bylaws, officers may be
                               vote of the majority of        removed by the Board or by
                               directors in office, by the    the stockholders of the
                               unanimous written consent of   Corporation with or without
                               the directors, or by a         cause.
                               committee or superior
                               officers upon which such
                               power of removal may have
                               been conferred by the Board.

                                 AVIRON STOCKHOLDER RIGHTS    MEDIMMUNE STOCKHOLDER RIGHTS
                               -----------------------------  -----------------------------
Indemnification of Directors   The Aviron certificate and     The MedImmune bylaws provide
and Officers                   bylaws provide for the         for indemnification of
                               indemnification of directors,  officers and directors of
                               officers, employees or agents  MedImmune to the fullest
                               to the fullest extent          extent authorized by Delaware
                               authorized by Delaware law,    Law.
                               except that the bylaws also
                               provide that if a director or
                               officer initiates a
                               proceeding, the corporation
                               will not indemnify such
                               person unless (a) such
                               indemnification is expressly
                               required to be made by law,
                               (b) the proceeding was
                               authorized by the Board of
                               Directors of the corporation,
                               or (c) such indemnification
                               is provided by the
                               corporation, in its sole
                               discretion, pursuant to the
                               powers vested in the
                               corporation under Delaware
                               General Corporation Law.

Amendment to Charter           Aviron's certificate of        Under MedImmune's Restated
                               incorporation provides that    Certificate of Incorporation,
                               amendments to the charter      unless otherwise provided,
                               generally require the vote of  the Corporation reserves the
                               the holder's of at least two   right to at any time amend
                               thirds of the outstanding      any provision contained
                               shares authorized to vote,     therein.
                               except only a majority is
                               required to amend the
                               authorized capital of the
                               company.

Amendment to Bylaws            Aviron's bylaws may be         MedImmune's bylaws may be
                               amended by the vote of at      amended by the majority of
                               least two thirds of all        the shares entitled to vote
                               outstanding shares with        at an election of directors,
                               voting power.                  by consent of the
                                                              stockholders, by vote of the
                                                              Board, or by the directors'
                                                              written consent.

                                 LEGAL MATTERS

    The validity of the MedImmune common stock offered hereby will be passed upon for MedImmune by Dewey Ballantine LLP. Each of Dewey Ballantine LLP, counsel to MedImmune, and Latham & Watkins, counsel to Aviron, will deliver an opinion concerning certain federal income tax consequences of the offer and the merger.

                                    EXPERTS

    The financial statements, except as they relate to the financial statements of U.S. Bioscience, Inc. for the year ended December 31, 1998, incorporated in this preliminary prospectus, by reference to MedImmune, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given upon authority of said firm as experts in accounting and auditing.

    The consolidated financial statements of Aviron appearing in Aviron's Annual Report (Form 10-K) for the year ended December 31, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of U.S. Bioscience, Inc. for the year ended December 31, 1998 not presented separately in the consolidated financial statements of MedImmune, Inc. incorporated herein by reference have been audited by Ernst & Young LLP, independent auditors. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

    MedImmune and Aviron file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the Public Reference Room of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information.

    You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

    The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like MedImmune and Aviron, who file electronically with the SEC. The address of that site is http://www.sec.gov.

    You can also inspect reports, proxy statements and other information about MedImmune and Aviron at the offices of the Nasdaq National Market, 20 Broad Street, New York, New York 10005.

    We filed a registration statement on Form S-4 to register with the SEC the sale of the shares of MedImmune common stock to be issued pursuant to the offer. This preliminary prospectus is a part of that registration statement. As allowed by SEC rules, this preliminary prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. In addition, we also filed with the SEC a statement on Schedule TO pursuant to Rule 14d-3 under the Exchange Act to furnish certain information about the offer. You may obtain copies of the Form S-4 and the Schedule TO (and any amendments to those documents) in the manner described above.

    The SEC allows us to "incorporate by reference" information into this preliminary prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this preliminary prospectus, except for any information superseded by information contained directly in this preliminary prospectus. This preliminary prospectus incorporates by reference the documents set forth below that MedImmune and Aviron have previously filed with the SEC. These documents contain important information about MedImmune and Aviron and their financial condition.

    The following documents listed below that MedImmune and Aviron have previously filed with the SEC are incorporated by reference:


MedImmune SEC Filings                          Period
---------------------                          ------
Current Report on Form 8-K...................  Dated December 27, 2001
Current Report on Form 8-K...................  Dated December 21, 2001
Amended Quarterly Report on Form 10-Q........  Dated December 14, 2001
Amended Quarterly Report on Form 10-Q........  Dated December 14, 2001
Quarterly Report on Form 10-Q................  Quarter ended September 30, 2001
Current Report on Form 8-K...................  Dated September 11, 2001
Quarterly Report on Form 10-Q................  Quarter ended June 30, 2001
Current Report on Form 8-K...................  Dated May 22, 2001
Quarterly Report on Form 10-Q................  Quarter ended March 31, 2001
Proxy Statement..............................  Filed on March 8, 2001
Annual Report on Form 10-K...................  Year ended December 31, 2000
Description of Common Stock and Amended and
Restated Rights Agreement....................  Incorporated by reference to MedImmune's
                                               Registration Statements on Form 8-A dated
                                               April 4, 1991 and December 1, 1998


Aviron SEC Filings                             Period
------------------                             ------
Current Report on Form 8-K...................  Dated December 3, 2001
Quarterly Report on Form 10-Q................  Quarter ended September 30, 2001
Current Report on Form 8-K...................  Dated July 30, 2001
Current Report on Form 8-K...................  Dated June 18, 2001
Quarterly Report on Form 10-Q................  Quarter ended June 30, 2001
Quarterly Report on Form 10-Q................  Quarter ended March 31, 2001
Proxy Statement..............................  Filed on May 3, 2001
Annual Report on Form 10-K...................  Year ended December 31, 2000
Amended Annual Report on Form 10-K...........  Year ended December 31, 2000

    All documents filed by MedImmune and Aviron pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this preliminary prospectus to the date that shares are accepted for exchange pursuant to our offer (or the date that our offer is terminated) shall also be deemed to be incorporated herein by reference.

    Documents incorporated by reference are available from us without charge upon request to our information agent, MacKenzie Partners, Inc., 156 Fifth Avenue, New York, New York 10010-7002, collect at (212) 929-5500 or toll-free at
(800) 322-2885. In order to ensure timely delivery, any request should be submitted no later than five business days prior to the expiration of the offer. If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

    WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT OUR OFFER THAT IS DIFFERENT FROM, OR IN ADDITION TO, THAT CONTAINED IN THIS PRELIMINARY PROSPECTUS OR IN ANY OF THE MATERIALS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PRELIMINARY PROSPECTUS. THEREFORE, IF ANYONE DOES GIVE YOU INFORMATION OF THIS SORT, YOU SHOULD NOT RELY ON IT. IF YOU ARE IN A JURISDICTION WHERE OFFERS TO EXCHANGE OR SELL, OR SOLICITATIONS OF OFFERS TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED BY THIS DOCUMENT ARE UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE OFFER PRESENTED IN THIS DOCUMENT DOES NOT EXTEND TO YOU. THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF THE DATE OF THIS DOCUMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                                                                         ANNEX A

              DIRECTORS AND EXECUTIVE OFFICERS OF MEDIMMUNE, INC.

    Set forth in the table below are the name and the present principal occupations or employment and the name, principal business and address of any corporation or other organization in which such occupation or employment is conducted, and the five-year employment history of each of the directors and executive officers of MedImmune. Except as noted, each of the executive officers and directors named in the table below has held the indicated office or position in his or her principal occupation for at least five years. Each person listed below held the earliest indicated office or position as of at least five years ago. Except as noted, each person identified below is a United States citizen. The principal business address of MedImmune and, unless otherwise indicated, the business address of each person identified below is 35 West Watkins Mill Road, Gaithersburg, Maryland 20878.

                                         PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND MATERIAL
NAME                                     POSITIONS HELD DURING THE PAST FIVE YEARS
----                                     ----------------------------------------------------------
Wayne T. Hockmeyer, Ph.D.                Dr. Wayne T. Hockmeyer (age 57) founded MedImmune, Inc. in
                                         April 1988 as President and Chief Executive Officer and
                                         was elected to serve on the Board of Directors in May
                                         1988. He became Chairman of the Board of Directors in May
                                         1993. Dr. Hockmeyer relinquished his position as Chief
                                         Executive Officer in October 2000 and now serves as the
                                         Chairman of the Board of Directors. Dr. Hockmeyer earned
                                         his bachelor's degree from Purdue University and earned
                                         his Ph.D. from the University of Florida in 1972. Prior to founding MedImmune, he served as a commissioned officer in the United States Army from 1966 to 1986. From 1980 to
                                         1986 he was Chairman of the Department of Immunology at
                                         the Walter Reed Army Institute of Research. In 1986, Dr.
                                         Hockmeyer joined Praxis Biologics as Vice President of
                                         Research and Development and was there until founding
                                         MedImmune, Inc. in 1988. Active in other leadership roles,
                                         Dr. Hockmeyer was appointed by Governor Parris Glendening
                                         to the Maryland Economic Development Commission and the
                                         Maryland Technology Development Corporation. He is a
                                         member of the Board of Directors of Digene Corporation,
                                         Aviron, Intermune Pharmaceuticals, Inc., GenVec, Inc.,
                                         TolerRx, Diversa, and Advancis Pharmaceutical Corp. Dr.
                                         Hockmeyer is also a member of the Board of Directors of
                                         the Biotechnology Industry Organization, the Technology
                                         Council of Maryland, a member of the Board of Visitors of
                                         the University of Maryland Biotechnology Institute, the
                                         University of Maryland Baltimore County and the Board of
                                         Advisors of the Institute of Human Virology.

David M. Mott                            Mr. Mott (age 36) was appointed Vice Chairman and Chief
                                         Executive Officer in October 2000. He joined the Company
                                         in April 1992 as Vice President with responsibility for
                                         business development, strategic planning and investor
                                         relations. In 1994, Mr. Mott assumed additional
                                         responsibility for the medical and regulatory groups, and
                                         in March 1995 was appointed Executive Vice President and
                                         Chief Financial Officer. In November 1995, Mr. Mott was
                                         appointed to the position of President and Chief

                                         PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND MATERIAL
NAME                                     POSITIONS HELD DURING THE PAST FIVE YEARS
----                                     ----------------------------------------------------------
                                         Operating Officer and was elected to the Board of
                                         Directors. In October 1998, Mr. Mott was appointed Vice
                                         Chairman and Chief Financial Officer. Prior to joining the
                                         Company, he was a vice President in the Health Care
                                         Investment Banking Group at Smith Barney, Harris Upham &
                                         Co., Inc. Mr. Mott is Chairman of the Board of Directors
                                         of Conceptis Technologies and also serves on the Board of
                                         Trustees of St. James School and on the Board of Governors
                                         of Beauvoir, the National Cathedral Elementary School. He
                                         holds a bachelor of arts degree from Dartmouth College.

Melvin D. Booth                          Mr. Booth (age 56) joined the Company in October 1998 as
                                         President and Chief Operating Officer and was elected to
                                         serve on the Board of Directors in November 1998. From
                                         July 1995 until October 1998, Mr. Booth was President,
                                         Chief Operating Officer and a member of the Board of
                                         Directors of Human Genome Sciences, Inc. Prior to this
                                         time, Mr. Booth was employed at Syntex Corporation from
                                         1975 to 1995, where he held a variety of positions,
                                         including President of Syntex Laboratories, Inc. from 1993 to 1995 and Vice President of Syntex Corporation from 1992 to 1995. From 1992 to 1993, he served as the President of
                                         Syntex Pharmaceuticals Pacific. From 1991 to 1992, he
                                         served as an area Vice President of Syntex, Inc. From 1986 to 1991, he served as the President of Syntex, Inc.,
                                         Canada. Mr. Booth is a past Chairman of the Pharmaceutical
                                         Manufacturers Association of Canada, and is currently a
                                         board member of NovaScreen Biosciences Corporation and
                                         Spacehab, Inc. Mr. Booth graduated from Northwest Missouri
                                         State University and holds a Certified Public Accountant
                                         Certificate.

Franklin H. Top, Jr., M.D.               Dr. Top (age 66) joined the Company in June 1988 as
                                         Executive Vice President. He was elected to the Board of
                                         Directors in July 1988 and became the Company's Medical
                                         Director in 1990. From 1987 to 1988, Dr. Top served as
                                         Senior Vice President for Clinical and Regulatory Affairs
                                         at Praxis. Prior to 1987, Dr. Top served for 22 years in
                                         the U.S. Army Medical Research and Development Command,
                                         where he was appointed Director, Walter Reed Army
                                         Institute of Research in 1983. Dr. Top holds a doctorate
                                         of medicine cum laude and a bachelor of science degree in
                                         biochemistry from Yale University.

M. James Barrett, Ph.D.                  Dr. Barrett (age 59) has been a director of the Company
                                         since 1988. As of September 2001 he is the Chairman and a
                                         director of Sensors for Medicine and Science, Inc. and is
                                         General Partner of New Enterprise Associates. From January
                                         1997 to September 2001 he was founder Chairman of the
                                         Board and Chief Executive Office of Sensors for Medicine
                                         and Science, Inc. From July 1987 to September 1996, he was
                                         Chief Executive Officer and a director of Genetic Therapy,
                                         Inc. From 1982 to July 1987, Dr. Barrett served as
                                         President of Life Technologies, Inc. and its

                                         PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND MATERIAL
NAME                                     POSITIONS HELD DURING THE PAST FIVE YEARS
----                                     ----------------------------------------------------------
                                         predecessor, Bethesda Research Laboratories, Inc. Prior to
                                         1982, he was employed at SmithKline Beecham Corporation
                                         for 13 years, where he held a variety of positions,
                                         including President of its In Vitro Diagnostic Division
                                         and President of SmithKline Clinical Laboratories. Dr.
                                         Barrett holds a doctorate in biochemistry from the
                                         University of Tennessee and a master's degree in business
                                         administration from the University of Santa Clara.

James H. Cavanaugh, Ph.D.                Dr. Cavanaugh (age 64) has been a director of the Company
                                         since September 1990 and has been President of HealthCare
                                         Ventures L.L.C. (HCV) since 1989. Prior thereto, Dr.
                                         Cavanaugh served as President of SmithKline and French
                                         Laboratories U.S., Inc., from March 1985 to February 1989
                                         and as President of SmithKline Clinical Laboratories from
                                         1981 to 1985. Prior thereto, Dr. Cavanaugh was the
                                         President of Allergan International, a specialty eye care
                                         company. Dr. Cavanaugh also serves as a member of the
                                         Board of Directors of 3-Dimensional Pharmaceuticals, Inc.,
                                         Shire Pharmaceuticals Group PLC, Diversa Corp. and
                                         Versicor, Inc. Prior to his industry experience, Dr.
                                         Cavanaugh was Deputy Assistant to the President for
                                         Domestic Affairs and Deputy Chief of the White House
                                         Staff. Before his White House tour, he served as Deputy
                                         Assistant Secretary for Health and Scientific Affairs in
                                         the U.S. Department of Health, Education and Welfare and
                                         as Special Assistant to the Surgeon General of the U.S.
                                         Public Health Service. In addition to serving on the
                                         boards of directors of several health care and
                                         biotechnology companies, Dr. Cavanaugh currently serves on the Board of Trustees of the National Center For Genome
                                         Resources, the Board of Directors of the National Venture
                                         Capital Association and as Trustee Emeritus of the
                                         California College of Medicine. He has served on the Board of Directors of the Pharmaceutical Manufacturers
                                         Association, Unihealth America, and the Proprietary
                                         Association. He was a Founding Director of the Marine
                                         National Bank in Santa Ana, California. Dr. Cavanaugh
                                         holds a doctorate and a master's degree from the
                                         University of Iowa and a bachelor of science degree from
                                         Fairleigh Dickinson University.

Barbara Hackman Franklin                 Ms. Franklin (age 61) has been a director of the Company
                                         since November 1995 and, since January 1995, serves as the
                                         President and Chief Executive Officer of Barbara Franklin
                                         Enterprises, a private international consulting and
                                         investment firm in Washington, D.C. Between January 1993
                                         and January 1995, she was a lecturer and served as a
                                         director of various corporations and organizations.
                                         Previously, Ms. Franklin served as the 29th U.S. Secretary of Commerce. She has also served as an Alternate
                                         Representative to the United Nations General Assembly. Ms.
                                         Franklin founded Franklin Associates, an internationally

                                         PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND MATERIAL
NAME                                     POSITIONS HELD DURING THE PAST FIVE YEARS
----                                     ----------------------------------------------------------
                                         recognized consulting firm, and served as its President
                                         from 1984 through 1992. She was Senior Fellow of the
                                         Wharton School of the University of Pennsylvania
                                         (1979-1988), one of the original Commissioners of the U.S.
                                         Consumer Product Safety Commission (1973-1979) and a staff assistant to the President, creating the first White House effort to recruit women for high level government jobs
                                         (1971-1973). Earlier she held executive positions at
                                         Citibank and the Singer Company. Ms. Franklin currently
                                         serves on the board of directors of Aviron; Aetna Inc.;
                                         The Dow Chemical Company; Milacron, Inc; Watson Wyatt,
                                         Inc.; and is Chairman of the Board of Guest Services,
                                         Inc., a private hospitality company. She has been a
                                         director of the Nasdaq Stock Market, Inc. and the American
                                         Institute of CPA's and has been awarded the John J. McCloy
                                         Award for contributions to audit excellence. Ms. Franklin
                                         graduated from the Pennsylvania State University and
                                         received a master's degree in business administration from
                                         Harvard University.

Lawrence C. Hoff                         Mr. Hoff (age 72) has been a director of the Company since
                                         April 1991. In 1990, Mr. Hoff retired as President and
                                         Chief Operating Officer of the Upjohn Company. Mr. Hoff
                                         joined Upjohn in 1950 as a pharmaceutical sales
                                         representative. He was appointed Vice President for
                                         Domestic Pharmaceutical marketing in 1969. In 1973, Mr.
                                         Hoff was elected to the Board of Directors of Upjohn and
                                         the following year became Vice President and General
                                         Manager of Domestic Pharmaceutical Operations. He was
                                         promoted to Executive Vice President in 1977, was named
                                         President in 1984, and President and Chief Operating
                                         Officer in 1987. Mr. Hoff was elected to the Board of
                                         Directors of the Pharmaceuticals Manufacturers Association
                                         ("PMA", now known as Pharma) in 1984. He was elected
                                         Chairman-elect of the PMA in 1986 and Chairman in 1987.
                                         Mr. Hoff graduated from Stanford University and has
                                         received honorary degrees from the Massachusetts College
                                         of Pharmacy and Allied Health Sciences and from Kalamazoo
                                         College.

Gordon S. Macklin                        Mr. Macklin (age 73) has been a director of the Company
                                         since July 1994. He is currently Deputy Chairman of White
                                         Mountains Insurance Group, Ltd. Mr. Macklin has been an
                                         independent financial advisor since 1992. He served as
                                         Chairman of the White River Corporation from 1994 to 1998.
                                         From 1987 through 1992, he was Chairman of Hambrecht and
                                         Quist Group, an investment banking and venture capital
                                         firm. Previously, Mr. Macklin was President of the
                                         National Association of Securities Dealers, Inc., from
                                         1970 through 1987. He also served as Chairman of National
                                         Clearing Corporation (1970 to 1975) and as a partner and
                                         member of the Executive Committee of McDonald & Company
                                         Securities, Inc., where he was employed from 1950 through
                                         1970. Mr. Macklin serves on the Boards of Martek
                                         Biosciences

                                         PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND MATERIAL
NAME                                     POSITIONS HELD DURING THE PAST FIVE YEARS
----                                     ----------------------------------------------------------
                                         Corporation, Overstock.com, Spacehab, Inc., WorldCom,
                                         Inc., White Mountains Insurance Group, Ltd., and is
                                         director, trustee or managing general partner, as the case may be, of 48 of the investment companies in the Franklin
                                         Templeton Group of Funds.

James F. Young                           James F. Young, Ph.D. (age 48) has over 20 years of
                                         experience in the fields of molecular genetics,
                                         microbiology, immunology and pharmaceutical development.
                                         Dr. Young was promoted to the position of President,
                                         Research and Development in November 2000. He joined
                                         MedImmune in 1989 as Vice President, Research and
                                         Development. In 1995, he was promoted to Senior Vice
                                         President and in 1999 he was promoted to Executive Vice
                                         President, Research and Development. Throughout this
                                         period he has overseen the preclinical development of all
                                         products in MedImmune's pipeline, including the company's
                                         flagship product, Synagis-Registered Trademark-, which is
                                         the first and still the only monoclonal antibody approved
                                         for an infectious disease.

                                         Prior to MedImmune, from 1983 to 1989 Dr. Young was
                                         instrumental in building the department of molecular
                                         genetics at Smith Kline & French Laboratories, culminating in the position of Director, Department of Molecular
                                         Genetics. From 1978 to 1983, he was on the faculty of the
                                         department of microbiology at Mount Sinai School of
                                         Medicine in New York, NY.

                                         Dr. Young received his doctorate in microbiology and
                                         immunology from Baylor College of Medicine in Houston,
                                         Texas and Bachelor of Science degrees in biology and
                                         general science from Villanova University in Villanova,
                                         Pennsylvania.

Gregory S. Patrick                       Mr. Gregory S. Patrick (age 50) joined MedImmune as Senior
                                         Vice President and Chief Financial Officer in February
                                         2001. From August, 1999 through February, 2001, he served
                                         as Chief Financial Officer for Ventiv Health, Inc., a
                                         global outsourced sales and marketing services company,
                                         serving the pharmaceutical, life sciences, and biotech
                                         industries. Previously, Mr. Patrick spent 14 years at
                                         Merck & Co., Inc., where he held a number of senior
                                         financial positions, including Vice President and Group
                                         Controller with responsibility for Merck's research,
                                         worldwide vaccines, and Asia/Pacific human health
                                         marketing divisions. Mr. Patrick also served as Vice
                                         President and Controller of Merck's manufacturing
                                         division, where he made substantial contributions in
                                         identifying opportunities to enhance financial
                                         performance, in establishing appropriate performance
                                         metrics, and in crafting and implementing the division's
                                         strategic vision. Previously, Mr. Patrick held senior
                                         positions in Merck's financial evaluation and analysis
                                         area, where he was instrumental

                                         PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND MATERIAL
NAME                                     POSITIONS HELD DURING THE PAST FIVE YEARS
----                                     ----------------------------------------------------------
                                         in the analysis, structuring, and negotiation of joint
                                         ventures and product licensing agreements.

                                         Prior to his Merck experience, Mr. Patrick was an
                                         associate with Booz, Allen & Hamilton, and also held a
                                         range of financial and engineering roles at Exxon. He
                                         holds a B.S. and M.E. in environmental engineering with a
                                         minor in chemical engineering from Rensselear Polytechnic
                                         Institute and an M.B.A. in Finance from New York
                                         University.

Armando Anido                            Mr. Armando Anido (age 44), the Senior Vice President of
                                         Sales and Marketing, joined the Company in 1999. Prior to
                                         joining the Company, Mr. Anido was Vice President of CNS
                                         Marketing at Glaxo Wellcome, Inc. from 1996 to 1999. While there, he had profit and loss responsibility for a CNS
                                         business, managed the CNS marketing team, and was directly responsible for the launches of seven products/line
                                         extensions within 24 months. Prior to this time, Mr. Anido served in various positions at Lederle Laboratories from
                                         1989 to 1995, culminating in his service as the Vice
                                         President of Anti-Infectives Marketing.

                                         Mr. Anido is a registered pharmacist, and holds a Bachelor of Science in pharmacy and a Master of Business
                                         Administration degree from West Virginia University.

Edward M. Connor, Jr., M.D.              Dr. Connor (age 49) joined the Company in 1994 as Director of Clinical Studies and was promoted to Vice President in
                                         1995 and Senior Vice President, Clinical Development in
                                         2000. During this time, he directed the pivotal trial for
                                         licensure of RespiGam-Registered Trademark- and the
                                         clinical program that led to FDA approval of
                                         Synagis-Registered Trademark-. Dr. Connor is currently
                                         responsible for all clinical research activities for
                                         MedImmune's pipeline. From 1985 to 1994, Dr. Connor served as Chief of Pediatric Infectious Diseases, Director of
                                         Pediatric HIV Research, and Principal Investigator of the
                                         Pediatric AIDS Clinical Trials Unit at University of
                                         Medicine and Dentistry of New Jersey, where he conducted
                                         studies of the epidemiology and treatment of AIDS in
                                         children, as well as the effects of antiviral compounds on the transmission of HIV from mother to newborn.
                                         Dr. Connor served as Chairman of the National Institutes
                                         of Allergy and Infectious Diseases Pediatric AIDS Clinical
                                         Trials Group and Chairman of the Perinatal Transmission
                                         Committee. He has been a consultant to numerous national
                                         and international agencies in the areas of clinical
                                         research. Dr. Connor graduated SUMMA CUM LAUDE from
                                         Villanova University with a Bachelor of Science in Biology and received his doctorate in medicine from the University of Pennsylvania School of Medicine. He was a Resident and
                                         Chief Resident in Pediatrics at Northwestern University
                                         School of Medicine (Children's Memorial Hospital) and
                                         completed a Fellowship in Pediatric Infectious Diseases
                                         and Immunology and

                                         PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND MATERIAL
NAME                                     POSITIONS HELD DURING THE PAST FIVE YEARS
----                                     ----------------------------------------------------------
                                         was the Bradford Scholar at the University of Rochester
                                         School of Medicine and Dentistry.

Michael Richman                          Mr. Michael S. Richman (age 40) joined the Company in 1996 as Vice President, Business Development. In 2000,
                                         Mr. Richman was appointed to the position of Senior Vice
                                         President, Corporate Development and Administration
                                         responsible for business development, legal affairs, and
                                         project management. Prior to joining the Company,
                                         Mr. Richman spent 12 years at Chiron Corporation where he
                                         held the position of Director, Corporate Business
                                         Development with responsibility for business development
                                         in diagnostics, vaccines, and therapeutic. Other positions held at Chiron included Manager of Intellectual Property
                                         responsible for building and protecting the organization's patent and trademark portfolio, as well as an initial
                                         position in research.

                                         Mr. Richman holds a Bachelor of Science degree in
                                         Genetics/ Molecular Biology from the University of
                                         California-Davis and a Masters Science Business
                                         Administration degree in International Business from San
                                         Francisco State University.



                   DIRECTOR AND OFFICER OF APPLE MERGER CORP.


    David Mott is the chief executive officer and sole director of Apple Merger Corp. Additional information regarding Mr. Mott is set forth above.

                                                                         ANNEX B

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF DECEMBER 2, 2001

                                     AMONG

                                MEDIMMUNE, INC.,

                               APPLE MERGER CORP.

                                      AND

                                     AVIRON

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                  PAGE
                                                                                --------
ARTICLE I THE OFFER...........................................................      1
    Section 1.1   The Offer...................................................      1
    Section 1.2   Company Actions.............................................      3
    Section 1.3   Directors of the Company....................................      3

ARTICLE II THE MERGER.........................................................      4
    Section 2.1   The Merger..................................................      4
    Section 2.2   Closing.....................................................      4
    Section 2.3   Effective Time..............................................      5
    Section 2.4   Certificate of Incorporation and Bylaws.....................      5
    Section 2.5   Directors and Officers......................................      5

ARTICLE III CONVERSION AND EXCHANGE OF STOCK..................................      5
    Section 3.1   Effect on Capital Stock.....................................      5
    Section 3.2   Exchange of Certificates....................................      6
    Section 3.3   Stock Options...............................................      8
    Section 3.4   Dissenting Shares...........................................      9

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................      9
    Section 4.1   Organization, Standing and Corporate Power..................      9
    Section 4.2   Subsidiaries................................................      9
    Section 4.3   Capital Structure...........................................      9
    Section 4.4   Authority; Noncontravention.................................     10
    Section 4.5   SEC Documents...............................................     11
    Section 4.6   Information Supplied........................................     12
    Section 4.7   Absence of Certain Changes or Events........................     12
    Section 4.8   Litigation..................................................     12
    Section 4.9   Contracts...................................................     12
    Section 4.10  Compliance with Laws........................................     13
    Section 4.11  Absence of Changes in Benefit Plans.........................     14
    Section 4.12  ERISA Compliance............................................     14
    Section 4.13  Labor Relations.............................................     16
    Section 4.14  Taxes.......................................................     17
    Section 4.15  Excess Parachute Payments...................................     19
    Section 4.16  Title to Properties.........................................     19
    Section 4.17  Intellectual Property.......................................     19
    Section 4.18  Voting Requirements.........................................     20
    Section 4.19  State Takeover Statutes.....................................     20
    Section 4.20  Brokers.....................................................     20
    Section 4.21  Opinion of Financial Advisor................................     20
    Section 4.22  Rights Agreement............................................     20
    Section 4.23  FM..........................................................     21

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB....................     22
    Section 5.1   Organization, Standing and Corporate Power..................     22
    Section 5.2   Capital Structure...........................................     22
    Section 5.3   Authority; Noncontravention.................................     23
    Section 5.4   Parent SEC Documents........................................     23
    Section 5.5   Information Supplied........................................     24
    Section 5.6   Absence of Certain Changes or Events........................     24

                                                                                  PAGE
                                                                                --------
    Section 5.7   Litigation..................................................     24
    Section 5.8   Compliance with Laws........................................     24
    Section 5.9   Tax Matters.................................................     25
    Section 5.10  Interim Operations of Sub...................................     25
    Section 5.11  Parent Stockholder Approval.................................     25
    Section 5.12  Brokers.....................................................     25

ARTICLE VI COVENANTS..........................................................     25
    Section 6.1   Conduct of Business by the Company..........................     25
    Section 6.2   No Solicitation.............................................     28
    Section 6.3   Advice of Changes...........................................     29
                  Preparation of the Form S-4 and the Proxy Statement;
    Section 6.4   Stockholders Meeting........................................     29
    Section 6.5   Accountants' Letters........................................     30
    Section 6.6   Access to Information; Confidentiality......................     30
    Section 6.7   Reasonable Best Efforts.....................................     31
    Section 6.8   Indemnification, Exculpation and Insurance..................     31
    Section 6.9   Public Announcements........................................     32
    Section 6.10  Affiliates..................................................     32
    Section 6.11  Stock Exchange Listing......................................     32
    Section 6.12  Tax Treatment...............................................     32
    Section 6.13  Stockholder Litigation......................................     33
    Section 6.14  Rights Agreement............................................     33
    Section 6.15  Employee Benefits...........................................     33
    Section 6.16  FIRPTA......................................................     33
    Section 6.17  Section 16 Matters..........................................     33

ARTICLE VII CONDITIONS PRECEDENT..............................................     34
                  Conditions to Each Party's Obligation to Effect the
    Section 7.1   Merger......................................................     34

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER................................     34
    Section 8.1   Termination.................................................     34
    Section 8.2   Effect of Termination.......................................     35
    Section 8.3   Amendment...................................................     35
    Section 8.4   Extension; Waiver...........................................     35
    Section 8.5   Expenses....................................................     35

ARTICLE IX GENERAL PROVISIONS.................................................     36
    Section 9.1   Nonsurvival of Representations and Warranties...............     36
    Section 9.2   Notices.....................................................     36
    Section 9.3   Definitions.................................................     37
    Section 9.4   Interpretation..............................................     38
    Section 9.5   Counterparts................................................     38
    Section 9.6   Entire Agreement; No Third-Party Beneficiaries..............     38
    Section 9.7   Governing Law...............................................     38
    Section 9.8   Assignment..................................................     38
    Section 9.9   Enforcement.................................................     38
    Section 9.10  Severability................................................     39
    Section 9.11  Mutual Drafting.............................................     39

Annex A.  Conditions to the Offer

Annex B.  Form of Affiliate Letter

    AGREEMENT AND PLAN OF MERGER, dated as of December 2, 2001, among MedImmune, Inc., a Delaware corporation ("Parent"), Apple Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), and Aviron, a Delaware corporation (the "Company").

    WHEREAS, the Boards of Directors of the Company, Parent and Sub each has, in light of and subject to the terms and conditions set forth herein,
(i) determined that a business combination between Parent and the Company is fair to and in the best interests of their respective stockholders and
(ii) accordingly has approved an exchange offer (the "Offer") as described herein and a merger (the "Merger") of Sub with and into the Company, with the Company as the surviving corporation (the "Surviving Corporation"), upon the terms and subject to the conditions set forth herein;

    WHEREAS, by resolutions duly adopted, the respective Boards of Directors of the Company, Parent and Sub have approved and adopted this Agreement and the transactions contemplated hereby; and

    WHEREAS, for U.S. Federal income tax purposes, Parent, Sub and the Company intend that the Offer and the Merger shall be treated as an integrated transaction (together, the "Transaction") and shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

    NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE OFFER

    Section 1.1  THE OFFER.

    (a) Provided that this Agreement shall not have been terminated in accordance with the terms hereof and that none of the events set forth in
Section 5 of Annex A hereto shall have occurred or be existing, Sub shall commence, within the meaning of Rule 14d-2 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), as promptly as reasonably practicable after the date hereof, the Offer to exchange 1.075 (the "Exchange Ratio") shares of common stock, par value $0.01 per share, together with the associated rights to purchase Series B Junior Preferred Stock, par value $0.01 per share (collectively, the "Parent Shares"), of Parent for each outstanding share of common stock, par value $0.001 per share (the "Shares"), of the Company.

    (b) The obligation of Sub to accept for payment and pay for Shares validly tendered pursuant to the Offer shall be subject only to the conditions set forth in Annex A hereto (any of which may be waived in whole or in part by Sub in its reasonable discretion, except that Sub shall not waive the Minimum Condition (as defined in Annex A), the Tax Opinion Condition or the conditions set forth in paragraphs (2), (3) or (4) of Annex A without the prior written consent of the Company) and to the terms and conditions of this Agreement. Sub expressly reserves the right to increase the consideration payable in the Offer and to make any other changes in the terms of the Offer; provided, however, that no change may be made without the prior written consent of the Company which
(i) changes the form of consideration or decreases the amount payable per Share tendered pursuant to the Offer, (ii) reduces the number of Shares that are subject to the Offer, (iii) increases the Minimum Condition, (iv) imposes conditions to the Offer in addition to the conditions set forth in Annex A hereto, (v) except as provided in Section 1.1(c), extends the Offer or
(vi) amends any other term of the Offer in any manner adverse to the holders of the Shares. No certificates or scrip representing fractional Parent Shares shall be issued in connection with the exchange of Parent Shares for Shares upon consummation of the Offer, and in lieu thereof each tendering stockholder who would otherwise be entitled to a fractional Parent Share in the Offer will be paid an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such holder (after taking into account all Shares validly tendered for exchange and not withdrawn by such holder) would otherwise be entitled by (B) the closing price for a Parent Share as reported in the New York City edition of The Wall Street Journal (or, if not reported thereby, any other authoritative source) on the date Sub accepts Shares for exchange in the Offer. The Company agrees that no Shares held by the Company or any of its subsidiaries will be tendered to Sub pursuant to the Offer.

    (c) Subject to the terms of the Offer and this Agreement, Sub will accept for exchange and pay for all Shares validly tendered pursuant to the Offer as promptly as practicable after the expiration of the Offer. The initial expiration date of the Offer shall be the twentieth business day following the commencement of the Offer. Notwithstanding anything herein, Sub may, without the consent of the Company, (i) and agrees to at the request of the Company, extend the Offer for successive periods of not in excess of 10 business days if at any expiration date of the Offer any of the conditions to the Offer shall not be satisfied or waived, (ii) extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer or any period required by applicable law and (iii) if less than 90% of the outstanding Shares shall have been validly tendered pursuant to the Offer as of the scheduled or extended expiration date and Sub shall have irrevocably waived the conditions to the Offer set forth in Sections 5(c)-(h) of Annex A, extend the Offer for an aggregate period of not more than 10 business days beyond the latest expiration date that would otherwise be permitted under this sentence. In addition, Sub may elect to provide a subsequent offering period aggregating no more than 20 business days after the acceptance of Shares pursuant to the Offer pursuant to Rule 14d-11 promulgated under the Exchange Act to meet the objective (which is not a condition to the Offer) that there be validly tendered a number of Shares which constitutes at least 90% of the then outstanding Shares.

    (d) On the date of the commencement of the Offer, Parent shall file with the SEC a registration statement on Form S-4 (the "Form S-4") to register the offer and sale of Parent Shares pursuant to the Offer. The Form S-4 will include a preliminary prospectus containing the information required under Rule 14d-4(b) promulgated under the Exchange Act. On the date of commencement of the Offer, Parent and Sub shall (i) file with the SEC a Tender Offer Statement on Schedule TO which will contain or incorporate by reference all or part of the preliminary prospectus and form of the related letter of transmittal (together with any supplements or amendments, the "Offer Documents") and (ii) cause the Offer Documents to be disseminated to the holders of Shares. Parent and Sub agree that the Offer Documents shall comply in all material respects with the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules and regulations promulgated thereunder and the Offer Documents, on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no covenant or representation is made by Parent or Sub with respect to information supplied by the Company or any of its stockholders specifically for inclusion or incorporation by reference in the Offer Documents. Each party hereto agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect. Parent and Sub agree to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and the applicable Offer Documents as so corrected to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given an opportunity to review and comment on the Offer Documents prior to their being filed with the SEC or disseminated to the holders of Shares. Parent and Sub agree to provide the Company and its counsel any comments Parent, Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

    Section 1.2  COMPANY ACTIONS.

    (a) The Company hereby approves of and consents to the Offer and represents and warrants that the Company's Board of Directors, at a meeting duly called and held, has duly and by unanimous vote of the directors present (i) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are advisable and are fair to and in the best interests of the stockholders of the Company, (ii) approved and adopted this Agreement and the transactions contemplated hereby, including the Offer and the Merger and the acquisition of Shares pursuant thereto, and (iii) resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares thereunder and approve and adopt this Agreement and the Merger. The Company hereby consents to the inclusion in the Offer Documents of the matters described in the immediately preceding sentence; provided, however, that such recommendation and approval may be withdrawn, modified or amended if the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that failure to do so would be a breach of its fiduciary duties under applicable law.

    (b) On the date of commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (such Schedule 14D-9, and the documents included therein, together with any supplements or amendments thereto, the "Schedule 14D-9") containing the recommendation described in paragraph (a) and shall disseminate the
Schedule 14D-9 to the stockholders of the Company. The Company agrees that the
Schedule 14D-9 shall comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no covenant is made by the Company with respect to information supplied by Parent or Sub specifically for inclusion in the Schedule 14D-9. Each of the Company, Parent and Sub agrees promptly to correct any information provided by it for use in the
Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given reasonable opportunity to review and comment upon the Schedule 14D-9 prior to its filing with the SEC or dissemination to stockholders of the Company. The Company agrees to provide Parent and its counsel any comments the Company or its counsel may receive from the SEC or its staff with respect to the
Schedule 14D-9 promptly after the receipt of such comments.

    (c) The Company shall promptly furnish Parent with mailing labels containing the names and addresses of all record holders of Shares and with security position listings of Shares held in stock depositories, each as of a recent date, together with all other available listings and computer files containing names, addresses and security position listings of record holders and non-objecting beneficial owners of Shares. The Company shall furnish Parent with such additional information, including updated listings and computer files of holders of Shares, mailing labels and security position listings, and such other assistance as Parent or its agents may reasonably request.

    Section 1.3  DIRECTORS OF THE COMPANY.

    (a) Effective upon the acceptance of Shares for payment pursuant to the Offer (the "Appointment Time"), Parent shall be entitled to designate such number of directors on the Board of Directors of the Company as is equal to the product (rounded up to the next whole number) obtained by multiplying the total number of directors on such Board at that time by the percentage that the number of Shares then beneficially owned by Parent (including such Shares so accepted) bears to the total number of Shares then outstanding. In furtherance thereof, the Company and its Board of Directors shall, after the acceptance of such Shares by Parent or any of its affiliates pursuant to the Offer, upon request of Parent, immediately increase the size of its Board of Directors or secure the resignations of such number of incumbent directors or remove such number of incumbent directors, or any combination of the foregoing, as is necessary to enable Parent's designees to be so appointed to the Board of Directors of the Company and shall cause Parent's designees to be so appointed. Effective upon the acceptance of Shares by Parent or any of its affiliates pursuant to the Offer, the Company shall, if requested by Parent, also cause directors designated by Parent to constitute at least the same percentage (rounded up to the next whole number) of each committee of the Company's Board of Directors as is on the Company's Board of Directors after giving effect to the foregoing changes to the composition of the Company's Board of Directors. Notwithstanding the foregoing, there shall be until the Effective Time (as defined below) at least two members of the Company's Board of Directors who are directors of the Company prior to consummation of the Offer (each, a "Continuing Director"), provided that, in such event, if the number of Continuing Directors shall be reduced below two for any reason whatsoever, the remaining Continuing Director shall designate a person to fill such vacancy who shall be deemed to be a Continuing Director for purposes of this Agreement or, if no Continuing Directors then remain, the other directors shall designate two persons to fill such vacancies who shall not be officers or affiliates of the Company, or officers or affiliates of Parent or any of its subsidiaries, and such persons shall be deemed to be Continuing Directors for purposes of this Agreement.

    (b) Subject to applicable law, the Company shall take all action requested by Parent necessary to effect any such election or appointment. The Company shall comply with and immediately take all actions required pursuant to
Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under Section 1.3(a), including mailing to stockholders, together with the Schedule 14D-9, the information required by such
Section 14(f) and Rule 14f-1 as is necessary to enable Parent's designees to be appointed to the Company's Board of Directors. Parent will supply the Company and be solely responsible for any information with respect to Parent, its designees and its nominees, officers, directors and affiliates required by such
Section 14(f) and Rule 14f-1.

    (c) Following the appointment of Parent's designees to the Company's Board of Directors pursuant to this Section 1.3 and prior to the Effective Time,
(i) any amendment or termination of this Agreement by the Company, (ii) any extension or waiver by the Company of the time for the performance of any of the obligations or other acts of Parent or Merger Sub under this Agreement, or
(iii) any waiver of any of the Company's rights hereunder shall, in any such case, require the concurrence of a majority of the Continuing Directors then in office.

                                   ARTICLE II
                                   THE MERGER

    Section 2.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the Surviving Corporation and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

    Section 2.2 CLOSING. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in ARTICLE VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, unless another time, date or place is agreed to by the parties hereto.

    Section 2.3 EFFECTIVE TIME. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file a certificate of merger or a certificate of ownership and merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

    Section 2.4  CERTIFICATE OF INCORPORATION AND BYLAWS.

    (a) The Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

    (b) The Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

    Section 2.5  DIRECTORS AND OFFICERS.

    (a) The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

    (b) The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

                                  ARTICLE III
                        CONVERSION AND EXCHANGE OF STOCK

    Section 3.1 EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Shares or any shares of capital stock of Sub:

    (a) CAPITAL STOCK OF SUB. Each issued and outstanding share of capital stock of Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

    (b) CANCELLATION OF TREASURY STOCK AND PARENT-OWNED STOCK. Each Share that is owned by Parent, Sub or the Company shall automatically be canceled and retired and shall cease to exist, and no Parent Shares or other consideration shall be delivered in exchange therefor.

    (c) CONVERSION OF SHARES. Subject to Section 3.2(e), each issued and outstanding Share (other than any shares to be canceled in accordance with Section 3.1(b)) shall be converted into the right to receive a number of validly issued, fully paid and nonassessable Parent Shares equal to the Exchange Ratio (together with the amount of cash in lieu of fractional shares payable pursuant to Section 3.2(e), the "Merger Consideration"). As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest. Notwithstanding anything herein to the contrary, if between the date of this Agreement and the Effective Time the outstanding Shares or Parent Shares shall have been changed into a different number of shares or a different class, by reason of the occurrence or record date of any stock dividend, other extraordinary dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the Exchange Ratio shall be appropriately adjusted.

    Section 3.2  EXCHANGE OF CERTIFICATES.

    (a) EXCHANGE AGENT. As of the Effective Time, Parent shall deposit with American Stock Transfer Company of New York or another bank or trust company designated by Parent (the "Exchange Agent"), for the benefit of the holders of Shares, for exchange in accordance with this ARTICLE III, through the Exchange Agent, certificates representing the Parent Shares (such Parent Shares, together with any dividends or distributions with respect thereto with a record date after the Effective Time and any cash payments in lieu of any fractional Parent Shares, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 3.1 in exchange for outstanding Shares.

    (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for certificates representing the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor
(x) a certificate representing that number of whole Parent Shares which such holder has the right to receive pursuant to the provisions of this ARTICLE III after taking into account all the Shares then held by such holder under all such Certificates so surrendered, (y) cash in lieu of fractional Parent Shares to which such holder is entitled pursuant to Section 3.2(e) and (z) any dividends or other distributions to which such holder is entitled pursuant to
Section 3.2(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, a certificate representing the proper number of Parent Shares may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if, upon presentation to the Exchange Agent, such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of Parent Shares to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such tax has been paid or is not applicable. Notwithstanding anything to the contrary contained herein, no certificate representing Parent Shares or cash in lieu of a fractional share interest shall be delivered to a person who is an "affiliate" (as contemplated by Section 6.10 hereof) of the Company unless such affiliate has theretofore executed and delivered to Parent the agreement referred to in Section 6.10. Until surrendered as contemplated by this Section 3.2(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration and any dividends or other distributions to which such holder is entitled pursuant to Section 3.2(c). No interest will be paid or will accrue on any amounts payable to holders of Certificates pursuant to this ARTICLE III.

    (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Parent Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Shares represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 3.2(e) until the holder of record of such Certificate shall surrender such Certificate in accordance with this ARTICLE III. Subject to the effect of applicable escheat, tax or other applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificate representing whole Parent Shares issued in exchange therefor, without interest,
(i) promptly after such surrender, the amount of any cash payable in lieu of a fractional Parent Shares to which such holder is entitled pursuant to
Section 3.2(e)
and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Parent Shares and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole Parent Shares.

    (d) NO FURTHER OWNERSHIP RIGHTS IN SHARES. All Parent Shares issued upon the surrender for exchange of Certificates in accordance with the terms of this
ARTICLE III (including any cash paid pursuant to Section 3.2(c) or Section 3.2(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the Shares previously represented by such Certificates.

    (e) NO FRACTIONAL SHARES. No certificates or scrip representing fractional Parent Shares shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Parent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. Notwithstanding any other provision of this Agreement, each holder of Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a Parent Share (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a Parent Shares multiplied by the closing price for a Parent Share as reported in the New York City edition of The Wall Street Journal (or, if not reported thereby, any other authoritative source) on the date prior to the date of the Merger.

    (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this ARTICLE III shall thereafter look only to Parent for, and Parent shall remain liable for, payment of their claim for Merger Consideration and any dividends or distributions with respect to Parent Shares pursuant to Section 3.2(c).

    (g) NO LIABILITY. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any person in respect of any Parent Shares (or dividends or distributions with respect thereto) or cash in lieu of fractional Parent Shares or cash from the Exchange Fund, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    (h) INVESTMENT OF EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

    (i) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and unpaid dividends and distributions on Parent Shares deliverable in respect thereof, in each case pursuant to this Agreement.

    (j) WITHHOLDING. Parent or the Exchange Agent (and Sub in respect of the Offer) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as Parent or the Exchange Agent (and Sub in respect of the Offer) are required to deduct and withhold under the Code, or any provision of state, local or foreign tax law, with respect to the making of such payment. To the extent that amounts are so withheld by Parent or the Exchange Agent (and Sub in respect of the Offer), such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Shares in respect of whom such deduction and withholding was made by Parent or the Exchange Agent (and Sub in respect of the Offer).

    (k) NO INTEREST. No interest shall be paid or shall accrue on any amounts to be paid pursuant to this ARTICLE III.

    (l) STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of certificates representing Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this ARTICLE III.

    Section 3.3  STOCK OPTIONS.

    (a) The Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Plans) has taken such actions as may be required to (and no further actions are needed to) cause each Stock Option, whether vested or unvested, outstanding immediately prior to the Effective Time to be exercisable solely for a number of Parent Shares (rounded to the nearest whole share) determined by multiplying the number of Shares subject to such Stock Option by the Exchange Ratio, at a price per Parent Share (rounded up to the nearest whole cent) equal to (A) the aggregate exercise price for the Shares otherwise purchasable pursuant to such Stock Option divided by (B) the aggregate number of Parent Shares deemed purchasable pursuant to such Stock Option. The Stock Options shall otherwise be subject to the same terms and conditions (including provisions regarding vesting) as in effect at the Effective Time. As used herein, "Stock Options" shall mean options to purchase Shares granted under any plan or arrangement providing for the grant of options to purchase Shares to current or former officers, directors, employees or consultants of the Company or its subsidiaries, other than the Company's 1996 Non-Employee Director and 1996 Employee Stock Purchase Plan (the "Company Stock Plans"). The Company has made available to Parent true and complete copies of all such plans or arrangements.

    (b) The adjustments provided herein with respect to any Stock Options that are "incentive stock options" as defined in Section 422 of the Code shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code.

    (c) The Company hereby represents that no Stock Option, or any other security issued by the Company or any subsidiary or any agreement to which the Company or any subsidiary is a party or is bound, will entitle any person (other than Parent as provided herein) to acquire any security of the Surviving Corporation or any subsidiary.

    (d) At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issue a sufficient number of Parent Shares for delivery upon exercise of Stock Options. No later than five business days after the Effective Time, Parent shall file a Registration Statement on Form S-8 (or any successor or other appropriate forms), with respect to the Parent Shares subject to such Stock Options.

    (e) The Company shall take all necessary action to provide that on the day prior to the Effective Time (the "Termination Date"), (i) any outstanding options to purchase Shares under the Company's 1996 Employee Stock Purchase Plan (the "ESPP") shall terminate (ii) all amounts allocated to each participant's account under the ESPP shall thereupon be used to purchase from the Company whole Shares at a price determined under the terms of the ESPP for outstanding offering periods using the Termination Date as the final purchase date for each such offering period; and (iii) the ESPP will terminate. At the Effective Time, any Shares so purchased will be treated as provided in Section 3.1 of this Agreement. The Company shall take all actions necessary so as not to allow any participant to increase the rate of their contributions to the ESPP between December 1, 2001 and the Termination

Date. Prior to the Effective Time, the Company shall take all actions (including amending the terms of the ESPP) necessary to give effect to the transactions contemplated by Section 3.3(e).

    Section 3.4  DISSENTING SHARES.  Notwithstanding anything in this
Article III to the contrary, if the Merger is effectuated pursuant to
Section 253 of Delaware Law, Shares outstanding immediately prior to the Effective Time and held by a holder who has demanded appraisal for such Shares in accordance with the relevant provisions of the DGCL shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses his or her right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses his or her right to appraisal, such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration. The Company shall give Parent prompt notice of any demands received by Company for appraisal of Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands. Any amounts paid to a holder pursuant to a right of appraisal will be paid by Company.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    Except as set forth on the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement, which disclosure schedule specifies the section or subsection of this Agreement to which the exception relates (unless it is readily apparent that such disclosure is applicable to other such section(s)) (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Sub as follows:

    Section 4.1 ORGANIZATION, STANDING AND CORPORATE POWER. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite corporate power and authority to own, lease or operate its properties and to carry on its business as now being conducted. Each of the Company and its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate is not reasonably likely to have a Material Adverse Effect. The Company has made available to Parent prior to the execution of this Agreement complete and correct copies of its Restated Certificate of Incorporation, as amended (the "Company Certificate of Incorporation") and Bylaws (the "Bylaws"), and the comparable organizational documents of each of its subsidiaries, in each case as amended to the date hereof.

    Section 4.2 SUBSIDIARIES. Exhibit 21.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 lists all the subsidiaries of the Company. All the outstanding shares of capital stock of, or other equity interests in or securities issued by, each such subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company free and clear of all Liens, and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other interests. Other than such subsidiaries, neither the Company nor any subsidiary owns any equity or similar interest in any person.

    Section 4.3  CAPITAL STRUCTURE.

    (a) The authorized capital stock of the Company consists of 100,000,000 Shares and 5,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock"). At the close of business on November 28, 2001,
(i) 31,173,795 Shares were issued and outstanding, (ii) 555,151 Shares were held by the Company in its treasury, none of which were acquired, directly or indirectly, by the Company from any of its subsidiaries, and no Shares are held by any subsidiary of the Company, (iii) 6,828,199 Shares were issuable pursuant to outstanding Stock Options, (iv) 452,033 Shares were issuable pursuant to outstanding warrants, (v) 3,200,000 Shares were issuable pursuant to the Company's 5 1/4% Subordinated Convertible Notes due 2008, (vi) no shares of Preferred Stock were issued or outstanding and (vii) 250,000 shares of Series A Junior Participating Preferred Stock were reserved for issuance in connection with the Rights issued pursuant to the Rights Agreement, dated as of October 8, 1997 (the "Rights Agreement"), between the Company and EquiServe Trust Company (as successor in interest to BankBoston, N.A.). All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company Stock Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Section 4.3(a) of the Company Disclosure Schedule lists as of November 28, 2001, each outstanding Stock Option or warrant to purchase Company securities and the holder thereof, the number of shares issuable thereunder and the grant date, exercise price, vesting schedule, expiration date thereof and, if exercisable for securities other than Shares, the terms of such securities.

    (b) Except as referenced in Section 4.3(a): (i) there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote, (ii) other than resulting from the issuance of Shares pursuant to the Stock Options listed in
Section 4.3(a)(iii), as permitted to be issued under Section 6.1(ii)(y) and Rights issued under the Rights Agreement, there are no issued, issuable, reserved for issuance or outstanding (x) shares of capital stock, equity securities or voting securities of the Company, (y) securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company, (z) warrants, calls, options or other rights to acquire from the Company or any subsidiary, and no obligation of the Company or any subsidiary to issue, any capital stock, equity securities, voting securities or securities convertible into or exchangeable or exercisable for capital stock, equity securities or voting securities of the Company or any subsidiary, and (iii) neither the Company nor any subsidiary is a party to or bound by any agreement regarding any securities of the Company or any subsidiary, including regarding the voting (by proxy, voting trust or otherwise), issuance, repurchase, redemption, delivery, acquisition, disposition or registration thereof.

    Section 4.4  AUTHORITY; NONCONTRAVENTION.

    (a) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the Merger, to receipt of the Stockholder Approval. The Board of Directors of the Company has by unanimous vote of the directors present approved this Agreement, determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Company and its stockholders and declared that the Merger is advisable and resolved as set forth in Section 1.2(a) hereof. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties thereto, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

    (b) The execution and delivery of this Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or alter the rights or obligations of any party under, or result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever (collectively, "Liens") in or upon any of the properties or assets of the Company or any subsidiary under, (i) the Company Certificate of Incorporation or Bylaws or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, bond, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit or license applicable to the Company or any of its subsidiaries or their respective properties or assets or
(iii) subject to the governmental filings and other matters referred to in paragraph (c) below, any (A) statute, law, ordinance, rule or regulation or
(B) judgment, order or decree, in each case applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, termination, cancellation, acceleration, loss of benefit, alteration of rights or obligations, Liens or other occurrences that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect.

    (c) No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority of competent jurisdiction (each, a "Governmental Entity") is required by or with respect to the Company or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the Merger or the other transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any applicable filings and approvals under similar foreign antitrust laws and regulations, (2) the filing with the Securities and Exchange Commission (the "SEC") of (A) the Schedule 14D-9 and the information required by Rule 14f-1, (B) a proxy statement relating to the adoption by the Company's stockholders of this Agreement (as amended or supplemented from time to time, the "Proxy Statement") and (C) such reports under the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated hereby, (3) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and (4) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate is not reasonably likely to have a Material Adverse Effect.

    Section 4.5  SEC DOCUMENTS.

    (a) The Company has timely filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) with the SEC required to be filed by the Company since January 1, 1999 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later-filed Filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of this Agreement, "Filed SEC Documents" shall mean SEC Documents filed by the Company and publicly available prior to the date of this Agreement.

    (b) The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments not material in amount). Except (i) as set forth in the most recent financial statements included in the Filed SEC Documents or (ii) for liabilities incurred in connection with this Agreement, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect.

    Section 4.6 INFORMATION SUPPLIED. None of the information to be supplied by the Company specifically for inclusion or incorporation by reference in
(i) the Offer Documents, the Form S-4 or the Schedule 14D-9 will, at the time such documents or any amendments or supplements thereto are filed with the SEC, are first published, sent or given to stockholders of the Company or become effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule 14D-9 and the Proxy Statement will comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference therein.

    Section 4.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Filed SEC Documents, since December 31, 2000, (i) the Company and its subsidiaries have conducted their business only in the ordinary course of business consistent with past practice, (ii) there has not been any Material Adverse Change, and (iii) neither the Company nor any subsidiary has taken any action, or failed to take an action, if such action or failure following the date hereof would be a violation of Section 6.1.

    Section 4.8 LITIGATION. Except as disclosed in the Filed SEC Documents there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or for which the Company or any subsidiary is obligated to indemnify any third party that individually or in the aggregate is reasonably likely to have a Material Adverse Effect. There is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against, or, to the knowledge of the Company, investigation by any Governmental Entity involving, the Company or any of its subsidiaries that individually or in the aggregate is reasonably likely to have a Material Adverse Effect.

    Section 4.9 CONTRACTS. As of the date hereof, except as filed as an exhibit to the Filed SEC Documents, neither the Company nor any subsidiary is a party to, and none of their respective properties or assets are bound by, any material contracts (including relating to distribution, sale, licensing, marketing, manufacturing, third party suppliers of active ingredients, bulk product and finished product to the Company). The Company has not received any notice from any other party to any such material contract, and otherwise has no knowledge, that such third party intends to terminate, or not renew, any such material contract, except for such terminations or non-renewals as would not have a Material Adverse Effect. As of the date hereof, the Company has made available to Parent true and correct copies of all such contracts. Neither the Company nor any of its subsidiaries, and, to the knowledge of the Company, no other party thereto, is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any loan or credit agreement, bond, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit or license to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect. As of the date hereof, except as filed as an exhibit to the Filed SEC Documents, neither the Company nor any of its subsidiaries (i) has entered into any material contract with any affiliate of the Company (other than any subsidiary of the Company) that is currently in effect, (ii) is a party to or otherwise bound by any agreement or covenant not to compete or by any agreement or covenant restricting in any material respect the development, marketing or distribution of the Company's or its affiliates' products or services or the conduct of their businesses, (iii) agreements regarding the registration of securities, (iv) is a party to or otherwise bound by any agreement which would require Parent or any of its affiliates (or than the Company and its subsidiaries) to pay any amounts or grant any rights to any third party or which would require the Company or any subsidiary to pay any amounts or grant any rights based on the activities of Parent or its affiliates (other than the Company or its subsidiaries) or (v) is a party to or otherwise bound by any contract, the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the execution or delivery of this Agreement or the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, except for such increases or accelerations as would not have a Material Adverse Effect.

    Section 4.10  COMPLIANCE WITH LAWS.

    (a) Each of the Company and its subsidiaries is in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Entity (collectively, "Legal Provisions") applicable to its business or operations, except for instances of possible noncompliance that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect. Each of the Company and its subsidiaries has in effect all approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights of or with all Governmental Entities, including all authorizations under Environmental Laws ("Permits"), necessary for it to own, lease or operate its properties and assets and to carry on its business and operations as now conducted, except for the failure to have such Permits that individually or in the aggregate is not reasonably likely to have a Material Adverse Effect. There has occurred no default under, or violation of, any such Permit, except for defaults under, or violations of, Permits that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect. The Merger, in and of itself, would not cause the revocation or cancellation of any such Permit that individually or in the aggregate is reasonably likely to have a Material Adverse Effect. No action, demand, requirement or, to the knowledge of the Company, investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to the Company or any of its subsidiaries or any of their respective properties, is pending or, to the knowledge of the Company, threatened, other than, in each case, those the outcome of which individually or in the aggregate are not reasonably likely to have a Material Adverse Effect.

    (b) Except for those matters that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect: (A) each of the Company and its subsidiaries is, and has been, in compliance with all applicable Environmental Laws; (B) during the period of ownership or operation by the Company or its subsidiaries of any of its currently or previously owned, leased or operated properties, there have been no Releases or threatened Releases of Hazardous Material in, on, under or affecting such properties or any contiguous site; (C) prior to the period of ownership or operation by the Company or its subsidiaries of any of its currently or previously owned, leased or operated properties, to the knowledge of the Company, there were no Releases or threatened Releases of Hazardous Material at, in, on, under or affecting any such property or any contiguous site; and (D) neither the Company nor its subsidiaries have received any written notice of, or entered into or assumed by contract, judicial or administrative settlement or operation of law any indemnification obligation, notice of alleged or potential liability, order, settlement or decree relating to: (1) any violation of any Environmental Laws or the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any alleged violation of Environmental Laws or any Release of any Hazardous Materials, (2) the response to or remediation of Hazardous Material at or arising from any of the Company's or its subsidiaries' activities or properties or any other properties or (3) payment for any response action relating to or remediation of Hazardous Material at or arising from any of the Company's or its subsidiaries' activities or properties or any other properties.

    (i) The term "Environmental Laws" means all applicable statutes, treaties, rules, codes, ordinances, regulations, certificates, orders, directives, interpretations, licenses, permits, and other authorizations of any Governmental Entity and judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction, dealing with the protection of health, welfare or the environment, including, without limitation, flood, pollution or disaster laws and health and environmental protection laws and regulations, and all other rules and regulations promulgated thereunder and any provincial, municipal, waterboard or other local statute, law, rule, regulation or ordinance relating to public or employee health, safety or environment; including all laws relating to Releases to air, water, land or groundwater, relating to the withdrawal or use of groundwater, and relating to the use, handling, transportation, manufacturing, introduction into the stream of commerce, or disposal of Hazardous Materials.

    (ii) The term "Hazardous Materials" means any chemical, material, liquid, gas, substance, or waste, whether naturally occurring or man-made, that is prohibited, limited, or regulated by or pursuant to an Environmental Law.

   (iii) The term "Release" means spilling, leaking, discharging, injecting, emitting, and or disposing and placement of a Hazardous Material in any location that poses a threat thereof.

    Section 4.11 ABSENCE OF CHANGES IN BENEFIT PLANS. Since the date of the most recent audited financial statements included in the Filed SEC Documents, there has not been any adoption or amendment in any material respect by the Company or any of its subsidiaries of any collective bargaining agreement or any Benefit Plan (defined below), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Pension Plans (defined below), or any change in the manner in which contributions to any Pension Plans are made or the basis on which such contributions are determined. Except as set forth in the Filed SEC Documents, there exist no currently binding employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Company or its subsidiaries and any current or former officer, director or employee of the Company or its subsidiaries. There are no collective bargaining or other labor union agreements to which the Company or its subsidiaries is a party or by which it is bound.

    Section 4.12  ERISA COMPLIANCE.

    (a) Section 4.12(a) of the Company Disclosure Schedule contains a list of each pension, retirement, savings, profit sharing, medical, dental, health, disability, life, death benefit, group insurance, deferred compensation, stock option, stock purchase, restricted stock, bonus or incentive, severance pay, employment or termination, and other employee benefit or compensation plan, trust arrangement, contract, agreement (including pursuant to any collective bargaining agreement), policy, practice or commitment, whether formal or informal, written or oral, in each case that are binding commitments of the Company and its subsidiaries, under which (1) current or former employees, directors or independent contractors of the Company or any of its subsidiaries participate or are entitled to participate by reason of their relationship with the Company or any of its subsidiaries, (2) to which the Company or any of its subsidiaries is a party or a sponsor or a fiduciary thereof or by which the Company or any of its subsidiaries (or any of their rights, properties or assets) is currently bound or (3) with respect to which the Company or any of its subsidiaries has any obligation to make payments or contributions, including, without limitation, all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) (sometimes referred to herein as "Welfare Plans") maintained, or contributed to, by the Company, its subsidiaries or any person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (a "Commonly Controlled Entity") for the benefit of any current or former officers, directors or employees of the Company and its subsidiaries (including any such plans maintained for current or former foreign employees) (all of the foregoing referred to collectively herein as "Benefit Plans"). The Company has made available to Parent true, complete and correct copies of (1) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (2) the most recent annual report on Form 5500 required to be filed with the Internal Revenue Service (the "IRS") with respect to each Benefit Plan, (3) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (4) each trust agreement and group annuity contract relating to any Benefit Plan. Each Benefit Plan maintained or contributed to by the Company or any of its subsidiaries has been administered in all material respects in accordance with its terms. The Company, its subsidiaries and all the Benefit Plans maintained or contributed to by the Company or any of its subsidiaries are all in compliance in all material respects with their terms and the applicable provisions of ERISA, the Code and all other applicable laws, including laws of foreign jurisdictions.

    (b) All Pension Plans maintained or contributed to by the Company or any of its subsidiaries intended to be tax-qualified have been the subject of determination letters from the IRS to the effect that such Pension Plans are qualified and exempt from United States Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor has any event occurred since the date of its most recent determination letter or application therefor that would adversely affect its qualification or materially increase its costs. All Pension Plans maintained or contributed to by the Company or any of its subsidiaries required to have been approved by any foreign Governmental Entity have been so approved and no such approval has been revoked nor has any event occurred since the date of its most recent approval or application therefor that would adversely affect its approval or materially increase its costs.

    (c) Neither the Company nor any Commonly Controlled Entity has
(1) maintained, contributed or been obligated to contribute to any Benefit Plan that is subject to Title IV of ERISA or Section 412 of the Code or (2) has any unsatisfied liability under Title IV of ERISA or Section 412 of the Code. None of the Company, its subsidiaries, or any Commonly Controlled Entity has contributed or been requested to contribute to a "multiemployer plan" as defined in Section 3(37) of ERISA.

    (d) With respect to any Welfare Plan maintained or contributed to by the Company or any of its subsidiaries, there are no understandings, agreements or undertakings, written or oral, that would prevent any such plan (including any such plan covering retirees or other former employees) from being amended or terminated without material liability to the Company on or at any time after the Effective Time.

    (e) No pending or, to the knowledge of the Company, threatened disputes, lawsuits, claims (other than routine claims for benefits), investigations, audits or complaints to, or by, any person or governmental authority have been filed or are pending with respect to any Benefit Plans or the Company or any of its subsidiaries in connection with any Benefit Plan or the fiduciaries or administrators thereof. With respect to each Benefit Plan, there has not occurred, and no person or entity is contractually bound to enter into, any nonexempt "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA, nor any transaction that would result in a civil penalty being imposed under Section 409 or 502(i) of ERISA.

    (f) With respect to each Benefit Plan that is subject to or governed by the laws of any jurisdiction other than the laws of the United States (a "Foreign Plan"): (i) all amounts required to be reserved under each book reserved Foreign Plan have been reserved in accordance with reasonable accounting practices prevailing in the country where such Foreign Plan is established; (ii) each Foreign Plan (A) that is required to be registered with a Governmental Authority has been registered, (B) has been maintained in good standing with the appropriate Governmental Authorities, and (C) has been maintained and operated in accordance with its terms and applicable law; and (iii) the fair market value of the assets of each funded Foreign Plan (that is a defined pension plan or a termination indemnity plan), and the liability of each insurer for such Foreign Plan that is funded through insurance or through book reserve, together with any accrued contributions, (A) is sufficient to provide, or cover liabilities relating to, accrued benefits with respect to those current and former employees of the Company and its subsidiaries who participate in such Foreign Plan and
(B) has been determined based on actuarial or other applicable assumptions and valuations previously utilized in calculating the amount of employer contributions to or the funded status or book reserve of such Foreign Plan.

    (g) All contributions or payments made or deemed to have been made with respect to each Benefit Plan that is a deferred compensation plan, including any Pension Plan, are presently, and have been during the years to which they relate, fully deductible pursuant to Section 404 of the Code and are not presently, and have never been during the years to which they relate, subject to any excise tax under Section 4972 of the Code, (ii) as of the Effective Time, all payments of outstanding contributions, due on or prior to that date, including minimum contributions, premiums, and funding obligations imposed by the terms of any Benefit Plan or by any law or government agency (including under Part 3 of ERISA), shall have been made with respect to each Benefit Plan,
(iii) all contributions to and payments with respect to or under the Benefit Plans that are required to be made with respect to periods ending on or before the Effective Time have been made or accrued before the Effective Time by the Company in accordance with the appropriate plan documents, financial statements, actuarial report, collective bargaining agreements or insurance contracts or arrangements, and (iv) with respect to each Welfare Plan that is partially or fully funded through a trust, all tax deductions claimed by the Company or any of its subsidiaries relating to any such trust are allowable, and all tax returns and other governmental filings required to be filed with respect to any such trust, whether by the Company or any of its subsidiaries or the trust, have been made in a timely manner.

    (h) No Welfare Plan providing medical or death benefits (whether or not insured) with respect to current or former employees of the Company or any subsidiary continues such coverage or provides such benefits beyond their date of retirement or other termination of service (other than coverage mandated by section 601 of ERISA, the cost of which is fully paid by the former employee or his or her dependents).

    (i) Section 4.12(i) of the Company Disclosure Schedule lists all benefit or compensation plans, programs, agreements or policies which provide for any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan maintained or contributed to by the Company or any of its subsidiaries as a result of the transactions contemplated by this Agreement.

    Section 4.13  LABOR RELATIONS.

    (a) As of the date hereof, there is no pending or, to the knowledge of the Company, threatened union organizational campaign effort, collective bargaining negotiations, bargaining impasse, implementation of final offer, labor dispute, grievance or arbitration matter, economic or unfair labor practice strike, boycott, work stoppage, slowdown, work-to-rule or intermittent strike against the Company or any of its subsidiaries, (b) no lockout is in effect and (c) no permanent or temporary strike replacements are currently employed at any facility of the Company or any subsidiary. Except as set forth in Section 4.13 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries, nor their respective representatives or employees, has committed any unfair labor practices in connection with the operation of the respective businesses of the Company or any of its subsidiaries, and there is no pending or, to the knowledge of the Company, threatened charge, complaint, decision, order, notice-posting requirement, settlement agreement or injunctive action or order against the Company or any of its subsidiaries by the National Labor Relations Board or any similar governmental or adjudicatory agency or court, except for such as would not be reasonably likely to have a Material Adverse Effect. Except as set forth in Section 4.13 of the Company Disclosure Schedule, the Company and its subsidiaries have in the past been and are in compliance in all respects with all applicable collective bargaining agreements and laws respecting employment, employment practices, labor relations, safety and health, wages, hours and terms and conditions of employment, except for such noncompliance as would not be reasonably likely to have a Material Adverse Effect. The Company and each of its subsidiaries is in material compliance with all laws concerning the classification of employees and independent contractors and has properly classified all such persons for purposes of participation in the Benefit Plans, except for such noncompliance as would not be reasonably likely to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has experienced within the past 12 months a "plant closing" or "mass layoff" within the meaning of the Worker Adjustment and Retraining Notification Act, 29 U.S.C. SectionSection 2101 et seq. Section 4.13 of the Company Disclosure Schedule also sets forth the aggregate number of employees who work for the Company and its subsidiaries as of the date hereof, specifying the number of such employees who belong to a union or are otherwise covered by an employment agreement or a collective bargaining agreement.

    Section 4.14  TAXES.

    (a) Each of the Company and its subsidiaries has duly and timely filed (or had filed on its behalf) with the appropriate taxing authorities all returns, reports or similar statements (including any related exhibits and schedules) required to be filed with respect to any Tax (as defined below), including any information return, claim for refund, amended return or declaration of estimated tax ("Tax Returns") required to be filed by (or with respect to) it, and such Tax Returns are true, correct and complete, except to the extent that failure to file such Tax Returns or failure of such Tax Returns to be true, correct and complete, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    (b) Each of the Company and its subsidiaries has duly and timely paid in full any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, AD VALOREM or valued added (collectively, "Taxes") shown as due on such Tax Returns or otherwise due, except to the extent that failure to pay such Taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    (c) Each of the Company and its subsidiaries has complied with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    (d) Each of the Company and its subsidiaries has established on the Filed SEC Documents reserves (determined without regard to deferred taxes) that are sufficient for the payment of (i)(x) all Taxes accrued but not yet due and payable and (y) all Taxes which, based on past settlements reached with any taxing authorities would be payable, in each case attributable to the results of operations of the Company and its subsidiaries through the date of such filing,
(ii) all deficiencies in Taxes through
the date of such filing, that have been asserted, proposed or threatened in writing, and (iii) any Taxes for which the Company or any of its subsidiaries may be liable through the date of such filing, as a transferee or successor, by contract or otherwise, except as where such liabilities would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    (e) There is no deficiency, claim, audit, examination, action, suit, proceeding or investigation in progress or pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or with respect to the Company or any of its subsidiaries in respect of any Taxes which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    (f) No claim has ever been made by any taxing authority with respect to the Company or any of its subsidiaries in a jurisdiction where the Company or such subsidiary does not file Tax Returns that the Company or such subsidiary is or may be subject to taxation by that jurisdiction which has not been resolved and which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    (g) There are no requests for rulings or determinations in respect of any Taxes pending between the Company or any of its subsidiaries and any taxing authority which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    (h) Neither the Company nor any of its subsidiaries has executed or entered into with the Internal Revenue Service or any taxing authority (i) any agreement or other document extending or having the effect of extending the period for assessment or collection of any Taxes for which the Company or any subsidiary would be liable, which period has not since expired, or any agreement or consent to waive an applicable statute of limitations with respect to Taxes or Tax Returns or (ii) a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof or any similar provision of foreign, state or local Tax law that relates to the assets or operations of the Company or any subsidiary which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    (i) Neither the Company nor any of its subsidiaries has been a member of an affiliated group filing consolidated, combined or unitary Tax Returns other than a group for which the Company was the common parent.

    (j) Neither the Company nor any of its subsidiaries is a party to any contract, agreement, plan or arrangement relating to allocating or sharing the payment of, or liability for, Taxes with respect to any taxable period.

    (k) The Company is not, and has not been, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

    (l) None of the outstanding indebtedness of the Company or any of its subsidiaries constitutes indebtedness with respect to which any interest deductions may be disallowed under Sections 163(i) or 163(l) of the Code or under any other provision of applicable law.

    (m) The net operating loss carryovers and other losses of the Company and its subsidiaries as of December 31, 2000 that are available to offset future income for federal, state, local or foreign tax purposes are set forth in
Section 4.14(m) of the Company Disclosure Schedule, together with the expiration date of such carryovers and losses.

    (n) The tax credit carryovers of the Company and its subsidiaries as of December 31, 2000 that are available to offset future tax liability for federal, state, local or foreign tax purposes are set forth in Section 4.14(n) of the Company Disclosure Schedule, together with the expiration date of such carryovers.

    (o) The Company has not distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997, and the stock of the Company has not been distributed in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997.

    (p) The Company does not have title to, lease or otherwise have any interest in real property.

    (q) Neither the Company nor any of its subsidiaries knows of any fact or circumstance or has taken, or failed to take, any action that could reasonably be expected to prevent the Transaction from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

    Section 4.15 EXCESS PARACHUTE PAYMENTS. The Company has provided Parent with materially true and complete compensation and related information necessary for the determination of whether any "excise parachute payments" under
Section 280G of the Code may arise in connection with the transactions contemplated by this Agreement with respect to any person who could be a "disqualified individual" with respect to the Company (within the meaning of Section 280G of the Code) and who is a party to an agreement or a participant in a plan, program or policy required to be disclosed under
Section 4.12(i) hereof.

    Section 4.16  TITLE TO PROPERTIES.

    (a) Each of the Company and its subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate would not materially interfere with its ability to conduct its business as currently conducted. All such material assets and properties, other than assets and properties in which the Company or any of its subsidiaries has a leasehold interest, are free and clear of all Liens, except for Liens that individually or in the aggregate would not materially interfere with the ability of the Company and its subsidiaries to conduct their respective businesses as currently conducted.

    (b) Each of the Company and its subsidiaries has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except for such noncompliance or failure to be in full force and effect that individually or in the aggregate is not reasonably likely to have a Material Adverse Effect. Each of the Company and its subsidiaries enjoys peaceful and undisturbed possession under all such material leases, except for failures to do so that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect.

    Section 4.17 INTELLECTUAL PROPERTY. Section 4.17 of the Company Disclosure Schedule sets forth a list of all U.S. and non-U.S. patents and trademarks, and applications therefor, and registered copyrights owned by or licensed to the Company or its subsidiaries as of the date hereof. Except as set forth in
Section 4.17 of the Company Disclosure Schedule or the SEC Documents: (i) the Company or one of its subsidiaries is the sole owner, free and clear of any lien or encumbrance, or has a valid license or otherwise has the legally enforceable right to use and enforce, without any obligation to make any fixed or contingent payments, including royalty payments (except with respect to off-the-shelf software on commercially reasonable terms), all U.S. and non-U.S. patents, patent applications, registered designs, registered and unregistered trademarks, service marks, trade names and corporate names, registered and unregistered copyrights, computer programs, computer software and databases, internet domain names, web sites, web pages and related items (and all intellectual property and proprietary rights incorporated therein) and all trade secrets, research and development, formulae, know-how, information and all other proprietary and intellectual property, including all grants, registrations and applications relating thereto (collectively, "Proprietary Rights") which are necessary for the conduct of the business of the Company and its subsidiaries (all such Proprietary Rights,

"Company Rights"), except to the extent that the failure to so possess would not have a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries have received a demand, claim, notice or inquiry from any person that the Company or any of its subsidiaries is infringing the Proprietary Rights of any other person, and neither the Company nor any of its subsidiaries knows of any basis for any such claims, except for such claims that would not be reasonably likely to have a Material Adverse Effect; (iii) to the knowledge of the Company, no person is infringing any Company Rights, except for such infringements that would not have a Material Adverse Effect; (iv) neither the Company nor any of its subsidiaries has licensed, or has otherwise granted, to any third party any rights in or to any material Company Rights; and
(v) neither the Company nor any of its subsidiaries have received a demand, claim, notice or inquiry from any person in respect of the Company Rights which challenges, threatens to challenge or inquires as to whether there is any basis to challenge, the validity or the enforceability of, or the rights of the Company or its subsidiaries in, any Company Rights, and neither the Company nor any of its subsidiaries knows of any basis for any such challenge, except for such challenges as would not be reasonably likely to have a Material Adverse Effect.

    Section 4.18 VOTING REQUIREMENTS. The affirmative vote of a majority of the outstanding Shares to adopt this Agreement (the "Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and approve the transactions contemplated hereby.

    Section 4.19 STATE TAKEOVER STATUTES. The Board of Directors of the Company has approved the terms of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement, and such approval represents all the action necessary to render inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement, the provisions of Section 203 of the DGCL. No other state takeover statute (including any "fair price," "merger moratorium" "control share acquisition" statute or regulation) or similar statute or regulation applies to or purports to apply to this Agreement, the Offer, the Merger or the other transactions contemplated by this Agreement.

    Section 4.20 BROKERS. No broker, investment banker, financial advisor or other person, other than Morgan Stanley & Co. Incorporated, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable.

    Section 4.21 OPINION OF FINANCIAL ADVISOR. The Company has received on oral opinion of Morgan Stanley & Co. Incorporated dated the date hereof, to the effect that, as of such date, the Exchange Ratio pursuant to this Agreement is fair from a financial point of view to the holders of Shares, which opinion has been or promptly will be confirmed in writing. The Company agrees to promptly deliver a copy of such opinion to Parent.

    Section 4.22 RIGHTS AGREEMENT. The Company has taken all actions necessary to cause the Rights Agreement to be amended to (i) render the Rights Agreement inapplicable to this Agreement, the Offer, the Merger and the other transactions contemplated by this Agreement, (ii) ensure that (y) none of Parent, Sub or any other subsidiary of Parent is an Acquiring person (as defined in the Rights Agreement) pursuant to the Rights Agreement by virtue of the execution of this Agreement, the making of the Offer or the consummation of the Offer or the Merger or the other transactions contemplated by this Agreement and (z) a Distribution Date or a Stock Acquisition Date (as such terms are defined in the Rights Agreement) does not occur by reason of the execution of this Agreement, the making of the Offer or the consummation of the Offer or the Merger or the consummation of the other transactions contemplated by this Agreement and
(iii) provide that the

Final Expiration Date (as defined in the Rights Agreement) shall occur immediately prior to the expiration of the Offer. A correct and complete copy of the Rights Agreement, as amended to date, has been furnished to Parent.

    Section 4.23  FM.

    (a) Section 4.23 of the Company Disclosure Schedule lists all material contracts relating to the development, commercialization, production, marketing or sale of FM which are not included in the Filed SEC Documents. As of the date hereof, the Company has made available to Parent true and correct copies of all such contracts, including all amendments and all material communications relating thereto. Neither the Company nor any of its subsidiaries, and, to the knowledge of the Company, no other party thereto, is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any such contract. As of the date of this Agreement, the Company has not received any notice from any other party to any such contract, and otherwise has no knowledge, that such third party intends to terminate, or not renew, any such material contract.

    (b) The Company has disclosed or made available to Parent all written communications and minutes of meetings (telephonic or otherwise) with the U.S. Food and Drug Administration (the "FDA") and other regulatory authorities relating to FM.

    (c) From and after the date hereof, there shall have been no formal communications from the FDA or other regulatory bodies which would be reasonably likely to delay FDA approval of frozen FM beyond September 1, 2003.

    (d) The Company possesses all material necessary intellectual property rights and licenses to commercialize FM. As between the Company and Wyeth-Ayerst Laboratories and related operations of American Home Products ("Wyeth"), the Company is responsible for seeking regulatory approval of FM from the FDA and Wyeth is responsible for seeking regulatory approval of FM from foreign regulatory bodies. The Company has the contractual right to receive from Wyeth all material communications between Wyeth and foreign regulatory bodies relating to FM. There are no such communications from the FDA or foreign regulatory bodies which indicate that liquid FM is not likely to be approved for marketing, and the Company has no reason to believe that liquid FM cannot be successfully developed or commercialized.

    (e) FM is being developed and tested, and all applications for the approval thereof are, in substantial compliance with applicable law and regulation, including the Federal Food, Drug and Cosmetics Act and the regulations thereunder, provided that to the extent this clause (f) relates to development work conducted by Wyeth, this clause (f) is limited to the best knowledge of the Company.

    (f) Neither the Company, nor any subsidiary, nor any officer, employee or agent of either the Company or any subsidiary has made an untrue statement of a material fact to the FDA or other Governmental Entity, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Entity, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA or any other Governmental Entity to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities", set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy. Neither the Company nor any subsidiary, nor any officer, employee or agent of either the Company or any subsidiary, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. sec. 335a(a) or any similar Legal Provision or authorized by 21 U.S.C. sec. 335a(b) or any similar Legal Provision.

    (g) As of the date hereof, there are no issues regarding raw materials, supplies or components which would be reasonably likely to prevent the launch of frozen FM in the US in 2002. From the date hereof to the Appointment Time, no issues shall have arisen regarding raw materials, supplies or components which would be reasonably likely to prevent the launch of frozen FM in the US in 2003.

                                   ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

    Except as set forth on the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement, which disclosure schedule specifies the section or subsection of this Agreement to which the exception relates (unless it is readily apparent that such disclosure is applicable to other such section(s)) (the "Parent Disclosure Schedule"), Parent and Sub represent and warrant to the Company as follows:

    Section 5.1 ORGANIZATION, STANDING AND CORPORATE POWER. Each of Parent and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate is not reasonably likely to have a material adverse effect on Parent. Parent has made available to the Company complete and correct copies of its Restated Certificate of Incorporation and Bylaws and the Certificate of Incorporation and Bylaws of Sub, in each case as amended to the date hereof.

    Section 5.2  CAPITAL STRUCTURE.

    (a) The authorized capital stock of Parent consists of 320,000,000 Parent Shares and 5,524,525 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"). At the close of business on November 28, 2001,
(i) 214,279,832 Parent Shares were issued and outstanding, (ii) no Parent Shares were held by Parent in its treasury, (iii) 21,232,359 Parent Shares were issuable pursuant to outstanding Parent Stock Options, (iv) no shares of Preferred Stock were issued or outstanding, and (v) 1,200,000 shares of Series B Junior Preferred Stock were reserved for issuance in connection with the rights issued pursuant to the Amended and Restated Rights Agreement, dated as of October 31, 1998, by and between Parent and American Stock Transfer & Trust Company, as Rights Agent. All outstanding Parent Shares are, and all Parent Shares which may be issued pursuant to this Agreement shall be when issued duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

    (b) Except as set forth in Section 5.2(a), as of the date hereof, (i) there are no bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote, (ii) other than resulting from the issuance of Parent Shares pursuant to Stock Options listed in Section 5.2(a), there are no issued, issuable, reserved for issuance or outstanding (x) shares of capital stock, equity securities or voting securities of Parent, (y) securities of Parent convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Parent,
(z) warrants, calls, options or other rights to acquire from Parent or any subsidiary, and no obligation of Parent or any subsidiary to issue, any capital stock, equity securities, voting securities or securities convertible into or exchangeable or exercisable for capital stock, equity securities or voting securities of Parent or any subsidiary, and (iii) neither Parent nor any subsidiary is a party to or bound by any agreement regarding any securities of Parent or any subsidiary, including regarding the voting (by proxy, voting trust or otherwise), issuance, repurchase, redemption, delivery, acquisition or disposition thereof.

    Section 5.3  AUTHORITY; NONCONTRAVENTION.

    (a) Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement, and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or to consummate the transactions contemplated. This Agreement has been duly executed and delivered by Parent and Sub, as applicable, and, assuming the due authorization, execution and delivery by each of the other parties thereto, constitutes the legal, valid and binding obligation of Parent and Sub, as applicable, enforceable against Parent and Sub, as applicable, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

    (b) The execution and delivery of this Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or alter the rights or obligations of any party under, or result in the creation of any Lien upon any of the properties or assets of Parent or Sub under (i) the Restated Certificate of Incorporation or Bylaws of Parent or the Certificate of Incorporation or Bylaws of Sub, (ii) any loan or credit agreement, bond, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit or license applicable to Parent or Sub or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following paragraph, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case applicable to Parent or Sub or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, termination, cancellation, acceleration, loss of benefit, alteration of rights or obligations, Liens or other occurrence that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on Parent.

    (c) No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filings with, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent and Sub of the Merger or the other transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form under the HSR Act and any applicable filings and approvals under similar foreign antitrust laws and regulations, (2) the filing with the SEC of (A) the Offer Documents and
(B) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (3) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws, (4) filings with the Nasdaq and (5) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate, is not reasonably likely to have a material adverse effect on Parent.

    Section 5.4 PARENT SEC DOCUMENTS. Parent has timely filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) with the SEC required to be filed by the Company since January 1, 1999 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later-filed SEC Document filed by Parent and publicly available prior to the date of this Agreement, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments not material in amount). Except (i) as set forth in the most recent financial statements included in the Parent SEC Documents or (ii) for liabilities incurred in connection with this Agreement, neither Parent nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect.

    Section 5.5 INFORMATION SUPPLIED. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in (i) the Schedule 14D-9 will, at the time the Schedule 14D-9 or any amendments or supplements thereto is first published, sent or given to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Offer Documents will comply in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference therein.

    Section 5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Parent SEC Documents, since December 31, 2000 there has not been any Parent Material Adverse Change or any change, fact or development which, individually or in the aggregate, is reasonably likely to result in a Parent Material Adverse Change.

    Section 5.7 LITIGATION. Except as disclosed in the Parent SEC Documents filed by the Parent and publicly available prior to the date of this Agreement, there is no suit, action or proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its subsidiaries or any of their respective properties that individually or in the aggregate, would have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against, or, to the knowledge of Parent, any action, demand, requirement or investigation by any Governmental Entity involving, Parent or any of its subsidiaries that individually or in the aggregate would have a Material Adverse Effect.

    Section 5.8 COMPLIANCE WITH LAWS. Each of Parent and its subsidiaries is in compliance with all Legal Provisions applicable to its business or operations, except for instances of possible noncompliance that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect. Each of Parent and its subsidiaries has in effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business and operations as now conducted, except for the failure to have such Permits that individually or in the aggregate is not reasonably likely to have a Material Adverse Effect. There has occurred no default under, or violation of, any such Permit, except for details under, or violations of, Permits that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect. No action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to Parent or any of its subsidiaries or any of their respective properties, is, to the knowledge of Parent, pending or threatened, other than, in each case, those the outcome of which individually or in the aggregate are not reasonably likely to have a Material Adverse Effect.

    Section 5.9 TAX MATTERS. Neither Parent nor any of its subsidiaries knows of any fact or circumstance or has taken, or failed to take, any action that could reasonably be expected to prevent the Transaction from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

    Section 5.10 INTERIM OPERATIONS OF SUB. Sub is a direct, wholly-owned subsidiary of Parent formed solely for the purpose of effecting the Transaction and has conducted no activity and has incurred no liability or obligation other than as contemplated by this Agreement.

    Section 5.11 PARENT STOCKHOLDER APPROVAL. This Agreement and the transactions contemplated hereby, including the issuance of Parent Shares pursuant to ARTICLE III hereof, does not require the approval of the holders of Parent Shares, including under NASD Rule 4350(i) or other applicable law.

    Section 5.12 BROKERS. No broker, investment banker, financial advisor or other person, other than Merrill Lynch & Co., the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisors or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

                                   ARTICLE VI
                                   COVENANTS

    Section 6.1 CONDUCT OF BUSINESS BY THE COMPANY. During the period from the date of this Agreement to the earlier of the termination of this Agreement or the Effective Time, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course of business consistent with past practice and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them with the intention that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, unless set forth in Schedule 6.1 or as otherwise expressly permitted by this Agreement, the Company shall not, and shall not permit any of its subsidiaries, without the prior written consent of Parent, to:

    (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property), in respect of, any of its capital stock, other than dividends or distributions by a direct or indirect wholly owned subsidiary of the Company to its parent,
        (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities or amend the terms of any outstanding securities (including Stock Options) or (z) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities (other than the purchase of stock pursuant to any restricted stock purchase agreement in effect prior to the date hereof);

    (ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (x) the issuance of Shares upon the exercise of Stock Options or warrants outstanding on the date hereof or upon the conversion of convertible notes outstanding on the date hereof, in each case in accordance with their terms on the date hereof, (y) the grant of options under the Company's 1999 Non-Officer Equity Incentive Plan for the issuance of over 100,000 Shares per month pursuant to the hiring of employees in the ordinary course of business, and
         (z) preferred stock purchase rights under the Rights Agreement), or any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock based performance units;

   (iii) amend its Certificate of Incorporation or Bylaws or other comparable charter or organizational documents (other than pursuant to Section 2.4 hereof);

    (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing assets of, or by any other manner, any person or division, business or equity interest of any person or (y) any assets which in the aggregate are in excess of $3,000,000 except for purchases of raw materials, equipment, supplies or investment securities in the ordinary course of business consistent with past practice;

    (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations), except sales of inventory and licensing of intellectual property rights in the ordinary course of business consistent with past practice;

    (vi) (x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice or (y) make any loans, advances or capital contributions to, or investments in, any other person in excess of $2,000,000, other than in the ordinary course of business or to or in any direct or indirect wholly owned subsidiary of the Company;

   (vii) make or agree to make any new capital expenditure or expenditures (including leases and in-licenses), or enter into any agreement or agreements providing for payments which, in the aggregate, are in excess of $3,000,000;

  (viii) (w) pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities disclosed, reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice,
         (x) cancel any indebtedness, (y) waive or assign any claims or rights of substantial value or (z) waive any benefits of, or agree to modify in any respect (A) any standstill or similar agreements to which the Company or any of its subsidiaries is a party or (B) other than in the ordinary course of business, any confidentiality or similar agreements to which the Company or any of its subsidiaries is a party;

    (ix) except in the ordinary course of business consistent with past practice, modify, amend or terminate any material contract or agreement to which the Company or any of its subsidiaries is a party;

    (x) enter into any material contracts, agreements, binding arrangements or understandings relating to the distribution, sale, license, marketing or manufacturing by third parties of the Company's or its subsidiaries' products or products licensed by the Company or its subsidiaries, other than pursuant to any such contracts, agreements, arrangements or understandings currently in place (that have been made available to Parent prior to the date hereof) in accordance with their terms as of the date hereof or in the ordinary course of business;

    (xi) enter into any other material agreement, other than contracts for the sale of the Company's or its subsidiaries' products in the ordinary course of business;

   (xii) except as otherwise set forth in this Agreement, in the ordinary course of business consistent with past practice and established guidelines and policies of the Company or as required to comply with applicable law, (A) adopt, enter into, terminate or amend in any material respect
         (I) any collective bargaining agreement or Benefit Plan or (II) any other agreement, plan or policy involving the Company or its subsidiaries, and one or more of its current or former directors, officers, consultants, or employees, (B) increase in any manner the compensation, bonus or fringe or other benefits of, or pay any bonus (other than any bonus accrued during Calendar Year 2001) to, any current or former officer, director or employee, (C) pay any benefit or amount not required under any Benefit Plan or any other benefit plan or arrangement of the Company or its subsidiaries as in effect on the date of this Agreement, (D) increase in any manner the severance or termination pay of any current or former director, officer or employee,
         (E) enter into or amend any employment, deferred compensation, consulting, severance, termination or indemnification agreement, arrangement or understanding with any current or former employee, officer or director, (F) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan (other than the grant of stock options, stock appreciation rights, performance units, restricted stock, "phantom" stock or other stock related awards which are covered by the provisions of
         Section 6.1(ii) above), or remove any existing restrictions in any Benefit Plans or agreements or awards made thereunder, (G) amend or modify any Stock Option, (H) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan, (I) take any action to accelerate the vesting of payment of any compensation or benefit under any Benefit Plan;

  (xiii) except as required by GAAP, make any change in accounting methods, principles or practices;

   (xiv) take any action that would, or that could reasonably be expected to, result in (i) a failure of the condition set forth in Section 5(e) of Annex A hereto, or (iii) any of the conditions to the Merger set forth in ARTICLE VII not being satisfied;

   (xv) transfer or license to any person or otherwise extend, amend or modify any rights to the Company Rights other than in the ordinary course of business;

   (xvi) (i) fail to file all material Tax Returns ("Post-Signing Returns") required to be filed by it (after taking into account any extensions);
         (ii) fail to timely pay all material Taxes due and payable with respect to such Post-Signing Returns that are so filed; (iii) fail to make provision for all material Taxes payable by the Company or such subsidiary for which no Post-Signing Return is due prior to the Effective Time; (iv) fail to promptly notify Parent of any action, suit, proceeding, claim or audit (collectively, "Actions") pending against or with respect to the Company or its subsidiaries in respect of any Tax where there is a reasonable possibility of a determination or decision which is reasonably likely to have a Material Adverse Effect on the Company's Tax liabilities or Tax attributes, and will not settle or compromise any such Action without Parent's prior written consent; or (v) amend any material Tax Return or make any material Tax election without Parent's prior written consent; or

  (xvii) authorize, or commit or agree to take, any of the foregoing actions.

    Section 6.2  NO SOLICITATION.

    (a) The Company shall not, nor shall it authorize or permit any of its subsidiaries, any of their respective officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other advisor or representative retained by the Company or its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any action designed or reasonably likely to facilitate, any inquiries or the making of a proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal or
(ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided, however, that if, at any time prior to the Stockholder Approval, the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that failure to do so would be reasonably likely to result in a breach of its fiduciary duties under applicable law, the Company may, in response to a Superior Proposal that was unsolicited and that did not otherwise result from a breach of this Section 6.2 and subject to providing at least one day advance written notice of its decision to take such action to Parent and compliance with Section 6.2(c), (x) furnish information with respect to the Company to the person making the Superior Proposal pursuant to a customary and reasonable confidentiality agreement no less favorable to the Company than the Confidentiality Agreement (as defined below) and
(y) participate in discussions or negotiations regarding such Superior Proposal. The Company and its subsidiaries, their respective officers, directors and employees and any investment banker, financial advisor, attorney, accountant and other advisor or representative retained by the Company or its subsidiaries shall immediately cease any existing discussions regarding any Takeover Proposal.

    (b) Neither the Company, nor the Board of Directors of the Company nor any committee thereof shall (i) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Takeover Proposal,
(iii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal, (iv) (x) redeem the Rights, (y) waive or amend any provisions of the Rights Agreement or (z) take any action with respect to, or make any determination under, the Rights Agreement, or (v) waive or fail to enforce the terms of any confidentiality or standstill agreement, in any such case to permit or facilitate a Takeover Proposal. Notwithstanding the foregoing, at any time before the acceptance for payment of Shares in the Offer, in response to a Superior Proposal which was unsolicited and which did not otherwise follow a breach of this Section 6.2, the Board of Directors of the Company may (subject to this sentence and the definition of the term "Superior Proposal") terminate this Agreement and concurrently with such termination cause the Company to enter into a definitive Acquisition Agreement with respect to such Superior Proposal (the determination of whether a proposal is a Superior Proposal to be made after consideration of any modification proposed by Parent), but only (x) at a time that is after the third business day following Parent's receipt of written notice advising Parent that the Board of Directors of the Company is prepared to accept such Superior Proposal, specifying the material terms and conditions of such Superior Proposal (including a copy of any proposed agreement) and identifying the person making such Superior Proposal (any revised proposal shall constitute a new proposal and shall require an additional three business days notice and compliance with the other matters set forth herein), (y) if requested by Parent, the Company shall have cooperated in good faith with Parent to revise the terms hereof such that the proposal is no longer a Superior Proposal and
(z) after Parent shall have received the Termination Fee (as defined below).

    (c) In addition to the obligations of the Company set forth in
Section 6.2(a) and Section 6.2(b) hereof, the Company promptly shall advise Parent orally and in writing of any request for information or of any Takeover Proposal, or any inquiry with respect to any Takeover Proposal, the material terms and conditions of such request, Takeover Proposal or inquiry, and the identity of the person making any such request, Takeover Proposal or inquiry. The Company will keep Parent informed on a prompt basis of the status and details (including amendments or proposed amendments) of any such request, Takeover Proposal or inquiry. The Company will promptly provide Parent with a copy of any written materials received from any third party with respect to any Takeover Proposal and of any materials provided to such third party. The Company shall immediately provide Parent with any such information or materials if so requested by Parent.

    (d) Nothing contained in this Section 6.2 shall prohibit the Company from
(x) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or (y) making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure to so disclose would constitute a violation of the Federal securities laws or result in breach of its fiduciary duties under applicable law.

    Section 6.3 ADVICE OF CHANGES. The Company and Parent shall promptly advise the other party orally and in writing of (i) any representation or warranty made by it (and, in the case of Parent, made by Sub) contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation of warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure of it (and, in the case of Parent, by Sub) to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement, (iii) any fact or development which would result in the failure of any condition hereto not to be satisfied, (iv) any notice or claim by any third party that its consent is or may be required pursuant to terms of a material contract in connection with the transactions contemplated hereby and (v) any communication from any governmental entity in connection with the transactions contemplated hereby.

    Section 6.4 PREPARATION OF THE FORM S-4 AND THE PROXY STATEMENT; STOCKHOLDERS MEETING.

    (a) If the Stockholder Approval is required by applicable law, as soon as practicable following the purchase of Shares pursuant to the Offer, the Company and Parent shall prepare and the Company shall file with the SEC the Proxy Statement and Parent and the Company shall prepare and Parent shall file with the SEC a post-effective amendment to the Form S-4, in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use its reasonable best efforts to have the post-effective amendment to the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after such post-effective amendment is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Parent Shares in the Merger and the Company shall furnish all information concerning the Company and the holders of Shares as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Proxy Statement. No filing of, or amendment or supplement to, the Form S-4 will be made by Parent, or the Proxy Statement will be made by the Company, without providing the other party the opportunity to review and comment thereon. Parent will advise the Company, promptly after it receives notice thereof, of the time when the post-effective amendment to the Form S-4 has become effective, the issuance of any stop order, the suspension of the qualification of Parent Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. The Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to any of the Form S-4 or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company.

    (b) If the Stockholder Approval is required by applicable law, the Company will, as soon as reasonably practicable following the purchase of Shares pursuant to the Offer, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of obtaining the Stockholder Approval. Subject to fiduciary requirements of applicable law, the Company will, through its Board of Directors, recommend to its stockholders adoption of this Agreement.

    Section 6.5  ACCOUNTANTS' LETTERS.

    (a) The Company shall use its reasonable best efforts to cause to be delivered to Parent two letters from Ernst & Young LLP, the Company's independent public accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the expiration of the Offer, each addressed to Parent and the Company, in form and substance reasonably satisfactory to Parent and PricewaterhouseCoopers LLP and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

    (b) Parent shall use its reasonable best efforts to obtain two letters from PricewaterhouseCoopers LLP, Parent's independent public accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the expiration of the Offer, each addressed to Parent and the Company, in form and substance reasonably satisfactory to the Company and Ernst & Young LLP and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

    Section 6.6 ACCESS TO INFORMATION; CONFIDENTIALITY. The Company shall afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all its properties, books, contracts, commitments, personnel and records and, during such period, the Company shall furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of United States Federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. Except as required by law, Parent will hold, and will cause its officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information received from the Company, directly or indirectly, in accordance with the Confidentiality Agreement dated as of October 10, 2001, between Parent and the Company (the "Confidentiality Agreement"). Notwithstanding the foregoing, the Company shall have no obligation to furnish trade secrets of the Company or confidential information of third parties.

    Section 6.7 REASONABLE BEST EFFORTS. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable best efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the Offer Conditions and the conditions to Closing to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties (provided that if obtaining any such consent, approval or waiver would require any action other than the payment of a nominal amount, such action shall be subject to the consent of Parent, not to be unreasonably withheld), (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby or thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, the Company and its Board of Directors shall (1) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement and (2) if any state takeover statute or similar statute becomes applicable to this Agreement, the Merger or any other transactions contemplated by this Agreement, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated by this Agreement. Nothing in this Agreement shall be deemed to require Parent to agree to, or proffer to, divest or hold separate any assets or any portion of any business of Parent, the Company or any of their respective subsidiaries, or to agree to any restrictions on the operation of its or its subsidiaries' business.

    Section 6.8  INDEMNIFICATION, EXCULPATION AND INSURANCE.

    (a) Parent agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company as provided in the Company Certificate of Incorporation, the Bylaws or any indemnification agreement between such directors or officers and the Company (in each case, as in effect on the date hereof) shall be assumed by Parent, without further action, as of the Effective Time and shall continue in full force and effect in accordance with their terms.

    (b) For six years after the Effective Time, Parent shall cause the Company to maintain in effect the Company's current officers' and directors' liability insurance in respect of acts or omissions occurring at or prior to the Effective Time, covering each person currently covered by the Company's officers' and directors' liability insurance policy (a copy of which has been heretofore delivered to Parent), on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date hereof; provided that Parent may substitute therefor policies of Parent containing terms with respect to coverage and amount no less favorable to such directors and officers; provided, however, that in satisfying its obligation under this Section 6.8(b) Parent shall not be obligated to pay premiums in excess of 150% of the amount per annum paid by the Company in its last full fiscal year; and provided further that if Parent is not able to obtain such coverage for such 150% amount, Parent shall nevertheless be obligated to provide such coverage as may be obtained for such 150% amount.

Notwithstanding the foregoing or any other provision in this Agreement, and in lieu of the other provisions of this Section 6.8(b), nothing shall be deemed to prohibit the Company or Parent from procuring such insurance coverage prior to the Effective Time, provided that the aggregate cost of such coverage shall not exceed $2,000,000.

    (c) The provisions of this Section 6.8 are (i) intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

    Section 6.9 PUBLIC ANNOUNCEMENTS. Parent and the Company will consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Offer and the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

    Section 6.10 AFFILIATES. Within 10 days after the date of this Agreement, the Company shall deliver to Parent a letter identifying all persons who may be deemed to be "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall promptly deliver to Parent an amended letter to the extent any changes are required. The Company shall use its reasonable best efforts to cause each such person to deliver to Parent at least five days prior to the initial expiration of the Offer a written agreement substantially in the form attached as Annex B hereto.

    Section 6.11 STOCK EXCHANGE LISTING. To the extent Parent does not issue treasury shares in the Merger which are already listed, Parent shall use its reasonable best efforts to cause the Parent Shares to be issued in the Merger to be approved for listing on the Nasdaq, subject to official notice of issuance, prior to the Closing Date.

    Section 6.12  TAX TREATMENT.

    (a) The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the income tax regulations promulgated under the Code. Each of Parent, Sub and the Company shall use its respective reasonable best efforts to cause the Transaction to qualify, and shall use its respective reasonable best efforts not to take any action, fail to take any action, or cause or permit any action to be taken or to fail to be taken that could reasonably be expected to prevent the Transaction from qualifying, as a reorganization within the meaning of
Section 368(a) of the Code.

    (b) Unless otherwise required pursuant to a "determination" within the meaning of Section 1313(a) of the Code, each of Parent, Sub and the Company shall report the Transaction as a reorganization within the meaning of
Section 368(a) of the Code.

    (c) The parties hereto shall cooperate and use their reasonable best efforts in order for Parent to obtain opinions of Dewey Ballantine LLP, special counsel to Parent, and the Company to obtain opinions of Latham & Watkins, special counsel to the Company, dated as of the date of the preliminary prospectus included in the Form S-4 and dated as of the date of the expiration of the Offer, to the effect that the Transaction will qualify as a reorganization within the meaning of Section 368(a) of the Code. In connection therewith both Parent (together with Sub) and the Company shall deliver to such counsel representation letters, dated and executed as of the dates of such opinions, in form and substance satisfactory to such counsel. In rendering such opinions, counsel shall be entitled to rely upon assumptions and representations reasonably satisfactory to such counsel, including representations set forth in such representation letters.

    Section 6.13 STOCKHOLDER LITIGATION. The Company shall give Parent the opportunity to participate in the defense of any stockholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement. The Company shall not settle any such litigation without the consent of Parent, which consent shall not be unreasonably withheld.

    Section 6.14 RIGHTS AGREEMENT. The Board of Directors of the Company shall take all further action (in addition to that referred to in Section 4.22 hereof) requested in writing by Parent in order to render the rights (the "Rights") issued pursuant to the Rights Agreement inapplicable to the Offer and the Merger and the other transactions contemplated by this Agreement. Except as provided above with respect to the Merger and the other transactions contemplated by this Agreement, the Board of Directors of the Company shall not, without the prior written consent of Parent, (a) amend the Rights Agreement or (b) take any action with respect to, or make any determination under, the Rights Agreement, including a redemption of the Rights or any action to facilitate a Takeover Proposal.

    Section 6.15 EMPLOYEE BENEFITS. As soon as practicable after the Effective Time (the "Benefits Date"), Parent shall provide, or cause to be provided, employee benefits to employees of the Company that are no less favorable in the aggregate to those made generally available to similarly situated employees of the Parent. From the Effective Time to the Benefits Date, the Parent shall provide or cause to be provided, the employee benefits of the Company provided to employees of the Company as of the date hereof (other than any Benefit Plan providing for equity compensation). Notwithstanding the foregoing, for a period of one year following the Effective Time, Parent shall continue the severance policy as set forth on Schedule 6.15 to employees of the Company who continue to be employed by Parent or any of its subsidiaries following the Effective Time. Each Company employee who continues to be employed by Parent or any of its subsidiaries immediately following the Effective Time shall, to the extent permitted by law and applicable tax qualification requirements, and subject to any generally applicable break in service or similar rule, receive credit for all services with the Company for all purposes, including without limitation, for eligibility to participate and vesting under any plans of the Parent for years of service with the Company or its subsidiaries (or, if applicable, predecessor entities) prior to the Effective Time. Parent shall cause any and all pre-existing condition (or actively-at-work or similar) limitations, eligibility waiting periods and evidence of insurability requirements under any group health plans to be waived with respect to the Company participants in such plans and their eligible dependents and shall provide them with credit for any co-payments, deductibles, offsets (or similar payments) prior to the Effective Time for purposes of satisfying any applicable deductible, out-of-pocket, or similar requirements under any Parent plans in which they are eligible to participate after the Effective Time.

    Section 6.16 FIRPTA. The Company shall (i) furnish to Parent, at the expiration of the Offer and immediately prior to the Effective Time, a certification in accordance with Treas. Reg.
Section 1.1445-2(c)(3)(i) certifying that stock in the Company is not a U.S. real property interest because the Company is not and has not been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code (in such form as may be reasonably requested by Parent) and (ii) timely deliver to the Internal Revenue Service the notification required under Treas. Reg. Section 1.897-2(h)(2).

    Section 6.17 SECTION 16 MATTERS. Prior to the expiration date of the Offer, Parent and the Company shall take all such reasonable steps as may be required by applicable SEC "no-action" letters (to the extent permitted under applicable law) to cause any dispositions of Shares or acquisitions of Parent Shares (including derivative securities with respect to Parent Shares) resulting from the transactions contemplated by Article I and Article II of this Agreement by each individual who is subject to the reporting requirements of
Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

                                  ARTICLE VII
                              CONDITIONS PRECEDENT

    Section 7.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

    (a) STOCKHOLDER APPROVAL. If required under the DGCL, the Stockholder Approval shall have been obtained.

    (b) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other judgment, action or order issued by any court of competent jurisdiction or governmental agency or other statute, law, rule, legal restraint or prohibition (collectively, "Restraints") shall be in effect preventing the consummation of the Merger; provided, however, that each of the parties hereto shall use its reasonable best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

    (c) EXCHANGE OF COMPANY SHARES. Parent or any of its affiliates shall have purchased Shares pursuant to the Offer.

    (d) EFFECTIVENESS OF S-4. If the Stockholder Approval is required under applicable law, the post-effective amendment to the Form S-4 referenced in
Section 6.4 shall have been declared effective and shall not be the subject of any stop order or proceedings seeking a stop order.

    (e) NASDAQ LISTING. The Parent Shares to be issued in the Merger shall have been approved for listing on the Nasdaq National Market System, subject to official notice of issuance.

                                  ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER

    Section 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Appointment Time, whether before or after approval of the terms of this Agreement by the stockholders of the Company:

    (a) by mutual written consent of Parent and the Company;

    (b) by either Parent or the Company:

        (i) if (x) the Offer shall have expired without the acceptance for payment of Shares thereunder or (y) Sub shall not have accepted for payment any Shares pursuant to the Offer prior to May 31, 2002, provided, however, that the right to terminate this Agreement pursuant to this (b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of any such condition or if the failure of such condition results from facts or circumstances that constitute a breach of representation or warranty under this Agreement by such party; or

        (ii) if any Restraint applicable to the Offer, the Merger or the other transactions contemplated by this Agreement shall have become final and nonappealable;

    (c) by Parent upon the occurrence of any event set forth in paragraph (d) of Annex A to this Agreement;

    (d) by Parent prior to the purchase of Shares pursuant to the Offer if the Company shall have breached or failed to perform in any material respect any representation, warranty, covenant or other agreement contained in this Agreement that (i) would give rise to the failure of a condition set forth in
Section 5(e) or (f) of Annex A and (ii) cannot be or has not been cured within 10 business days after the giving of written notice to the Company;

    (e) by the Company prior to the purchase of Shares pursuant to the Offer if Parent shall have breached or failed to perform in any material respect any representation, warranty, covenant or other agreement contained in this Agreement that (i) would give rise to the failure of a condition set forth in
Section 5(e) or (f) of Annex A (assuming, for the purposes of this clause (i), the word "Parent" replaced the words "the Company" in such Sections and the reference in Section 5(e) to Section 8.1(d) were instead a reference to this
Section 8.1(e)) and (ii) cannot be or has not been cured within 10 business days after the giving of written notice to the Company; or

    (f) by the Company in accordance with Section 6.2(b), provided that it has complied with all provisions thereof, including the notice provisions therein, and that it has paid Parent the Termination Fee in accordance with the terms of this Agreement.

    Section 8.2 EFFECT OF TERMINATION. In the event of a termination of this Agreement by either the Company or Parent as provided in Section 8.1, other than with respect to the provisions of Section 8.5, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub or the Company or their respective officers or directors, provided, however, that nothing herein shall relieve any party for liability for any willful breach hereof.

    Section 8.3 AMENDMENT. This Agreement may be amended by the parties hereto, by duly authorized action taken, at any time before or after obtaining the Company Stockholder Approval, but, after the purchase of Shares pursuant to the Offer, no amendment shall be made which changes the amount or kind of Merger Consideration or any of the terms or conditions of this Agreement if such alteration or change would adversely affect the rights of the holders of any Shares, and, after the Stockholder Approval, no amendment shall be made which by law requires further approval by such stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    Section 8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, subject to Section 8.3 and Article I, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

    Section 8.5  EXPENSES.

    (a) Except as otherwise provided in this Section 8.5, each party shall bear its own expenses in connection with the transactions contemplated by this Agreement, provided that each of Parent and the Company shall bear and pay one-half of (i) the costs and expenses incurred in connection with filing, printing and mailing the Proxy Statement and the Form S-4 and (ii) the filing fees for the premerger notification and report forms under the HSR Act and any similar foreign antitrust laws.

    (b) If (i) following the time a third party Takeover Proposal shall have been publicly announced, this Agreement is terminated pursuant to
Section 8.1(b)(i) [no Shares purchased in Offer] and within 12 months of termination the Company enters into an acquisition agreement with respect to a Takeover Proposal or Takeover Proposal is consummated, (ii) following the time a third party Takeover Proposal shall have been publicly announced, this Agreement is terminated pursuant to 8.1(d) [Company breach] due to a willful and material breach by the Company or any subsidiary and within six months of termination the Company enters into an acquisition agreement with respect to a Takeover Proposal or Takeover Proposal is consummated, (iii) this Agreement is terminated pursuant to Section 8.1(c) [change of recommendation], or (iv) this Agreement is terminated pursuant to Section 8.1(f) [Superior

Proposal], then the Company shall pay to Parent a fee of $51 million (the "Termination Fee") by wire transfer of immediately available funds. Such fee shall be paid prior to termination in the case of clause (iv) and within one business day of termination otherwise. The Company acknowledges that the agreements contained in this Section 8.5(b) are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, Parent would not enter into this Agreement. Accordingly, if the Company fails to pay the amount due pursuant to this Section 8.5(b) when it is required to be paid, and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the fee set forth in this
Section 8.5(b), the Company shall pay to Parent its costs and expenses (including attorneys' fees) in connection with such suit, including any costs of collection, together with interest on the amount of the fee at the publicly announced prime rate of Citibank, N.A. in effect on the date such fee was required to be paid.

                                   ARTICLE IX
                               GENERAL PROVISIONS

    Section 9.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

    Section 9.2 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given, and shall be effective, upon receipt, if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    if to Parent or Sub, to:

    MedImmune, Inc.
    35 West Watkins Mill Road
    Gaithersburg, Maryland 20878

    with a copy to:

    Dewey Ballantine LLP
    1301 Avenue of the Americas
    New York, New York 10019
    Telephone: (212) 259-8000
    Telecopier: (212) 259-6333
    Attention: Frederick W. Kanner
            Richard D. Pritz

    if to the Company, to:

    Aviron
    297 North Bernardo Avenue
    Mountain View, California 94043

    with a copy to:

    Latham & Watkins
    135 Commonwealth Drive
    Menlo Park, California 94015
    Telephone: (650) 328-4600
    Telecopier: (650) 463-2600
    Attention: Alan C. Mendelson

    Section 9.3  DEFINITIONS.  For purposes of this Agreement:

    (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

    (b) "business day" means any day other than Saturday, Sunday or any other day on which banks are legally permitted to be closed in New York;

    (c) "FM" means the frozen formulation of FluMist for which the Company submitted a Biologics License Application to the FDA in October 2000 and the liquid formulation of FluMist which is currently being tested by Wyeth;

    (d) "knowledge" of (x) the Company means the knowledge of the persons listed on Schedule 9.3(a)(x), and (y) Parent means the knowledge of persons listed on
Schedule 9.3(a)(y);

    (e) "Material Adverse Change" or "Material Adverse Effect", as used with respect to the Company or Parent, as the case may be, means any change, effect, event, occurrence or state of facts, individually or together with all other changes, effects, events, occurrences or states of fact, that is or is reasonably likely to be materially adverse to the business, financial condition or results of operations of such entity and its subsidiaries, taken as a whole, other than any change or condition relating to the economy or securities markets in general or the industry in which the Company or Parent, as the case may be, operates;

    (f) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

    (g) a "subsidiary" of any person means, with respect to such person, any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity;

    (h) "Superior Proposal" means any bona fide proposal made by a third party
(i) to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the outstanding Shares (assuming the exercise or conversion of all outstanding options, warrants, rights and convertible securities) or all or substantially all the assets of the Company and its subsidiaries taken as a whole, (ii) that is on terms which the Board of Directors of the Company determines in its good faith judgment (after receiving advice from a financial advisor of nationally recognized reputation) to be more favorable to the Company and its stockholders from a financial point of view than the Merger after taking into account the terms of this Agreement (including any amendment that may be proposed by Parent), (iii) which is reasonably capable of being consummated and
(iv) for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of the Company, is reasonably capable of being obtained on a prompt basis by such third party; and

    (i) "Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business or assets that constitute 15% or more of the net revenues, net income or the assets of the Company or its subsidiaries, taken as a whole, or 15% or more of any class of equity securities of the Company or its subsidiaries or any tender offer, exchange offer or other transaction that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of the Company or any of its subsidiaries or any merger, consolidation, business combination, recapitalization, liquidation or dissolution or any similar transaction involving the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement.

    Section 9.4 INTERPRETATION. When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". References to "contracts" shall include references to agreements, obligations, commitments, arrangements or understandings. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

    Section 9.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

    Section 9.6 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and the Confidentiality Agreement and (b) except for the provisions of Section 6.8, are not intended to confer upon any person other than the parties any rights or remedies.

    Section 9.7 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

    Section 9.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. Any assignment contrary to the provisions of this Section 9.8 shall be void.

    Section 9.9 ENFORCEMENT. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in any state court in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or of any state court located in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement,
(b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Federal court located in the State of Delaware or a state court located in the State of Delaware (other than to enforce the judgment of such court). EACH OF PARENT, SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, SUB AND THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

    Section 9.10 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

    Section 9.11 MUTUAL DRAFTING. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

    IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                                       MEDIMMUNE, INC.

                                                       By:  /s/ DAVID M. MOTT
                                                            -----------------------------------------
                                                            David M. Mott
                                                            Chief Executive Officer

                                                       APPLE MERGER CORP.

                                                       By:  /s/ DAVID M. MOTT
                                                            -----------------------------------------
                                                            David M. Mott
                                                            Chief Executive Officer

                                                       AVIRON

                                                       By:  /s/ C. BOYD CLARKE
                                                            -----------------------------------------
                                                            C. Boyd Clarke
                                                            President and Chief Executive Officer

                                                                         ANNEX A

                            CONDITIONS TO THE OFFER

    Notwithstanding any other term of the Offer, subject to the terms of the Merger Agreement, Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Sub's obligation to pay for or return tendered Shares after the termination or withdrawal of the Offer), to pay for any Shares tendered pursuant to the Offer if immediately prior to the expiration of the Offer (1) there shall not have been validly tendered a majority of the outstanding Shares (assuming the exercise or conversion of all outstanding options, warrants, rights and convertible securities which are exercisable or convertible prior to the Merger) (the "Minimum Condition"), (2) any applicable waiting period under the HSR Act and any other applicable antitrust law shall not have expired or been terminated, (3) the Form S-4 shall not have become effective under the Securities Act or shall be the subject of any stop order or proceedings seeking a stop order, (4) the Parent Shares to be issued in the Offer shall not have been approved for listing on the Nasdaq, subject to official notice of issuance or (5) at any time on or after the date of the Merger Agreement and prior to the Expiration Date, any of the following conditions exists:

    (a) there shall be entered, threatened, instituted, pending or issued by any Governmental Entity any suit, action, proceeding, judgment or decree
(i) challenging the acquisition by Parent or Sub of any Shares under the Offer, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company and its subsidiaries taken as a whole,
(ii) seeking to prohibit or materially limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of a material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, or to compel the Company and its subsidiaries, taken as a whole or Parent to dispose of or hold separate any material portion of the business or assets of the Company or Parent and its subsidiaries, taken as a whole, in each case as a result of the Offer or any of the other transactions contemplated by this Agreement, (iii) seeking to impose material limitations on the ability of Parent or Sub to acquire or hold, or exercise full rights of ownership of, any Shares to be accepted for payment pursuant to the Offer including, without limitation, the right to vote such Shares on all matters properly presented to the stockholders of the Company,
(iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect any material portion of the business or operations of the Company or its subsidiaries or (v) which otherwise is reasonably likely to have a Material Adverse Effect on the Company;

    (b) there shall be any statute, law, ordinance, rule, regulation, judgment, order or decree enacted, entered, enforced, promulgated or deemed applicable to the Offer or the Merger, by any Governmental Entity, other than the routine application to the Offer or the Merger of applicable waiting periods under the HSR Act, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

    (c) there shall have occurred any Material Adverse Effect with respect to the Company;

    (d) (i) the Board of Directors of the Company or any committee thereof shall have (x) withdrawn or modified in a manner adverse to Parent or Sub its approval or recommendation of the Offer or the Merger or its adoption of this Agreement,
(y) approved or recommended or taken a neutral position with respect to any Takeover Proposal, (z) failed to reaffirm its recommendation of the Offer or the Merger or its adoption of this Agreement within ten business days of being requested by Parent to do so or (ii) the Board of Directors of the Company or any committee thereof shall have resolved to take any of the foregoing actions;

    (e) any of the representations and warranties of the Company set forth in this Agreement shall not be true and correct in all respects (without regard for any Material Adverse Effect, materiality or similar qualifiers), except where the failures to be true and correct would not, in the aggregate, have a Material Adverse Effect on the Company, or the representations and warranties set forth in Section 4.23 [FM] of the Merger Agreement shall not be true and correct in all respects, in each case at the date of the Merger Agreement and as of the expiration of the Offer (as though made as of such date, except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date);

    (f) the Company shall have failed to perform or comply, in all material respects, with any agreement, obligation or covenant to be performed or complied with by it under the Merger Agreement;

    (g) the Agreement shall have been terminated in accordance with its terms or Parent and the Company shall have agreed that Sub terminate the Offer or postpone the acceptance for payment of Shares thereunder; or

    (h) either Parent or the Company shall have failed to receive, as of the date of the preliminary prospectus included in the Form S-4, the opinion which such Party is to obtain as of such date as described in Section 6.13(c) of the Merger Agreement, or, as of the date of the expiration of the Offer, the opinion which such Party is to obtain as of such date as described in Section 6.13(c) of the Merger Agreement (collectively, the "Tax Opinion Condition").

    Except for the Tax Opinion Condition and the conditions set forth in paragraphs (1), (2), (3) and (4), none of which shall be waived without the prior written consent of the Company, the foregoing conditions are for the sole benefit of Parent and Sub and may, subject to the terms of the Merger Agreement, be waived by Parent and Sub in whole or in part at any time and from time to time in their reasonable discretion. The failure by Parent or Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

    Terms used but not defined herein shall have the meanings assigned to such terms in the Agreement to which this Annex A is a part.

                                                                         ANNEX B

                          FORM OF AFFILIATE AGREEMENT

                                            , 2001

MedImmune, Inc.
35 West Watkins Mill Road
Gaithersburg, Maryland 20878

Ladies & Gentlemen:

    I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Aviron, a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of Rule 145 under the Securities Act of 1933 (the "Act"). I have been further advised that pursuant to the terms of the Agreement and Plan of Merger, dated as of December 2, 2001 (the "Merger Agreement"), among MedImmune, Inc., a Delaware corporation ("Parent"), a subsidiary of Parent ("Sub"), and the Company, Sub shall commence an offer to exchange shares of common stock of Parent ("Parent Shares") for shares of common stock of the Company ("Shares") and, following the consummation of the offer, Sub shall be merged with the Company and each remaining Share shall be converted into the right to receive Parent Shares (the offer and the merger are sometime referred to as the "Transaction"), all as set forth in the Merger Agreement, and that as a result of the Transaction, I may receive Parent Shares in exchange for Shares owned by me. Nothing herein shall constitute an admission that I am an affiliate of the Company.

    I hereby represent, warrant and covenant to Parent that in the event I receive any Parent Shares as a result of the Transaction:

    a. I shall not make any sale, transfer or other disposition of Parent Shares or any interests therein in violation of the Act or the rules and regulations thereunder.

    b. I have carefully read this letter and the Merger Agreement and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Parent Shares or any interests therein to the extent I believed necessary with my counsel or counsel for the Company.

    c. I have been advised that the issuance of Parent Shares to me pursuant to the Transaction will be registered under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since I may be deemed to have been an affiliate of the Company and the distribution by me of the Parent Shares has not been registered under the Act, I may not sell, transfer or otherwise dispose of Parent Shares issued to me in the Transaction unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated under the Act and I have presented Parent with such evidence of conformity as it may reasonably request, or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

    d. I understand that appropriate legends referencing the Act and this letter may be placed on the certificates representing the Parent Shares issued to me in the Transaction and that such legends will be removed when, in the reasonable judgment of Parent, they are no longer required for purposes of the Act.

    e. I understand that Parent is under no obligation to register the sale, transfer or other disposition of Parent Shares by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

                                          Very truly yours,

              ------------------------------------------------------------------
                                          Name:

Accepted this   day of

MEDIMMUNE, INC.

By:
      ------------------------
      Name:
      Title:

    Facsimile copies of the letter of transmittal, properly completed and duly executed, will be accepted. The letter of transmittal, share certificates and any other required documents should be sent or delivered by each stockholder of Aviron or such stockholder's broker, dealer, commercial bank, trust company or other nominee to the exchange agent, at the applicable address set forth below:

                        The Exchange Agent for the Offer is:
                    AMERICAN STOCK TRANSFER & TRUST COMPANY
                                 59 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                                 (800) 937-5449
                               OR (718) 921-8200

    Any questions or requests for assistance or additional copies of this preliminary prospectus, the letter of transmittal, the notice of guaranteed delivery and the other exchange offer materials may be directed to the information agent or the dealer manager at its address and telephone number set forth below. Stockholders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the offer.

                      The Information Agent for the Offer is:

                        [MACKENZIE PARTNERS, INC. LOGO]
                                156 FIFTH AVENUE
                            NEW YORK, NEW YORK 10010
                         CALL COLLECT AT (212) 929-5500
                         OR TOLL-FREE AT (800) 322-2885

                        The Dealer Manager for the Offer is:

                              MERRILL LYNCH & CO.
                          FOUR WORLD FINANCIAL CENTER
                            NEW YORK, NEW YORK 10080
                         (609) 274-3066 (CALL COLLECT)

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

    Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of
Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; the indemnification provided for by
Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

    MedImmune provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including liabilities under Securities Act of 1933.

    Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for a transaction from which the director derived an improper personal benefit. Article EIGHTH of MedImmune's Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


       EXHIBIT
         NO.            DESCRIPTION
---------------------   -----------
         2.1            Agreement and Plan of Merger, dated as of December 2, 2001, among MedImmune, Inc., Apple Merger Corp. and Aviron
                        (included as Annex B hereto).

         3.1            Restated Certificate of Incorporation of MedImmune, Inc. is
                        incorporated herein by reference to Exhibit 3.1 to
                        MedImmune, Inc.'s Annual Report on Form 10-K for the year
                        ended December 31, 2000.

         3.2            Bylaws of MedImmune, Inc. are incorporated herein by
                        reference to Exhibit 3.2 to MedImmune, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

         5.1 Opinion of Dewey Ballantine LLP as to the validity of the shares being issued.

         8.1            Tax opinion of Dewey Ballantine LLP.

         8.2            Tax opinion of Latham & Watkins.

        23.1            Consent of PricewaterhouseCoopers LLP.*

        23.2            Consent of Ernst & Young LLP as to Aviron.*

        23.3            Consent of Ernst & Young LLP as to U.S. Bioscience, Inc.*

        23.4 Consent of Dewey Ballantine LLP (included in Exhibit 5.1 hereto).

        23.5 Consent of Dewey Ballantine LLP (included in Exhibit 8.1 hereto).

        23.6 Consent of Latham & Watkins (included in Exhibit 8.2 hereto).

        24.1            Powers of Attorney (included on the Signature Page of this
                        Registration Statement).

        99.1            Letter of Transmittal.

        99.2            Notice of Guaranteed Delivery.

        99.3            Letter to Brokers, Dealers, Commercial Banks, Trust
                        Companies and Other Nominees.

        99.4            Letter to Clients for use by Brokers, Dealers, Commercial
                        Banks, Trust Companies and Other Nominees.

        99.5            Guidelines for Certification of Taxpayer Identification
                        Number on Substitute Form W-9.

        99.6            Press release dated December 3, 2001 (incorporated by
                        reference to the filing by MedImmune, Inc. under Rule 425 on
                        December 3, 2001).

        99.7            Summary Advertisement as published in the Wall Street
                        Journal on December 11, 2001 (incorporated by reference to the filing by MedImmune, Inc. under Rule 425 on December 11, 2001).*


------------------------


*   Filed herewith.



    Except as otherwise indicated, all exhibits were previously filed with this Registration Statement on December 10, 2001.

ITEM 22. UNDERTAKINGS.

    - The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    - The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    - The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    - Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    - The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    - The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on January 3, 2002.


                                                       MEDIMMUNE, INC.

                                                       By:              /s/ DAVID M. MOTT
                                                            -----------------------------------------
                                                                          David M. Mott
                                                                   Chief Executive Officer and
                                                                    Vice Chairman of the Board


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                   TITLE                     DATE
                      ---------                                   -----                     ----
                                                       Chairman of the Board and
     -------------------------------------------         the Executive Committee
              Wayne T. Hockmeyer, Ph.D.

                                                       Chief Executive Officer and
                  /s/ DAVID M. MOTT                      Vice Chairman of the
     -------------------------------------------         Board (Principal              January 3, 2002
                    David M. Mott                        Executive Officer)

                          *                            President, Chief Operating
     -------------------------------------------         Officer and Director          January 3, 2002
                   Melvin D. Booth

                                                       Senior Vice President and
                          *                              Chief Financial Officer
     -------------------------------------------         (Principal Financial          January 3, 2002
                 Gregory S. Patrick                      Officer and Principal
                                                         Accounting Officer)

                          *                            Executive Vice President,
     -------------------------------------------         Medical Director and          January 3, 2002
             Franklin H. Top, Jr., M.D.                  Director

                          *                            Director
     -------------------------------------------                                       January 3, 2002
               M. James Barrett, Ph.D.

                      SIGNATURE                                   TITLE                     DATE
                      ---------                                   -----                     ----
                          *                            Director
     -------------------------------------------                                       January 3, 2002
              James H. Cavanaugh, Ph.D.

                                                       Director
     -------------------------------------------
              Barbara Hackman Franklin

                          *                            Director
     -------------------------------------------                                       January 3, 2002
                  Lawrence C. Hoff

                          *                            Director
     -------------------------------------------                                       January 3, 2002
                  Gordon S. Macklin



*By:  /s/ DAVID M. MOTT
      --------------------------------------
      David M. Mott, ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


       EXHIBIT
         NO.                                    DESCRIPTION
---------------------                           -----------
         2.1            Agreement and Plan of Merger, dated as of December 2, 2001, among MedImmune, Inc, Apple Merger Corp. and Aviron
                        (included as Annex B hereto).

         3.1            Restated Certificate of Incorporation of MedImmune, Inc. is
                        incorporated herein by reference to Exhibit 3.1 to
                        MedImmune, Inc.'s Annual Report on Form 10-K for the year
                        ended December 31, 2000.

         3.2            Bylaws of MedImmune, Inc. are incorporated herein by
                        reference to Exhibit 3.2 to MedImmune, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

         5.1 Opinion of Dewey Ballantine LLP as to the validity of the shares being issued.

         8.1            Tax opinion of Dewey Ballantine LLP.

         8.2            Tax opinion of Latham & Watkins.

        23.1            Consent of PricewaterhouseCoopers LLP.*

        23.2            Consent of Ernst & Young LLP as to Aviron.*

        23.3            Consent of Ernst & Young LLP as to U.S. Bioscience, Inc.*

        23.4 Consent of Dewey Ballantine LLP (included in Exhibit 5.1 hereto).

        23.5 Consent of Dewey Ballantine LLP (included in Exhibit 8.1 hereto).

        23.6 Consent of Latham & Watkins (included in Exhibit 8.2 hereto).

        24.1            Powers of Attorney (included on the Signature Page of this
                        Registration Statement).

        99.1            Letter of Transmittal.

        99.2            Notice of Guaranteed Delivery.

        99.3            Letter to Brokers, Dealers, Commercial Banks, Trust
                        Companies and Other Nominees.

        99.4            Letter to Clients for use by Brokers, Dealers, Commercial
                        Banks, Trust Companies and Other Nominees.

        99.5            Guidelines for Certification of Taxpayer Identification
                        Number on Substitute Form W-9.

        99.6            Press release dated December 3, 2001 (incorporated by
                        reference to the filing by MedImmune, Inc. under Rule 425 on
                        December 3, 2001).

        99.7            Summary Advertisement as published in the Wall Street
                        Journal on December 11, 2001 (incorporated by reference to the filing by MedImmune, Inc. under Rule 425 on December 11, 2001).*


------------------------


*   Filed herewith



    Except as otherwise indicated, all exhibits were previously filed with this Registration Statement on December 10, 2001.